Exhibit 10.25

Execution Version

LOAN AND SECURITY AGREEMENT

DATED AS OF JANUARY 6, 2005

between

ROCKY SHOES & BOOTS, INC.,
LIFESTYLE FOOTWEAR, INC.,
EJ FOOTWEAR LLC,
HM LEHIGH SAFETY SHOE CO. LLC,
GEORGIA BOOT LLC,
DURANGO BOOT COMPANY LLC,
NORTHLAKE BOOT COMPANY LLC,
LEHIGH SAFETY SHOE CO. LLC,
GEORGIA BOOT PROPERTIES LLC,
and
LEHIGH SAFETY SHOE PROPERTIES LLC,
as Borrowers,

GMAC COMMERCIAL FINANCE LLC,
as Agent and as Lender, and

The Financial Institution(s) Listed
on the Signature Pages Hereof,
as Lenders

i

		(4) Prepayments from Issuance of Securities	37
		(5) Prepayments from Tax Refunds	38
		(6) Prepayments from Collateral Assignment	38
		(7) Change of Control	38
	(C)	Voluntary Prepayments and Repayments	38
	(D)	Payments on Business Days	39
	(E)	Application of Prepayment Proceeds	39
2.5.	Term of this Agreement		39
2.6.	Statements		39
2.7.	Grant of Security Interest		40
	(A)	Grant of Liens in the Collateral	40
	(B)	Loan Parties Remain Liable	40
2.8.	Yield Protection		40
	(A)	Capital Adequacy and Other Adjustments	40
	(B)	Increased LIBOR Funding Costs	41
2.9.	Taxes		41
	(A)	No Deductions	41
	(B)	Changes in Tax Laws	41
	(C)	Foreign Lenders	42
2.10.	Required Termination and Prepayment		42
2.11.	Optional Prepayment/Replacement of Lenders		43
	(A)	Replacement of an Affected Lender	43
	(B)	Prepayment of an Affected Lender	43
2.12.	Compensation		43
2.13.	Booking of LIBOR Loans		44
2.14.	Assumptions Concerning Funding of LIBOR Loans		44
2.15.	Endorsement; Insurance Claims		44
SECTION 3.	CONDITIONS TO LOANS		44
	(A)	Closing Deliveries	44
	(B)	Security Interests	45
	(C)	Closing Date Availability	45
	(D)	Representations and Warranties	45
	(E)	Fees	45
	(F)	No Default	45
	(G)	Performance of Agreements	45
	(H)	No Prohibition	45
	(I)	No Litigation	45
	(J)	Term Note B Investment	46
	(K)	Acquisition	46
	(L)	Total Leverage Ratio	46
SECTION 4.	REPRESENTATIONS, WARRANTIES OF THE LOAN PARTIES		46
4.1.	Representations and Warranties of Loan Parties		46
	(A)	Organization and Power	46
	(B)	Principal Business	47
	(C)	Financial Statements and Financial Projections	47
	(D)	Capitalization and Related Matters	48

	(E)	Subsidiaries	49
	(F)	Authorization; No Breach	49
	(G)	Governmental Approvals	49
	(H)	Enforceability	49
	(M)	No Material Adverse Change	49
	(J)	Litigation	49
	(K)	Compliance with Laws	50
	(P)	Environmental Protection	50
	(M)	Legal Investments; Use of Proceeds	51
	(N)	Taxes	51
	(O)	Labor and Employment	51
	(P)	Investment Company Act; Public Utility Holding Company Act	52
	(Q)	Properties; Security Interests	52
	(R)	Intellectual Property; Licenses	52
	(S)	Solvency	53
	(T)	Complete Disclosure	53
	(U)	Side Agreements	53
	(V)	Broker’s or Finder’s Commissions	54
	(W)	Material Contracts	54
	(X)	Foreign Assets Control Regulations, Etc.	54
	(Y)	Parent SEC Reports	54
	(Z)	Current Business Practices	55
4.2.	Absolute Reliance on the Representations and Warranties		55
SECTION 5.	COVENANTS		56
5.1.	Affirmative Covenants		56
	(A)	Existence	56
	(B)	Businesses and Properties; Compliance with Laws	56
	(C)	Insurance	57
	(D)	Obligations and Taxes	57
	(E)	Financial Statements; Reports	57
	(F)	Litigation and Other Notices	60
	(G)	Environmental Matters	61
	(H)	Default; Material Occurrences	61
	(I)	ERISA	62
	(J)	Maintaining Records; Access to Premises and Inspections	62
	(K)	Other Reports	62
	(L)	Patriot Act Compliance	62
	(M)	SEC Filings; Press Release	62
5.2.	Negative Covenants		63
	(A)	Indebtedness	63
	(B)	Negative Pledge; Liens	64
	(C)	Contingent Liabilities	66
	(D)	Intentionally Omitted	66
	(E)	Mergers, etc.	66
	(F)	Affiliate Transactions	66
	(G)	Dividends	67

	(H)	Advances, Investments and Loans	67
	(I)	Use of Proceeds	69
	(J	Press Release; Public Offering Materials	69
	(K)	Amendment of Charter Documents	69
	(L)	Subsidiaries	69
	(M)	Business	70
	(N)	Fiscal Year; Accounting	70
	(O)	Establishment of New or Changed Business Locations	70
	(P)	Business Practices	70
	(Q)	Sale or Discount of Receivables	70
	(R)	Changes Relating to Note Purchase Documents; Prepayments	70
5.3.	Financial Covenants		71
	(A)	Fixed Charge Coverage	71
	(B)	Total Leverage	71
	(C)	Minimum EBITDA	72
	(D)	Senior Leverage Ratio	72
	(E)	Capital Expenditures	73
	(F)	Undrawn Availability	73
SECTION 6.	ADDITIONAL REPRESENTATIONS AND COVENANTS		73
6.1.	Representations		73
	(A)	Accounts Warranties and Covenants	73
	(B)	Inventory Warranties and Covenants	74
	(C)	Equipment Warranties and Covenants	75
	(D)	Chattel Paper Warranties and Covenants	75
	(E)	Instruments Warranties and Covenants	75
	(F)	Investment Property Warranties and Covenants	75
	(G)	Letters of Credit Warranties and Covenants	76
	(H)	General Intangibles Warranties and Covenants	76
	(I)	Intellectual Property Covenants	76
	(J)	Commercial Tort Claims Warranties and Covenants	77
	(K)	Deposit Accounts; Bank Accounts Warranties and Covenants	77
	(L)	Bailees	77
	(M)	Collateral Description; Use of Collateral	77
	(N)	Collateral Filing Requirements; Collateral Records	78
	(O)	Federal Claims	78
	(P)	Agent Authorized	78
	(Q)	Names and Locations	78
	(R)	Additional Mortgaged Property	79
	(S)	Disclosure of Material Matters	79
6.2.	Access to Accountants and Management.		79
6.5.	Amendment of Schedule		79
6.4.	Collection of Accounts and Payments		79
6.6.	Further Assurances		80
SECTION 7.	DEFAULT, RIGHTS AND REMEDIES		80
7.1.	Event of Default		80
	(A)	Payment	80

	(B)	Default in Other Agreements	80
	(C)	Breach of Certain Provisions	81
	(D)	Breach of Warranty	81
	(E)	Other Defaults Under Loan Documents	81
	(F)	Change in Control	81
	(G)	Involuntary Bankruptcy; Appointment of Receiver, etc.	81
	(H)	Voluntary Bankruptcy; Appointment of Receiver, etc.	81
	(I)	Liens	82
	(J)	Judgment and Attachments	82
	(K)	Dissolution	82
	(L)	Solvency	82
	(M)	Injunction	82
	(N)	Invalidity of Loan Documents	82
	(O)	Failure of Security	82
	(P)	Damage, Strike, Casualty	82
	(Q)	Licenses and Permits	83
	(R)	Forfeiture	83
7.2.	Suspension of Commitments		83
7.3.	Acceleration		83
7.4.	Remedies		84
7.5.	Appointment of Attorney-in-Fact		84
7.6.	Limitation on Duty of Agent and Lenders with Respect to Collateral		85
7.7.	Application of Proceeds		85
7.8.	License of Intellectual Property		85
7.9.	Waivers; Non-Exclusive Remedies		85
SECTION 8.	GUARANTY		86
SECTION 8A.	BORROWING AGENCY		92
8A.1.	Borrowing Agency Provisions		92
8A.2.	Waiver of Subrogation		92
SECTION 9.	AGENT		93
9.1.	Agent		93
	(A)	Appointment	93
	(B)	Nature of Duties	93
	(C)	Rights, Exculpation, Etc.	93
	(D)	Reliance	94
	(E)	Indemnification	94
	(F)	GMAC CF Individually	95
	(G)	Successor Agent	95
		(1) Resignation	95
		(2) Appointment of Successor	95
		(3) Successor Agent	95
	(H)	Collateral Matters	95
		(1) Release of Collateral	95
		(2) Confirmation of Authority; Execution of Releases	96
		(3) Absence of Duty	96

v

	(I)	Agency for Perfection	96
	(J)	Exercise of Remedies	97
9.2.	Notice of Default		97
9.3.	Action by Agent		97
9.4.	Amendments, Waivers and Consents		98
	(A)	Percentage of Lenders Required	98
	(B)	Specific Purpose or Intent	98
	(C)	Failure to Give Consent; Replacement of Non-Consenting Lender	98
9.5.	Assignments and Participations in Loans		99
	(A)	Assignments	99
	(B)	Participations	99
	(C)	No Relief of Obligations; Cooperation; Ability to Make LIBOR Loans	99
	(D)	Security Interests; Assignment to Affiliates	100
	(E)	Recording of Assignments	100
9.6.	Set Off and Sharing of Payments		101
9.7.	Disbursement of Funds		101
9.8.	Settlements, Payments and Information		101
	(A)	Revolving Advances and Payments; Fee Payments	101
		(1) Fluctuation of Revolving Loan Balance	101
		(2) Settlement Dates	101
		(3) Settlement Definitions	102
		(4) Settlement Payments	102
	(B)	Return of Payments	103
		(1) Recovery after Non-Receipt of Expected Payment	103
		(2) Recovery of Returned Payment	103
9.9.	Discretionary Advances		103
SECTION 10.	MISCELLANEOUS		104
10.1.	Expenses and Attorneys’ Fees		104
10.2.	Indemnity		104
10.3.	Notices		105
10.4.	Survival of Representations and Warranties and Certain Agreements		105
10.5.	Indulgence Not Waiver		106
10.6.	Marshaling; Payments Set Aside		106
10.7.	Entire Agreement		106
10.8.	Severability		106
10.9.	Lenders’ Obligations Several; Independent Nature of Lenders’ Rights		106
10.10.	Headings		106
10.11.	APPLICABLE LAW		107
10.12.	Successors and Assigns		107
10.13.	No Fiduciary Relationship; No Duty; Limitation of Liabilities		107
	(A)	No Fiduciary Relationship	107
	(B)	No Duty	107
	(C)	Limitation of Liabilities	107
10.14.	CONSENT TO JURISDICTION		107
10.15.	WAIVER OF JURY TRIAL		108

10.16.	Construction	108
10.17.	Counterparts; Effectiveness	108
10.18.	Confidentiality	108
10.19.	Publication	109

LOAN AND SECURITY AGREEMENT

This AGREEMENT is dated as of January 6, 2005 and entered into among ROCKY SHOES & BOOTS, INC., a corporation organized and existing under the laws of the State of Ohio (“Parent”), LIFESTYLE FOOTWEAR, INC., a corporation organized and existing under the laws of the State of Delaware (“Lifestyle”), EJ FOOTWEAR LLC, a limited liability company organized and existing under the laws of the State of Delaware (“EJ Footwear”), HM LEHIGH SAFETY SHOE CO. LLC a limited liability company organized and existing under the laws of the State of Delaware (“HM Lehigh”), GEORGIA BOOT LLC, a limited liability company organized and existing under the laws of the State of Delaware (“Georgia Boot”), DURANGO BOOT COMPANY LLC, a limited liability company organized and existing under the laws of the State of Delaware (“Durango”), NORTHLAKE BOOT COMPANY LLC, a limited liability company organized and existing under the laws of the State of Delaware (“Northlake”), GEORGIA BOOT PROPERTIES LLC, a limited liability company organized and existing under the laws of the State of Delaware (“Georgia Properties”), LEHIGH SAFETY SHOE PROPERTIES LLC, a limited liability company organized and existing under the laws of the State of Delaware (“Lehigh Properties”) and LEHIGH SAFETY SHOE CO. LLC, a limited liability company organized and existing under the laws of the State of Delaware (“Lehigh”, and, together with  Parent, Lifestyle, EJ Footwear, HM Lehigh, Georgia Boot, Durango, Northlake, Georgia Properties and Lehigh Properties, jointly and severally, as the context requires, “Borrower”), the financial institution(s) listed on the signature pages hereof and their respective successors and Eligible Assignees (each individually a “Lender” and collectively “Lenders”) and GMAC COMMERCIAL FINANCE LLC, a Delaware limited liability company (in its individual capacity, “GMAC CF”), for itself and as a Lender and as Agent.

WHEREAS, Borrower desires that Lenders extend a credit facility to finance, in part, the Acquisition (as hereafter defined), to provide working capital financing, refinance certain existing indebtedness and to provide funds for other general corporate purposes; and

WHEREAS, to secure Borrower‘s obligations under the Loan Documents, Borrower is granting to Agent, for the benefit of Agent and Lenders, a security interest in and lien upon substantially all of Borrower’s personal property and certain real property; and

WHEREAS, Borrower may from time to time have Subsidiaries that benefit from the credit facility described above (jointly and severally, as the context requires, “Guarantor“), and in consideration of such benefits will guaranty all of the obligations of Borrower to Agent and Lenders under the Loan Documents and grant to Agent, for the benefit of Agent and Lenders, a security interest in substantially all personal property and certain real property of Guarantor to secure such guaranty;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrower, Agent and Lenders agree as follows:

SECTION 1.       DEFINITIONS AND ACCOUNTING TERMS

1.1.        Certain Defined Terms.  The capitalized terms not otherwise defined in this Agreement shall have the meanings set forth below:

“ACFS” shall mean American Capital Financial Services, Inc., a Delaware corporation, as agent for the purchasers under the Note Purchase Agreement.

“Acquisition” shall mean the acquisition on the date hereof of all of the equity interests of EJ Footwear, Georgia Boot, HM Lehigh and their respective Subsidiaries, by Parent pursuant to the Acquisition Agreement.

“Acquisition Agreement” shall mean that certain Purchase and Sale of Equity Interests Agreement by and among Parent, SILLC Holdings, LLC, a Delaware limited liability company and Strategic Industries, LLC, dated as of December 6, 2004.

“ACSL” shall mean American Capital Strategies, Ltd., a Delaware corporation.

“Additional Mortgaged Property” means all real property owned by any Loan Party which is unencumbered by a mortgage or deed of trust in favor of a Person which provides financing (not in excess of the purchase price therefor) for the acquisition thereof by such Loan Party, and in which after the Closing Date, Agent requires a mortgage to secure the Obligations.

“Adjustment Date” has the meaning assigned to that term in the definition of Applicable Margin.

“Advance” shall mean an advance under the Revolving Loan.

“Affected Lender” has the meaning assigned to that term in Section 2.11.

“Affiliate” means any Person (other than Agent or any Lender): (a) directly or indirectly controlling, controlled by, or under common control with, any Loan Party; (b) directly or indirectly owning or holding ten percent (10%) or more of any equity interest in any Loan Party; (c) ten percent (10%) or more of whose stock or other equity interest having ordinary voting power for the election of directors or the power to direct or cause the direction of management, is directly or indirectly owned or held by any Loan Party; or (d) which has a senior officer who is also a senior officer of any Loan Party.  For purposes of this definition, “control“ (including with correlative meanings, the terms “controlling“, “controlled by“ and “under common control with“) means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or other equity interest, or by contract or otherwise.

“Agent” means GMAC CF in its capacity as agent for the Lenders under the Loan Documents and any successor in such capacity appointed pursuant to Section 9.1(G).

“Agent’s Account” means Bank One Michigan, Detroit Michigan
ABA No. 072000326
Account No. 3613249-84
Reference: Rocky Shoes & Boots

“Agreement” means this Loan and Security Agreement as it may be amended, restated, supplemented or otherwise modified from time to time.

“Applicable Margin” for each type of Loan shall mean, commencing as of the Closing Date and continuing, until the First Adjustment Date (as hereafter defined), the applicable percentage specified below:

TYPE OF LOAN	APPLICABLE MARGIN FOR DOMESTIC RATE LOANS	APPLICABLE MARGIN FOR LIBOR RATE LOANS
Revolving Advances	1.00%	2.50%
Term Loan	1.75%	3.25%

Thereafter on a quarterly basis, effective as of the first day following receipt by Agent of the internal financial statements of Rocky on a Consolidated Basis required under Section 5.1(E)(b) for the previous fiscal quarter (each day of such delivery, an “Adjustment Date“), commencing with the first Business Day following receipt by Agent of the internal financial statements of Rocky on a Consolidated Basis for the fiscal quarter ending December 31, 2005 required under Section 5.1(E)(b) (the “First Adjustment Date“), the Applicable Margin for each type of Loan shall be adjusted, if necessary, to the applicable percent per annum set forth in the pricing table set forth below corresponding to the Total Leverage Ratio for the trailing twelve month period ending on the last day of the most recently completed fiscal quarter prior to the applicable Adjustment Date (each such period, a “Calculation Period“):

TOTAL LEVERAGE RATIO	APPLICABLE MARGIN FOR DOMESTIC RATE LOANS		APPLICABLE MARGIN FOR LIBOR RATE LOANS
	Revolving Advances	Term Loan A	Revolving Advances	Term Loan A
Greater than or equal to 4.0 to 1.0	1.25%	2.00%	2.75%	3.50%
Greater than or equal to 3.0 to 1.0 but less than 4.0 to 1.0	1.00%	1.75%	2.50%	3.25%
Greater than or equal to 2.0 to 1.0 but less than 3.0 to 1.0	0.75%	1.50%	2.25%	3.00%
Less than 2.0 to 1.0	0.50%	1.25%	2.00%	2.75%

If Borrower shall fail to timely deliver the financial statements, certificates and/or other information required under Section 5.1(E)(b), each Applicable Margin shall be conclusively presumed to equal the highest Applicable Margin specified in the pricing table set forth above for the period commencing on the required delivery date of such financial statements, certificates and/or other information until the delivery thereof.

“Asset Disposition” means the disposition, whether by sale, lease, transfer, loss, damage, destruction, condemnation or otherwise, of any or all of the assets of any Loan Party other than the sale or other disposition of Inventory, sale or transfer of property of any Loan Party to any other Loan Party (to the extent not otherwise prohibited by this Agreement) and assignments and licenses of Intellectual Property, all of the foregoing in the ordinary course of business, and subleases of leases or leases of property not then being utilized in the Business.

“Assignment and Acceptance Agreement” shall mean an Assignment and Acceptance Agreement substantially in the form of Exhibit A.

“Bank Letter of Credit” means each Letter of Credit issued by a bank acceptable to and approved by Agent for the account of a Borrower and supported by guaranty or risk participation agreement issued by GMAC CF or Agent.

“Base Rate” means a variable rate of interest per annum equal to the higher of (a) the rate of interest from time to time published by the Board of Governors of the Federal Reserve System as the “Bank Prime Loan” rate in Federal Reserve Statistical Release H.15(519) entitled “Selected Interest Rates” or any successor publication of the Federal Reserve System reporting the Bank Prime Loan rate or its equivalent, or (b) the Federal Funds Effective Rate plus fifty (50) basis points.  The statistical release generally sets forth a Bank Prime Loan rate for each Business Day.  The applicable Bank Prime Loan rate for any date not set forth shall be the rate set forth for the last preceding date.  In the event the Board of Governors of the Federal Reserve System ceases to publish a Bank Prime Loan rate or its equivalent, the term “Base Rate” shall mean a variable rate of interest per annum equal to the highest of the “prime rate”, “reference rate”, “base rate”, or other similar rate announced from time to time by any of the three largest banks (based on combined capital and surplus) headquartered in New York, New York (with the understanding that any such rate may merely be a reference rate and may not necessarily represent the lowest or best rate actually charged to any customer by any such bank).

“Base Rate Loans” means Loans bearing interest at rates determined by reference to the Base Rate.

“Blocked Account Agreement” has the meaning assigned to that term in Section 6.4.

“Blocked Accounts” has the meaning assigned to that term in Section 6.4.

“Borrower” has the meaning assigned to that term in the introductory paragraph of this Agreement.

“Borrower‘s Accountants” means the independent certified public accountants selected by Borrower and its Subsidiaries and reasonably acceptable to Agent.

“Borrowing Base”  means, as of any date of determination, an amount equal to the sum of (a) up to 85% of Eligible Accounts less the Dilution Reserve, plus (b) the lesser of (i) $50,000,000, or (ii) the sum of (A) the lesser of (1) up to 40% of Eligible Inventory consisting of raw materials or (2) 85% times the Net Orderly Liquidation Percentage of such Eligible Inventory, plus (B) the lesser of (1) up to 75% of Eligible Inventory consisting of finished goods or (2) 85% times the Net Orderly Liquidation Percentage of such Eligible Inventory, plus (C) the lesser of (1) up to 75% of Eligible Inventory consisting of eligible retail Inventory or (2) 85% times the Net Orderly Liquidation Percentage of such Eligible Inventory and less, in each case, such reserves as Agent in its reasonable credit judgment may elect to establish; provided, however, that Advances with respect to Eligible Inventory shall also not exceed, at any time, (x) $8,000,000 with respect to Eligible In-Transit Inventory and (y) $2,000,000 with respect to finished goods located in Puerto Rico.  The calculation of the initial advance rates, utilizing the formulae provided in this definition of Borrowing Base, with respect to different categories of  Eligible Inventory, is set forth on Exhibit D.

“Borrowing Agent” means Parent.

“Borrowing Base Certificate” means a certificate and schedule duly executed by an officer of Borrowing Agent appropriately completed and in substantially the form of Exhibit B.

“Business” shall mean the principal business of the Loan Parties as set forth in Section 4.1(B) herein and as such shall continue to be conducted following the consummation of the Transactions.

“Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of New York or Michigan or is a day on which banking institutions located in any such state are closed, or for the purposes of LIBOR Loans only, a London Banking Day.

“Capital Expenditures” means, with respect to any Person, all expenditures for, or contracts for expenditures with respect to any fixed assets or improvements, or for replacements, substitutions or additions thereto, that, in accordance with GAAP, either would be required to be capitalized on the balance sheet of such Person, or would be classified and accounted for as capital expenditures on a statement of cash flows of such Person.

“Capital Lease” means any lease of any property (whether real, personal or mixed) that, in conformity with GAAP, should be accounted for as a capital lease.

“Cash Flow Prepayments” shall have the meaning assigned to such term in Section 2.4(B)(3).

“Cash Interest Expense” means, without duplication, for any period, for Rocky on a Consolidated Basis:  interest expenses deducted in the determination of net income (excluding (a) the amortization of fees and costs with respect to the Transactions which have been capitalized as transaction costs in accordance with the provisions of Section 1.3; and (b) interest paid in kind).

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9604, et seq.), as amended, and rules, regulations and standards, promulgated thereunder.

“Certificate of Exemption” has the meaning assigned to that term in Section 2.9(C).

“Change of Control” shall mean the occurrence of any of the following:

(a)           any transaction or series of related transactions resulting in the sale or issuance of securities or any rights to securities of Parent by Parent representing in the aggregate more than fifty percent (50%) of its issued and outstanding securities entitled to vote for the election of directors of Parent, or any transaction or series of related transactions resulting in the sale, transfer, assignment or other conveyance or disposition of any securities or any rights to securities of Parent by any holder or holders thereof representing in the aggregate more than fifty percent (50%) of the issued and outstanding securities entitled to vote for the election of directors of Parent;

(b)           a merger, consolidation, reorganization, recapitalization or share exchange (whether or not Parent is the surviving and continuing corporation) in which the stockholders of Parent immediately prior to such transaction own, as a result of such transaction, less than fifty percent (50%) of the securities entitled to vote for the election of directors of the resulting corporation or less than fifty percent (50%) of the capital stock of the resulting corporation;

(c)           a sale, transfer or other disposition of all or substantially all of the assets of Parent and its Subsidiaries, on a consolidated basis; and

(d)           any sale or issuance or series of sales or issuances of the Common Stock or any other voting security (or security convertible into, exchangeable for, or exercisable for any other voting security) of Parent within a twelve (12) month period that results in a transfer of more than fifty percent (50%) of the issued and outstanding shares of voting stock of Parent or a transfer of more than fifty percent (50%) of the voting power of Parent.

“Charges” shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other Governmental Authority, domestic or foreign (including, without limitation, the PBGC or any environmental agency or superfund), upon the Collateral, the Loan Parties or any of their Affiliates.

“Charter Documents” shall mean, with respect to any Person, the Articles of Incorporation, Certificate of Incorporation, certificate of limited partnership, certificate of limited liability company, charter or analogous organic instrument filed with the appropriate Governmental Authorities of such Person, as applicable, including all amendments and supplements thereto.

“Closing Date“ means January 6, 2005.

“Collateral” has the meaning assigned to that term in Section 2.7(A).

“Collateral Assignment” means the agreement of Loan Parties, dated as of the Closing Date, to grant a security interest in any post-closing adjustment or other payment in favor of Loan Parties with respect to the Acquisition Agreement paid directed to Agent by the applicable escrow agent or paying agent.

“Collecting Banks” has the meaning assigned to that term in Section 6.4.

“Commitment” or “Commitments” means the commitment or commitments of Lenders to make Loans as set forth in Sections 2.1(A) and/or 2.1(B) and to provide Lender Letters of Credit as set forth in Section 2.1(E).

“Common Stock” shall mean the common stock, without par value, of Parent.

“Compliance and Pricing Certificate” means a certificate duly executed by the chief executive officer or chief financial officer of Borrower appropriately completed and in substantially the form of Exhibit C.

“Condition” shall mean any condition that results in or otherwise relates to any Environmental Liabilities.

“Conformed Bills of Lading” means original clean on-board negotiable bills of lading with respect to any shipment of Inventory which (a) are issued by the carrier of the Inventory described in such bills of lading or by a freight forwarder acting on behalf of such carrier; (b) consign such Inventory to Agent (either directly or by means of endorsement); (c) are accompanied by all commercial invoices describing such Inventory and all necessary certificates of inspection, origin and insurance; (d) adequately describe such Inventory; (e) contain language expressly incorporating The International Convention for the Unification of Certain Rules Relating to Bills of Lading for the Carriage of Goods by Sea or The Carriage of Goods by Sea Act; (f) contain standard industry or trade association delivery terms (along with a reference to the particular publication in which said terms are defined); and (g) do not contain any reservation of title clause.

“Control” means “control” as defined in the UCC with respect to a particular item of Collateral.

“Controlled Group” shall mean the “controlled group of corporations” as that term is defined in Section 1563 of the Internal Revenue Code of 1986, as amended, of which the Loan Parties are a part from time to time.

“Copyright Security Agreement” means any Copyright Security Agreement executed and delivered by a Loan Party to Agent, as the same may be amended and in effect from time to time.

“Copyrights” means, collectively, all of the following (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations and copyright applications, including those listed in the schedules to any Copyright Security Agreement; (b) all renewals of any of the foregoing; (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including damages or payments for past, present or future infringements of any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

“Daily Interest Amount” has the meaning assigned to that term in Section 9.8(A)(3).

“Daily Interest Rate” has the meaning assigned to that term in Section 9.8(A)(3).

“Daily Loan Balance” has the meaning assigned to that term in Section 9.8(A)(3).

“Default” means a condition, act or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition, act or event were not cured or removed within any applicable grace or cure period.

“Default Rate” has the meaning assigned to that term in Section 2.2(A).

“Defaulted Amount” means, with respect to any Lender at any time, any amount required to be paid hereunder or under any other Loan Document by such Lender to the Agent or any other Lender which has not been so paid.

“Defaulting Lender” means, at any time, any Lender that owes a Defaulted Amount.

“Dilution Reserve”  means, as of any date of determination, a reserve for the amount by which the total dilution of Accounts exceeds five percent (5%); with dilution referring to all actual and reasonably anticipated offsets to Accounts, including, without limitation, customer payment and/or volume discounts, write-offs, credit memoranda, returns and allowances, and billing errors.  The Dilution Reserve shall be adjusted after each field examination audit of the Collateral conducted by Agent or any authorized representative designated by Agent.

“EBITDA” means, for any period, without duplication, the total of the following for Rocky on a Consolidated Basis, each calculated for such period: (a) net income determined in accordance with GAAP; plus, to the extent included in the calculation of net income, (b) the sum of (i) income and franchise taxes paid or accrued; (ii) interest expenses, net of interest income, paid or accrued; (iii) amortization and depreciation, (iv) Non-Recurring Charges and (v) other non-cash charges (excluding accruals for cash expenses made in the ordinary course of business); less, to the extent included in the calculation of net income, and (c) the sum of (i) the income of any Person (other than wholly-owned Subsidiaries of Parent) in which Parent or a wholly-owned Subsidiary of Parent has an ownership interest except to the extent such income is received by Parent or such wholly-owned Subsidiary in a cash distribution during such period; (ii) gains or losses from sales or other dispositions of assets (other than Inventory in the normal course of business); and (iii) extraordinary gains.  For purposes of Sections 5.3(B), 5.3(C) and 5.3(D), EBITDA for the fiscal quarters ended prior to the Closing Date shall be deemed to have been (w) $5,733,545 for the fiscal quarter ended March 31, 2004, (x) $7,898,460 for the fiscal quarter ended June 30, 2004, (y) $13,845,283 for the fiscal quarter ended September 30, 2004 and (z) $6,287,713 for the fiscal quarter ended December 31, 2004.

“EJ Financial Information” shall have the meaning assigned to such term in Section 4.1(C)(ii).

“Eligible Accounts” means, as at any date of determination, the aggregate of all Accounts that Agent, in its reasonable credit judgment, deems to be eligible for borrowing purposes.  Without limiting the generality of the foregoing, the Agent may determine that the following of Borrower’s Accounts are not Eligible Accounts:

(1)           Accounts which do not consist of accounts receivable or contract receivables, each owed to and owned by any Borrower arising or resulting from the sale of goods or the rendering of services by such Borrower;

(2)           With respect to Accounts having payment terms of net forty-five (45) days or less, any such Account which remains unpaid more than ninety (90) days from the date on which the original invoice rendered in connection with such Account was issued;

(3)           With respect to Accounts having payment terms in excess of forty-five (45) days, (a) any such Account which remains unpaid more than thirty (30) days past due or (b) any such Account which remains unpaid more than one hundred and eighty (180) days from the date on which the original invoice rendered in connection with such Account was issued;

(4)           Accounts which are otherwise eligible with respect to which the Person obligated on such Account is owed a credit by Borrower, but only to the extent of such credit;

(5)           Accounts due from a Person whose principal place of business is located outside the US unless such Account is backed by a Letter of Credit, in form and substance acceptable to Agent and issued or confirmed by a bank that is organized under the laws of the US or a State thereof, that is acceptable to Agent; provided that such Letter of Credit has been delivered to Agent as additional Collateral;

(6)           Accounts due from a Person which Agent has notified Borrower does not have a satisfactory credit standing;

(7)           Accounts with respect to which the Account Debtor or the Person obligated with respect thereto is the US, any state or any municipality, or any department, agency or instrumentality thereof, unless Borrower has, with respect to such Account, complied with the Federal Assignment of Claims Act of 1940 as amended (31 U.S.C. Section 3727 et seq.) or any applicable statute or municipal ordinance of similar purpose and effect;

(8)            Accounts with respect to which the Person obligated is an Affiliate of Borrower or a director, officer, agent, stockholder, member or employee of Borrower or any of its Affiliates;

(9)            Accounts due from a Person if more than fifty percent (50%) of the aggregate amount of Accounts of such Person are not eligible under the criteria specified in clauses (2) or (3) above;

(10)           Accounts with respect to which there is any unresolved dispute with the respective Account Debtor or the Person obligated on such Account (but only to the extent of such dispute);

(11)           Accounts evidenced by an Instrument or Chattel Paper not in the possession of Agent, for the benefit of itself and Lenders;

(12)           Accounts with respect to which Agent, on behalf of itself and Lenders, does not have a valid, first priority and fully perfected security interest;

(13)           Accounts subject to any Lien except those in favor of Agent, for the benefit of itself and Lenders, and ACFS;

(14)           Accounts with respect to which the Account Debtor or the Person obligated on the Account is the debtor under any bankruptcy or other insolvency proceeding;

(15)           Accounts due from a Person to the extent that such Accounts exceed in the aggregate an amount equal to twenty percent (20%) of the aggregate of all Accounts at said date;

(16)           Accounts with respect to which the obligation to pay is conditional or subject to a repurchase obligation or right to return or with respect to which the goods or services giving rise to such Accounts have not been delivered (or performed, as applicable) and accepted by the Account Debtor or the Person obligated on such Account, including progress billings, bill and hold sales, guarantied sales, sale or return transactions, sales on approval or consignments;

(17)           Accounts with respect to which the Account Debtor or the Person obligated on the Account is located in New Jersey, or any other state denying out of state creditors access to its courts in the absence of a Notice of Business Activities Report or other similar filing, unless the respective Borrower has either qualified as a foreign entity authorized to transact business in such state or has filed a Notice of Business Activities Report or similar filing with the applicable state agency for the then current year;

(18)           Accounts with respect to which the Account Debtor or the Person obligated on Account is a creditor of any Borrower; provided, however, that any such Account shall only be ineligible as to that portion of such Account which is less than or equal to the amount owed by such Borrower to such Person.

“Eligible Assignee” shall mean (a) a commercial bank organized under the laws of the US, or any state thereof, and having a combined capital and surplus of at least $250,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the “OECD”), or a political subdivision of any such country, and having a combined capital and surplus of at least $250,000,000, provided that such bank is acting through a branch or agency located in the US; (c) any other entity which is an “accredited investor“ (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses, including but not limited to, insurance companies, mutual funds and lease financing companies, (d) a Related Fund, and (e) a Person that is primarily engaged in the business of lending that is (i) a Subsidiary of a Lender, (ii) a Subsidiary of a Person of which a Lender is a Subsidiary, or (iii) a Person of which a Lender is a Subsidiary; provided, however, that no Affiliate of any Loan Party shall be an Eligible Assignee.

“Eligible In-Transit Inventory” means, at any date of determination, the value (determined at the lower of cost or market on a first-in, first-out basis) of all Inventory owned by any Borrower that does not qualify as Eligible Inventory solely because it is in transit to Borrower or an agent or contractor of or for Borrower and that Agent, in its reasonable credit judgment, deems to be eligible for borrowing purposes.  Without limiting the generality of the foregoing, Agent may determine that any of the following is not Eligible In-Transit Inventory: (1) Inventory that is not in transit to a location identified pursuant to Section 6.1(Q) or Section 5.2(O) or such location is not a vendor or consignee location, or the location of a warehouseman, bailee, processor or similar third party that has not executed a satisfactory waiver of interest satisfactory to Agent); (2) title to such Inventory has not passed to Borrower; (3) Inventory which is not insured against types of loss, damage, hazards and risks, and in amounts, satisfactory to Agent; (4) such Inventory is not subject to a Conformed Bill of Lading; (5) each original of the applicable Conformed Bill of Lading is not in the possession of Agent or a Person acting as Agent‘s agent for purposes of perfecting Agent‘s security interest, on behalf of itself and Lenders, in such Conformed Bill of Lading; and (6) Inventory which is not finished goods Inventory.

“Eligible Inventory” means, as at any date of determination, the value (determined at the lower of cost or market on a first-in, first-out basis) of all Inventory owned by Borrower and located in the US (including Puerto Rico) that Agent, in its reasonable credit judgment, deems to be eligible for borrowing purposes.  Without limiting the generality of the foregoing, the Agent may determine that any of the following is not Eligible Inventory:  (1) work-in-process that is not readily marketable in its current form; (2) Inventory which Agent determines, is unacceptable for borrowing purposes due to age, quality, type, category and/or quantity; (3) packaging, shipping materials or supplies consumed in Borrower‘s business; (4) Inventory with respect to which Agent, on behalf of itself and Lenders, does not have a valid, first priority and fully perfected security interest; (5) Inventory with respect to which there exists any Lien in favor of any Person other than Agent, on behalf of itself and Lenders and ACFS; (6) Inventory produced in violation of the Fair Labor Standards Act and subject to the so-called “hot goods“ provisions contained in Title 29 U.S.C. Section 215 (a)(i) or any replacement statute; (7) Inventory located at any location other than those identified pursuant to Section 6.1(Q) or Section 5.2(O); (8) Inventory located at a vendor’s location or with a consignee which is not subject to a bailee’s waiver or other agreement satisfactory to Agent; (9) Inventory located with a warehouseman, bailee, processor or similar third party, unless such Person has executed a waiver of interest satisfactory to Agent; and (10) unless otherwise agreed to by Agent, Inventory in any location leased by Borrower for which Agent has not received a Landlord Waiver.

“Environmental Laws” shall mean any Laws that address, are related to or are otherwise concerned with environmental, health or safety issues, including any Laws relating to any emissions, releases or discharges of Pollutants into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling, clean-up or control of Pollutants or any exposure or impact on worker health and safety.

“Environmental Liabilities” shall mean any obligations or Liabilities (including any claims, suits or other assertions of obligations or Liabilities) that are:

(a)           related to environmental, health or safety issues (including on-site or off-site contamination by Pollutants of surface or subsurface soil or water, and occupational safety and health); and

(b)           based upon or related to (i) any provision of past, present or future US or foreign Environmental Law (including CERCLA and RCRA), common law or treaty of which the US is a signatory, or (ii) any judgment, order, writ, decree, permit or injunction imposed by any court, administrative agency, tribunal or otherwise.

The term “Environmental Liabilities” includes:  (i) fines, penalties, judgments, awards, settlements, losses, damages (including foreseeable and unforeseeable consequential damages), costs, fees (including reasonable attorneys’ and consultants’ fees), expenses and disbursements; (ii) defense and other responses to any administrative or judicial action (including claims, notice letters, complaints, and other assertions of liability); and (iii) financial responsibility for (1) cleanup costs and injunctive relief, including any Removal, Remedial or other Response actions, and natural resource damages, and (2) any other compliance or remedial measures.

“EPA” shall mean the United States Environmental Protection Agency and any governmental body or agency succeeding to the functions thereof.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may from time to time be amended, and the rules and regulations of any Governmental Agency or authority, as from time to time in effect, promulgated thereunder.

“ERISA Affiliate” means any Loan Party and any Person who is a member of a group which is under common control with any Loan Party, who together with any Loan Party is treated as a single employer within the meaning of Section 414 of the IRC.

“Event of Default” has the meaning assigned to that term in Section 7.1.

“Excess Cash Flow” means, for any period, the greater of (a) zero (0); or (b) without duplication, the total of the following for Rocky on a Consolidated Basis, each calculated for such period: (i) EBITDA; plus (ii) tax refunds actually received; less (iii) Capital Expenditures (to the extent actually made in cash and/or due to be made in cash within such period, excluding any Capital Expenditures under or with respect to Capital Leases to the extent of the amount financed thereby, but in no event more than the amount permitted in Section 5.3(E); less (iv) income and franchise taxes paid or accrued excluding any provision for deferred taxes included in the determination of net income; less (v) decreases in deferred income taxes resulting from payments of deferred taxes accrued in prior periods; less (vi) Cash Interest Expense; less (vii) voluntary prepayments made under Section 2.4(C); less (viii) mandatory prepayments from Proceeds of Asset Dispositions made under Section 2.4(B)(2), but only to the extent that the transaction that precipitated the mandatory prepayment increased net income of Borrower, as determined in accordance with GAAP; less (ix) payments of principal paid in cash with respect to all long-term Indebtedness (other than Revolving Loans) and Capital Leases.

“Excess Interest” has the meaning assigned to that term in Section 2.2(C).

“Excluded Property” means any of the following:

(a)           any lease (including any fixtures or improvements on the property subject to the lease), license, contract, property right or agreement to which any Loan Party is a party or any of its rights or interests thereunder if and only for so long as the grant of a security interest under this Agreement therein shall constitute or result in a breach, termination or default under any such lease, license, contract, property right or agreement (other than to the extent that any such term would be rendered ineffective pursuant to the UCC of any relevant jurisdiction (including, without limitation, under Sections 9-406, 9-407, 9-408 or 9-409 thereof) or any other applicable law or principles of equity); provided that notwithstanding the foregoing (i) no personal property lease, license, contract, property right or agreement or any right or interest thereunder, in each instance, existing on the Closing Date shall constitute Excluded Property unless described on Schedule 1.1, (ii) no Account or money or other amounts due or to become due to any Loan Party under or with respect to any such lease, license, contract, property right or agreement or right or interest thereunder (other than (A) any such property subject to an assignment of rents containing a restriction of the type described above or (B) property described in clauses (d) or (e) of this definition) shall constitute Excluded Property, (iii) no item of tangible property owned by any Loan Party shall constitute Excluded Property unless such item is described in clauses (b), (c) or (f) of this definition, (iv) such lease, license, contract, property right or agreement or right or interest thereunder shall be Excluded Property only to the extent and for so long as the consequences specified above shall result and shall cease to be Excluded Property and shall become subject to the security interest granted under this Agreement, immediately and automatically, at such time as such consequences shall no longer result (including, without limitation and in any event, in the case of any item of tangible property which is the subject of purchase money Indebtedness or other financing permitted hereunder when such financing has been paid in full) and (v) Lenders will be deemed to have, and at all times from and after the date hereof to have had, a security interest in the proceeds of any such Excluded Property to the extent that proceeds of such Excluded Property have come into the possession of any Lender or otherwise constitute a portion of the Collateral;

(b)           any Equipment that is subject to a purchase money security interest or Capital Lease, as described on Schedule 1.1, if and only for so long as the grant of a security interest under this Agreement therein shall constitute or result in a breach, termination or default under any applicable purchase money security agreement or Capital Lease agreement (other than to the extent that any such term would be rendered ineffective pursuant to the UCC of any relevant jurisdiction (including, without limitation, under Sections 9-406, 9-407, 9-408 or 9-409 thereof) or any other applicable law or principles of equity);

(c)           any real estate owned or leased by the Borrower or its Subsidiaries other than any and all Additional Mortgaged Property;

(d)           any life insurance or life insurance policy in which the Borrower or a Subsidiary has an interest;

(e)           loans or advances to any officer, director, employee or agent permitted by this Agreement; and

(f)           Inventory not located in the US, Canada or Puerto Rico, and Intellectual Property issued under the Laws of a country other than the US or any state thereof.

“Federal Funds Effective Rate” means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the immediately following Business Day by the Board of Governors of the Federal Reserve System as the Federal Funds Rate or Federal Reserve Statistical Release H.15(519) entitled “Selected Interest Rates” or any successor publication of the Federal Reserve System reporting the Federal Funds Effective Rate or its equivalent or, if such rate is not published for any Business Day, the average of the quotations for the day of the requested Loan received by Agent from three Federal funds brokers of recognized standing selected by Agent.

“Financial Projections” shall have the meaning assigned to such term in Section 4.1(C)(iv).

“Financial Statements” shall have the meaning assigned to such term in Section 4.1(C)(i).

“Fiscal Year” means each twelve (12) month period ending on the last day of December in each year, as modified in accordance with Section 5.2(N).

“Fixed Charge Coverage Ratio” shall mean, for any period, the ratio of EBITDA less Capital Expenditures of Rocky on a Consolidated Basis during such period to Fixed Charges during such period.

“Fixed Charges” shall mean, for any period, and each calculated for such period (without duplication) with respect to Rocky on a Consolidated Basis, the sum of (a) cash interest expense; (b) scheduled payments of principal with respect to all Indebtedness; (c) any cash payment of income or franchise taxes included in the determination of net income, excluding any provision for deferred taxes; and (d) payment of deferred taxes relating to income and franchise taxes accrued in any prior period.

“Foreign Lender” has the meaning assigned to that term in Section 2.9(C).

“Foreign Subsidiary” means, with respect to any Person, a Subsidiary of such Person, which Subsidiary is not incorporated or otherwise organized under the laws of a State of the US.

“Funding Date” means the date of each funding of a Loan or issuance of a Lender Letter of Credit.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

“GMAC CF” has the meaning assigned to that term in the third WHEREAS clause of this Agreement.

“GMAC Transactions” shall mean the incurrence of the Obligations by the Loan Parties and the advancing of the Loans and issuance of Lender Letters of Credit, all as contemplated by this Agreement and the Loan Documents.

“Governmental Authorities” shall mean any federal, state or municipal court or other governmental department, commission, board, bureau, agency or instrumentality, governmental or quasi-governmental, domestic or foreign.

“Guarantor” has the meaning assigned to that term in the third WHEREAS clause of this Agreement.

“Guaranty” shall mean any guaranty of the payment or performance of any Indebtedness or other obligation and any other arrangement whereby credit is extended to one obligor on the basis of any promise of another Person, whether that promise is expressed in terms of an obligation to pay the Indebtedness of such obligor, or to purchase an obligation owed by such obligor, or to purchase goods and services from such obligor pursuant to a take-or-pay contract, or to maintain the capital, working capital, solvency or general financial condition of such obligor, whether or not any such arrangement is reflected on the balance sheet of such other Person, firm or corporation, or referred to in a footnote thereto, but shall not include (i) endorsements of items for collection in the ordinary course of business and (ii) obligations, warranties and indemnities incurred in the ordinary course of Business in connection with the sale of Inventory and not in respect of Indebtedness of any Person.  For the purpose of all computations made under this Agreement, the amount of a Guaranty in respect of any obligation shall be deemed to be equal to the maximum aggregate amount of such obligation or, if the Guaranty is limited to less than the full amount of such obligation, the maximum aggregate potential liability under the terms of the Guaranty.

“Indebtedness” shall mean, for any Person at the time of any determination, without duplication, all obligations, contingent or otherwise, of such Person that, in accordance with GAAP, should be classified upon the balance sheet of such Person as indebtedness, but in any event including:  (i) all obligations for borrowed money, (ii) all obligations arising from installment purchases of property or representing the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current Liabilities incurred in the ordinary course of business on terms customary in the trade), (iii) all obligations evidenced by notes, bonds, debentures, acceptances or instruments, or arising out of letters of credit or bankers’ acceptances issued for such Person’s account, (iv) all obligations, whether or not assumed, secured by any Lien or payable out of the proceeds or production from any property or assets now or hereafter owned or acquired by such Person, (v) all obligations for which such Person is obligated pursuant to a Guaranty which are classified under GAAP as indebtedness, (vi) the capitalized portion of lease obligations under Capitalized Leases, (vii) all obligations for which such Person is obligated pursuant to any Interest Rate Protection Agreements or derivative agreements or arrangements, (viii) all factoring arrangements and (ix) all obligations of such Person upon which interest charges are customarily paid or accrued.

“Indemnified Liabilities” has the meaning assigned to that term in Section 10.2.

“Indemnities” has the meaning assigned to that term in Section 10.2.

“Intangible Assets” means all intangible assets (determined in conformity with GAAP) including, without limitation, goodwill, Intellectual Property, Software, licenses, organizational costs, deferred amounts, covenants not to compete, unearned income and restricted funds.

“Intellectual Property” means, collectively, all: Copyrights, Patents and Trademarks.

“Intercreditor Agreement” means that certain Intercreditor Agreement dated as of the Closing Date to be executed by ACFS, in a form acceptable to Agent.

“Interest Period” means, in connection with each LIBOR Loan, an interest period which Borrowing Agent shall elect to be applicable to such Loan, which Interest Period shall be either a one (1), two (2), three (3), or six (6) month period; provided that:

(1)           the initial Interest Period for any LIBOR Loan shall commence on the Funding Date of such Loan;

(2)           in the case of successive Interest Periods, each successive Interest Period shall commence on the day on which the immediately preceding Interest Period expires;

(3)           if an Interest Period expiration date is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period expiration date is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on  the immediately preceding Business Day;

(4)           any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to part (5) below, end on the last Business Day of a calendar month;

(5)           no Interest Period shall extend beyond the Termination Date;

(6)           no Interest Period for any portion of Term Loan A shall extend beyond the date of the final Scheduled Installment thereof;

(7)           no Interest Period may extend beyond a scheduled principal payment date of any Loan, unless the aggregate principal amount of such Loan that is a Base Rate Loan or that has Interest Periods expiring on or before such scheduled principal payment date equals or exceeds the principal amount required to be paid on such Loan on such scheduled principal payment date; and

(8)           there shall be no more than five (5) Interest Periods relating to LIBOR Loans outstanding at any time.

“Interest Rate” has the meaning assigned to that term in Section 2.2(A).

“Interest Rate Protection Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or similar agreement or arrangement designed to protect Loan Parties against fluctuations in interest rates.

“Interest Ratio” has the meaning assigned to that term in Section 9.8(A)(3)(d).

“Interest Settlement Date” has the meaning assigned to that term in Section 9.8(A)(4).

“Investment” as applied to any Person shall mean the amount paid or agreed to be paid or loaned, advanced or contributed to other Persons, and in any event shall include, without limitation, (i) any direct or indirect purchase or other acquisition of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests and joint venture interests) and (ii) any capital contribution to any other Person

“IRC” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

“Issuing Lender” has the meaning assigned to that term in Section 2.1(F)(2).

“Landlord Waiver” shall mean a letter in form and substance acceptable to the Agent and executed by a landlord in respect of Personal Property of the Loan Parties located at any leased premises of the Loan Parties pursuant to which such landlord, among other things, waives or subordinates to Agent any Lien such landlord may have in respect of such Personal Property, acknowledges the Liens of the Agent, and permits the Agent access to and use of such premises.

“Laws” shall mean all US and foreign federal, state or local statutes, laws, rules, regulations, ordinances, codes, policies, rules of common law, and the like, now or hereafter in effect, including any judicial or administrative interpretations thereof, and any judicial or administrative orders, consents, decrees or judgments

“Lender” or “Lenders” has the meaning assigned to that term in the Recitals section of this agreement.

“Lender Letter of Credit” has the meaning assigned to that term in Section 2.1(E).

“Letter of Credit Liability” means, all reimbursement and other liabilities of Loan Parties or any of their respective Subsidiaries with respect to each Lender Letter of Credit, whether contingent or otherwise, including: (a) the amount available to be drawn or which may become available to be drawn; (b) all amounts which have been paid or made available by any Lender issuing a Lender Letter of Credit or any bank issuing a Bank Letter of Credit to the extent not reimbursed; and (c) all unpaid interest, fees and expenses related thereto.

“Letter of Credit Reserve” means, at any time, an amount equal to (a) the aggregate amount of Letter of Credit Liability with respect to all Lender Letters of Credit outstanding at such time plus, without duplication, (b) the aggregate amount theretofore paid by Agent or any Lender under Lender Letters of Credit and not debited to the Revolving Loan pursuant to Section 2.1(E)(2) or otherwise reimbursed by Borrowers.

“Letter of Non-Exemption” has the meaning assigned to that term in Section 2.9(C).

“Liabilities” shall have the meaning given that term in accordance with GAAP and shall include, without limitation, Indebtedness.

“LIBOR” means, for each Interest Period, a rate per annum equal to:

(1)           the offered rate for deposits in U.S. dollars in an amount comparable to the amount of the applicable Loan in the London interbank market for the relevant Interest Period which is published by the British Bankers’ Association and currently appears on the Dow Jones Telerate Page 3750 as of 11:00 a.m. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, that if such a rate ceases to be available to Agent on that or any other source from the British Bankers’ Association, LIBOR shall be equal to a rate per annum equal to the average rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which Agent determines that U.S. dollars in an amount comparable to the amount of the applicable Loans are being offered to prime banks at approximately 11:00 a.m. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period for settlement in immediately available funds by leading banks in the London interbank market selected by Agent; divided by

(2)           a number equal to one (1.0) minus the maximum reserve percentages (expressed as a decimal fraction) (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities“ in Regulation D of such Board) which are required to be maintained by any Lender by the Board of Governors of the Federal Reserve System; such rate to be rounded upwards,  if necessary, to the nearest 1/100 of 1%.  LIBOR shall be adjusted automatically on and as of the effective date of any change in any such reserve percentage.

“LIBOR Loans” means at any time that portion of the Loans bearing interest at rates determined by reference to LIBOR.

“Lien” means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind, whether voluntary or involuntary (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest.

“Loan” or “Loans” means an advance or advances under the Term Loan A Commitment or the Revolving Loan Commitment.

“Loan Documents” means this Agreement and all other documents, instruments and agreements executed by or on behalf of any Loan Party and delivered concurrently herewith or at any time hereafter to or for Agent or any Lender in connection with the Loans, any Lender Letter of Credit, and any other transaction contemplated by this Agreement, all as amended, restated, supplemented or modified from time to time.

“Loan Party” means each of Borrower and Guarantor and each Subsidiary of Borrower which is or becomes a Borrower or Guarantor pursuant to the terms of this Agreement or pursuant to any Loan Document.

“Loan Year” means each period of twelve (12) consecutive months commencing on the Closing Date and on each anniversary thereof.

“London Banking Day”  means any day on which dealings in deposits in U.S. dollars are transacted in the London Interbank market.

“Manage” and “Management” shall mean generation, production, handling, distribution, processing, use, storage, treatment, operation, transportation, recycling, reuse and/or disposal, as those terms are defined in CERCLA, RCRA and other Environmental Laws (including as those terms are further defined, construed, or otherwise used in rules, regulations, standards, guidelines and publications issued pursuant to, or otherwise in implementation of, such Environmental Laws).

“Material Adverse Change” shall mean any change that has a Material Adverse Effect.

“Material Adverse Effect” means a material adverse effect upon (a) the business, operations, prospects, properties, assets or condition (financial or otherwise) of the Loan Parties  taken as a whole or (b) the ability of Parent or EJ Footwear, or the Loan Parties taken as a whole, to perform its (or their) obligations under any Loan Document to which it is (or they are) a party or (c) the ability of Agent or any Lender to enforce or collect any of the Obligations.

“Material Contracts” shall have the meaning assigned to such term in Section 4.1(Y).

“Material License Agreements” shall mean and include each of the following: (a) Trademark License Agreement between Georgia Boot, as Licensee and W.L Gore & Associates (“Gore”), W.L. Gore & Associates Gmbh,  and Japan Gore-Tex, Inc., collectively as Licensor,  dated May 20, 2002, (b) Trademark License Agreement between Rocky, as Licensee and Gore, as Licensor, dated July 11, 2001 and (c) Certified Manufacturer Agreement between Rocky and Gore dated July 11, 2001.

“Maximum Rate” has the meaning assigned to that term in Section 2.2(C).

“Maximum Revolving Loan Amount” means, as of any date of determination, the lesser of (a) the aggregate of the Revolving Loan Commitments of all Lenders less the sum of the Letter of Credit Reserve and (b) the Borrowing Base less the sum of the Letter of Credit Reserve.

“Mortgage” means each of the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other real estate security documents delivered by any Loan Party to Agent, on behalf of Agent and Lenders, with respect to Additional Mortgaged Property, all in form and substance satisfactory to Agent.

“Multiemployer Plan” shall mean a multiemployer plan (within the meaning of Section 3(37) of ERISA) that is maintained for the benefit of the employees of the Loan Parties or any member of the Controlled Group or an ERISA Affiliate.

“Nelsonville Office” shall mean the real property and improvements consisting of approximately 5000 square feet of office space, owned by Parent at premises having the address 294 South Harper Street, Nelsonville, Ohio.

“Nelsonville Warehouse” shall mean the real property and improvements constituting Parent’s former distribution facility, having the address 296 South Harper Street, Nelsonville, Ohio.

“Net Cash Proceeds” shall mean the proceeds, received in cash or cash equivalents, of any applicable Asset Disposition, minus (i) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by such obligated party in connection therewith (in each such case, paid to non-Affiliates), (ii) transfer taxes, (iii) amounts payable to holders of Liens (to the extent such Liens constitute Permitted Liens hereunder and such Liens are senior to the Liens of Agent and the Lenders), if any, on the property subject to the Asset Disposition to the extent the documentation governing such senior Liens required such payment to such holders upon such Asset Disposition and (iv) an appropriate reserve for income taxes in accordance with GAAP in connection therewith.

”Net Orderly Liquidation Percentage” means, with respect to any class of Inventory of a Borrower at any time, the ratio (expressed as a percentage) computed by dividing (i) (x) if such percentage is being determined on the Closing Date or on any date prior to the first delivery of an appraisal of such Borrower's Inventory (containing such class of Inventory) conducted pursuant to Section 2.3(C), the net recovery value of such class of Inventory of such Borrower (which in any event shall give effect to all costs and expenses of liquidation), as set forth in such appraisal of such Borrower's Inventory (containing such class of Inventory) delivered to Agent prior to the Closing Date and (y) if such percentage is being determined on or after the date of the first delivery of an appraisal of such Borrower's Inventory (containing such class of Inventory) conducted pursuant to Section 2.3(C), the net recovery value of such class of Inventory of such Borrower (which in any event shall give effect to all costs and expenses of liquidation), as set forth in the appraisal of such Borrower's Inventory (containing such class of Inventory) most recently delivered to Agent pursuant to Section 2.3(C) by (ii) the value of such class of Inventory of such Borrower, valued at net book value, as set forth in the corresponding appraisal.

“Non-Recurring Charges” shall mean the sum of the aggregate amount of fees, expenses, financing costs and other expenses incurred in connection with the Transactions, to the extent paid substantially contemporaneously with, on or about the Closing Date.

“Note” or “Notes” means the Revolving Notes and the Term A Notes, each appropriately completed and in the form of  Exhibit E.

“Note Purchase Agreement” means the Note Purchase Agreement dated as of January 6, 2005 by and among Loan Parties, ACFS and certain Purchasers named therein pursuant to which each Term Note B shall have been issued, as amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions of this Agreement and the Intercreditor Agreement.

“Note Purchase Documents” means the Note Purchase Agreement, the Security Documents (as defined therein) and each Term Note B.

“Notice of Borrowing” means a notice duly executed by an authorized representative of Borrower appropriately completed and in the form of Exhibit F.

“Obligations” means all Liabilities and other obligations of every nature of each Loan Party from time to time owed to Agent or to any Lender under the Loan Documents (whether incurred before or after the Termination Date) including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing pursuant to any Loan Document, due or payable including, without limitation, all interest, fees, cost and expenses accrued or incurred after the filing of any petition under any bankruptcy or insolvency law.

“Organizational Schedule” has the meaning assigned to that term in Section 4.1(A).

“Parent” has the meaning assigned to that term in the introductory paragraph of this Agreement.

“Parent SEC Reports” has the meaning assigned to that term in Section 4.1(Z).

“Patent Security Agreement” means any Patent Security Agreement executed and delivered by each Loan Party to Agent, as the same may be amended and in effect from time to time.

“Patents” means collectively all of the following: (a) all patents and patent applications including, without limitation, those listed on any schedule to any Patent Security Agreement and the inventions and improvements described and claimed therein, and patentable inventions; (b) the reissues, divisions, continuations, renewals, extensions and continuations-in-part of any of the foregoing; (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages and payments for past, present and future infringements of any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Title IV of ERISA, or any other Governmental Authority succeeding to the functions thereof.

“Permitted Investment” shall have the meaning assigned to such term in Section 5.2(H).

“Permitted Liens” shall have the meaning assigned to such term in Section 5.2(B).

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

“Personal Property” shall mean, with respect to any Loan Party, now owned or hereafter acquired goods, merchandise, machinery, Equipment, furniture, fixtures, Inventory and other personal property, wherever located, of any kind, nature or description, and all documents of title or other documents representing them.

“Plan” shall mean any employee benefit plan (within the meaning of Section 3(3) of ERISA) established or maintained by any of the Loan Parties or any member of the Controlled Group or any ERISA Affiliate or any such Plan to which any Loan Party or any ERISA Affiliate or member of the Controlled Group is required to contribute on behalf of any of its employees.

“Pollutant” shall include any “hazardous substance” and any “pollutant or contaminant” as those terms are defined in CERCLA; any “hazardous waste” as that term is defined in RCRA; and any “hazardous material” as that term is defined in the Hazardous Materials Transportation Act (49 U.S.C. § 1801 et seq.), as amended (including as those terms are further defined, construed, or otherwise adopted in rules, regulations or standards, promulgated pursuant to, or otherwise in implementation of, said Environmental Laws); and including without limitation any petroleum product or byproduct, solvent, flammable or explosive material, radioactive material, asbestos, polychlorinated biphenyls (“PCBs”), dioxins, dibenzofurans, heavy metals, and radon gas; and including any other substance or material that is reasonably determined to present a threat, hazard or risk to human health or the environment.

“Pro Forma Balance Sheet” shall have the meaning assigned to such term in Section 4.1(C)(iii).

“Pro Rata Share” means (a) with respect to matters relating to a particular Commitment of a Lender, the percentage obtained by dividing (i) such Commitment of that Lender by (ii) all such Commitments of all Lenders and (b) with respect to all other matters, the percentage obtained by dividing (i) the Total Loan Commitment of a Lender by (ii) the Total Loan Commitments of all Lenders, in either (a) or (b), as such percentage may be adjusted by assignments permitted pursuant to Section 9.5; provided, however, if any Commitment is terminated pursuant to the terms hereof, then “Pro Rata Share” means the percentage obtained by dividing (x) the aggregate amount of such Lender’s outstanding Loans related to such Commitment by (y) the aggregate amount of all outstanding Loans related to such Commitment.

“Properties and Facilities” shall have the meaning assigned to such term in Section 4.1(Q).

“Proprietary Rights” shall mean all right, title, and interest in the following intellectual property, including both statutory and common law rights: (i) copyrights in published and unpublished works, and all applications, registrations and renewals relating thereto; (ii) registered or unregistered trademarks, service marks, domain names, logos, trade dress and other source or business identifiers, and the goodwill associated therewith; (iii) patents, patent applications, and other patent or industrial property rights in any country; and (iv) trade secrets, confidential or proprietary information, inventions, ideas, designs, concepts, compilations of information, methods, techniques, procedures, processes, and know-how, whether or not patentable patents, trademarks, trade names, service marks, copyrights, inventions, production methods, licenses, formulas, know-how and trade secrets, regardless of whether such are registered with any Governmental Authorities, including applications therefor.

“RCRA” shall mean the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), as amended, and all rules, regulations, standards, guidelines, and publications issued thereunder.

“Register” has the meaning assigned to that term in Section 9.5(E).

“Related Fund” shall mean, with respect to any Lender, a fund or other investment vehicle that invests in commercial loans and is managed by such Lender or by the same investment advisor that manages such Lender or by an Affiliate of such investment advisor.

“Release” shall mean any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, depositing, or disposing into the indoor or outdoor environment, or into or out of any property, including the abandonment or discarding of barrels, containers, and other closed receptacles containing any Pollutant.

“Removal,” “Remedial” and “Response” actions shall include the types of activities “covered” by CERCLA, RCRA, and other comparable Environmental Laws, and whether the activities are those that might be taken by a government entity or those that a government entity or any other person might seek to require of waste generators, handlers, distributors, processors, users, storers, treaters, owners, operators, transporters, recyclers, reusers, disposers, or other persons under “removal,” “remedial,” or other “response” actions.

“Reportable Event” shall mean any of the events that are reportable under Section 4043 of ERISA and the regulations promulgated thereunder, other than an occurrence for which the thirty (30) day notice contained in 29 C.F.R. § 2615.3(a) is waived.

“Replacement Lender” has the meaning assigned to that term in Section 2.11(A).

“Requisite Lenders” means Lenders, (other than a Defaulting Lender), holding or being responsible for more than 50% of the sum of the (a) outstanding Loans, (b) Letter of Credit Reserve and (c) unutilized Commitments of all Lenders which are not Defaulting Lenders.

“Revolving Advance” means each advance made by Lender(s) under the Revolving Loan Commitment pursuant to Section 2.1 (A).

“Revolving Loan” means the outstanding balance of all Revolving Advances and any amounts added to the principal balance of the Revolving Loan pursuant to this Agreement.

“Revolving Loan Commitment” means (a) as to any Lender, the commitment of such Lender to make Revolving Advances pursuant to Section 2.1 (A), and to purchase participations in Lender Letters of Credit pursuant to Section 2.1(E) in the aggregate amount set forth on the signature page of this Agreement opposite such Lender‘s signature or in the most recent Assignment and Acceptance Agreement, if any, executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Advances and to purchase participations in Lender Letters of Credit.  Any reduction of the aggregate Revolving Loan Commitment pursuant to Section 2.4(C) shall reduce each Lender’s respective Revolving Loan Commitment on a Pro Rata Basis.

“Revolving Note” means each promissory note of Borrower in form and substance reasonably acceptable to Agent, issued to evidence the Revolving Loan Commitments.

“Rocky on a Consolidated Basis” means the consolidation, in accordance with GAAP, of the financial accounts of Parent and its Subsidiaries.

“Scheduled Installment” has the meaning assigned to that term in Section 2.1(B).

“S&P” shall have the meaning assigned to such term in Section 5.2(H)(ii).

“SEC” shall mean the Securities and Exchange Commission and any governmental body or agency succeeding to the functions thereof.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Senior Debt” means all Indebtedness of Rocky on a Consolidated Basis other than (a) Indebtedness under Term Loan B and (b) any unsecured Indebtedness of Rocky on a Consolidated Basis.

“Senior Leverage Ratio” shall mean, for any period, the ratio of (x) Senior Debt as of the end of such period to (y) EBITDA for such period.

“Senior Term Loans” means Term Loan A and Term Loan B.

“Settlement Date” has the meaning assigned to that term in Section 9.8(A)(2).

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other subsidiaries of that Person or a combination thereof.

“Tax Liabilities” has the meaning assigned to that term in Section 2.9(A).

“Term Loan A” means the Advances made pursuant to Section 2.1(B).

“Term Loan A Commitment” means (a) as to any Lender, the commitment of such Lender to make its Pro Rata share of Term Loan A in the maximum aggregate amount set forth on the signature page of this Agreement opposite such Lender‘s signature or in the most recent Assignment and Acceptance Agreements, if any, executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make Term Loan A.

“Term Loan B” means the advances made by ACSL to Borrower in the original principal sum of $30,000,000 pursuant to the Note Purchase Agreement.

“Term Note” means each promissory note of Borrower in form and substance acceptable to Agent, issued to evidence the Term Loan A Commitment.

“Termination Date” has the meaning assigned to that term in Section 2.5.

“Total Leverage Ratio” shall mean, for any period, the ratio of (x) total Indebtedness of Rocky on a Consolidated Basis as of the end of such period to (y) EBITDA for such period.

“Total Loan Commitment” means as to any Lender the aggregate commitments of such Lender with respect to its Revolving Loan Commitment and Term Loan A Commitment.

“Trademark Security Agreement” means each Trademark Security Agreement executed and delivered by a Loan Party to Agent, as the same may be amended and in effect from time to time.

“Trademarks” means collectively all of the following: (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, prints and labels on which any of the foregoing have appeared or appear, all registrations and recordings thereof, and all applications in connection therewith including, without limitation, those listed on any schedule to any Trademark Security Agreement; (b) all renewals thereof; (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing including damages and payments for past, present and future infringements of any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; (e) all rights corresponding to any of the foregoing throughout the world; and (f) all goodwill associated with and symbolized by any of the foregoing.

“Transactions” shall mean, in the aggregate, the GMAC Transactions, the incurrence of the obligations by the Loan Parties of Term Loan B and the consummation of the Acquisition, all as contemplated by this Agreement, the Note Purchase Documents and the Acquisition Agreement and related documents.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, to the extent the law of any other state or other jurisdiction applies to the attachment, perfection, priority or enforcement of any Lien granted to Agent in any of the Collateral, “UCC” means the Uniform Commercial Code as in effect in such other state or jurisdiction for purposes of the provisions hereof relating to such attachment, perfection, priority or enforcement of a Lien in such Collateral.  To the extent this Agreement defines the term “Collateral“ by reference to terms used in the UCC, each of such terms shall have the broadest meaning given to such terms under the UCC as in effect in any state or other jurisdiction.

“Undrawn Availability” means an amount at any particular date equal to (a) the Maximum Revolving Loan Amount less (b) the sum of (i) the Revolving Loan, plus (ii) all amounts due Borrower’s trade creditors with respect to accounts payable outstanding beyond customary trade terms, in accordance with the historical practices of Borrower.

“US” shall mean the United States of America.

1.2.           UCC Defined Terms.  The following terms used in this Agreement shall have the respective meanings provided for in the UCC: “Accounts”, “Account Debtor”, “Buyer in Ordinary Course of Business”, “Chattel Paper”, “Commercial Tort Claim”, “Deposit Account”, “Documents”, “Electronic Chattel Paper”, “Equipment”, “Farm Products”, “Fixtures”, “General Intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter of Credit”, “Letter-of-Credit Rights”, “Licensee in Ordinary Course of Business”, “Payment Intangibles”, “Proceeds”, “Record”, “Software”, “Supporting Obligations” and “Tangible Chattel Paper”.

1.3.           Accounting Terms.  For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP.  Financial statements and other information furnished to Agent or any Lender pursuant to Section 5.1(E) shall be prepared in accordance with GAAP (as in effect at the time of such preparation) on a consistent basis.  In the event any “Accounting Changes” (as defined below) shall occur and such changes affect financial covenants, standards or terms in this Agreement, then Loan Parties and Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of the Loan Parties shall be the same after such Accounting Changes as if such Accounting Changes had not been made, and until such time as such an amendment shall have been executed and delivered by Loan Parties and Requisite Lenders, (A) all financial covenants, standards and terms in this Agreement shall be calculated and/or construed as if such Accounting Changes had not been made, and (B) the Loan Parties shall prepare footnotes to each Compliance Certificate and the financial statements required to be delivered hereunder that show the differences between the financial statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes). “Accounting Changes“ means: (a) changes in accounting principles required by GAAP and implemented by Loan Parties; (b) changes in accounting principles recommended by Loan Parties’ Accountants; and (c) changes in carrying value of any Loan Party’s assets, Liabilities or equity accounts resulting from (i) the application of purchase accounting principles (FASB 141) to the Transactions or (ii) any other adjustments that, in each case, were applicable to, but not included in, the Pro Forma Balance Sheet.  All such adjustments resulting from expenditures made subsequent to the Closing Date (including, but not limited to, capitalization of costs and expenses or payment of pre-Closing Date Liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period.

1.4.           Other Definitional Provisions.  References to “Sections”, “subsections”, “Riders”, “Exhibits”, “Schedules” and “Addenda” shall be to Sections, subsections, Riders, Exhibits,  Schedules and Addenda, respectively, of this Agreement unless otherwise specifically provided.  Any of the terms defined in subsection 1.1 or otherwise in this Agreement may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.  In this Agreement, words importing any gender include the other genders; the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement or any other Loan Document; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

SECTION 2.        LOANS AND COLLATERAL

2.1.         Loans.

(A)           Revolving Loan.  Each Lender, severally, agrees to lend to Borrower from time to time its Pro Rata Share of each advance under the Revolving Loan Commitment.  The aggregate amount of the Revolving Loan Commitment shall not exceed at any time $100,000,000, as reduced by Section 2.4(C).  Amounts borrowed under this Section 2.1(A) may be repaid and reborrowed at any time prior to the earlier of (1) the termination of the Revolving Loan Commitment pursuant to Section 7.3 or (2) the Termination Date.  Except as otherwise provided herein, no Lender shall have any obligation to make a Revolving Advance to the extent such Revolving Advance would cause the Revolving Loan (after giving effect to any immediate application of the proceeds thereof) to exceed the Maximum Revolving Loan Amount.

(B)           Term Loan A.  Each Lender, severally, agrees to lend to Borrower, on the Closing Date, its Pro Rata Share of the Term Loan A Commitment which is in the aggregate amount of $18,000,000.  Term Loan A shall be funded in one drawing.  Amounts borrowed under this Section 2.1(B) and repaid may not be reborrowed.  Borrower shall make principal payments in the amount of the applicable Scheduled Installment of Term Loan A (or such lesser principal amount as shall then be outstanding) on the dates set forth below:

“Scheduled Installment“ of Term Loan A means, for each date set forth below, the amount set forth opposite such date.

Date	Scheduled Installment

April 1, 2005	$1,500,000
July 1, 2005	$1,500,000
October 1, 2005	$1,500,000
January 1, 2006	$1,500,000
April 1, 2006	$1,500,000
July 1, 2006	$1,500,000
October 1, 2006	$1,500,000
January 1, 2007	$1,500,000
April 1, 2007	$1,500,000
July 1, 2007	$1,500,000
October 1, 2007	$1,500,000
January 1, 2008	$1,500,000

(C)           Borrowing Mechanics.  (1) LIBOR Loans made on any Funding Date shall be in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of such amount.  (2) On any day when a Borrower desires a Revolving Advance under this Section 2.1, Borrowing Agent shall give Agent written or telephonic notice of the proposed borrowing by 11:00 a.m. New York time on the Funding Date of a Base Rate Loan and three (3) Business Days in advance of the Funding Date of a LIBOR Loan, which notice shall specify the proposed Funding Date (which shall be a Business Day), whether such Loans shall consist of Base Rate Loans or LIBOR Loans, and, for LIBOR Loans, the Interest Period applicable thereto.  Any such telephonic notice shall be confirmed with a Notice of Borrowing on the same day as such request.  Neither Agent nor Lender shall incur any liability to any Borrower for acting upon any telephonic notice or a Notice of Borrowing which Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of any Borrower or for otherwise acting in good faith under this Section 2.1(C).  Neither Agent nor Lender will be required to make any advance pursuant to any telephonic or written notice or a Notice of Borrowing, unless all of the terms and conditions set forth in Section 3 have been satisfied and Agent has also received the most recent Borrowing Base Certificate and all other documents, to the extent required under Section 5.1(E), by 11:00 a.m. New York time on the date of such funding request.  Each Advance shall be deposited by wire transfer in immediately available funds in such account as Borrowing Agent may from time to time designate to Agent in writing.  The becoming due of any amount required to be paid under this Agreement or any of the other Loan Documents as principal, Lender Letter of Credit reimbursement obligation, accrued interest, fees, compensation or any other amounts shall be deemed irrevocably to be an automatic request by Borrowing Agent on behalf of the Borrowers for a Revolving Advance, which shall be a Base Rate Loan on the due date of, and in the amount required to pay (as set forth on Agent’s books and records), such principal, Lender Letter of Credit reimbursement obligation, accrued interest, fees, compensation or any other amounts.

(D)           Notes.  The Borrowers shall execute and deliver to each Lender with appropriate insertions a Note to evidence such Lender’s Commitments.  In the event of an assignment under Section 9.5, the Borrowers shall, upon surrender of the assigning Lender’s Note, issue new Notes to reflect the interest held by the assigning Lender and its Eligible Assignee.

(E)           Letters of Credit.  The Revolving Loan Commitments may, in addition to Revolving Advances, be utilized, upon the request of Borrowing Agent, for (1) the issuance of letters of credit by Agent; or with Agent’s consent any Lender, or (2) the issuance by GMAC CF or Agent of guaranties or risk participations to banks to induce such banks to issue Bank Letters of Credit for the account of Borrowers (each of (1) and (2) above a “Lender Letter of Credit“).  Each Lender shall be deemed to have purchased a participation in each Lender Letter of Credit issued on behalf of Borrowers in an amount equal to its Pro Rata Share thereof.  In no event shall any Lender Letter of Credit be issued to the extent that the issuance of such Lender Letter of Credit would cause the sum of the Letter of Credit Reserve (after giving effect to such issuance), plus the Revolving Loan to exceed the lesser of (1) the Borrowing Base and (2) the Revolving Loan Commitments.

(1)           Maximum Amount.  The aggregate amount of Letter of Credit Liability with respect to all Lender Letters of Credit outstanding at any time shall not exceed $7,500,000.

(2)           Reimbursement.  The Borrowers shall be irrevocably and unconditionally obligated forthwith without presentment, demand, protest or other formalities of any kind, to reimburse Agent or the issuer for any amounts paid with respect to a Lender Letter of Credit including all fees, costs and expenses paid to any bank that issues a Bank Letter of Credit.  Each Borrower hereby authorizes and directs Agent, at Agent’s option, to debit Borrowers’ account (by increasing the Revolving Loan) in the amount of any payment made with respect to any Lender Letter of Credit.  In the event that Agent elects not to debit Borrowers’ account and the Borrowers fail to reimburse Agent in full on the date of any payment under a Lender Letter of Credit, Agent shall promptly notify each Lender of the unreimbursed amount of such payment together with accrued interest thereon and each Lender, on the next Business Day, shall deliver to Agent an amount equal to its respective participation in same day funds.  The obligation of each Lender to deliver to Agent an amount equal to its respective participation pursuant to the foregoing sentence shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3.  In the event any Lender fails to make available to Agent the amount of such Lender’s participation in such Lender Letter of Credit, Agent shall be entitled to recover such amount on demand from such Lender together with interest on such amount calculated at the Federal Funds Effective Rate.

(3)           Request for Letters of Credit.  Borrowing Agent shall give Agent at least three (3) Business Days prior notice specifying the date a Lender Letter of Credit is to be issued, identifying the beneficiary and describing the nature of the transactions proposed to be supported thereby.  The notice shall be accompanied by the form of the Letter of Credit being requested.  Any Letter of Credit which Borrowing Agent requests must be in such form, be for such amount, contain such terms and support such transactions as are reasonably satisfactory to Agent.  The expiration date of each Lender Letter of Credit shall be on a date which is at least thirty (30) days prior to the Termination Date, unless otherwise agreed to by Agent.

(F)         Other Letter of Credit Provisions.

(1)           Obligations Absolute.  The obligation of the Borrowers to reimburse Agent or any Lender for payments made under, and other amounts payable in connection with, any Lender Letter of Credit shall be unconditional and irrevocable and shall be paid under all circumstances strictly in accordance with the terms of this Agreement including, without limitation, the following circumstances:

(a)           any lack of validity or enforceability of any Lender Letter of Credit, or any other agreement;

(b)           the existence of any claim, set-off, defense or other right which any Borrower, any of its Subsidiaries or Affiliates or any other Person may at any time have against any beneficiary or transferee of any Lender Letter of Credit (or any Persons for whom any such transferee may be acting), Agent, any Lender, any bank issuing a Bank Letter of Credit, or any other Person, whether in connection with this Agreement, any other Loan Document, or any other related or unrelated agreements or transactions;

(c)           any draft, demand, certificate or any other document presented under any Lender Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(d)           any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Loan Parties or any of their Subsidiaries;

(e)           any breach of this Agreement or any other Loan Document by any party thereto;

(f)           any other circumstance or happening whatsoever, whether or not similar to any of the foregoing;

(g)           the fact that a Default or an Event of Default shall have occurred and be continuing; or

(h)           payment under any Lender Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Lender Letter of Credit; provided that, in the case of any payment by Agent or a Lender under any Lender Letter of Credit, Agent or such Lender has not acted with gross negligence or willful misconduct (as determined by a final non-appealable order by a court of competent jurisdiction) in determining that the demand for payment under such Lender Letter of Credit complies on its face with any applicable requirements for a demand for payment under such Lender Letter of Credit.

(2)           Nature of Lender’s Duties.  As between any Lender that issues a Lender Letter of Credit (an “Issuing Lender“), on the one hand, and all Lenders on the other hand, all Lenders assume all risks of the acts and omissions of, or misuse of any Lender Letter of Credit by the beneficiary thereof.  In furtherance and not in limitation of the foregoing, neither Agent nor any Issuing Lender shall be responsible:  (a) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document by any party in connection with the application for and issuance of any Lender Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (b) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Lender Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (c) for failure of the beneficiary of any Lender Letter of Credit to comply fully with conditions required in order to demand payment thereunder; provided that, in the case of any payment under any such Lender Letter of Credit, any Issuing Lender has not acted with gross negligence or willful misconduct (as determined by a final non-appealable order by a court of competent jurisdiction) in determining that the demand for payment under any such Lender Letter of Credit complies on its face with any applicable requirements for a demand for payment thereunder; (d) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (e) for errors in interpretation of technical terms; (f) for any loss or delay in the transmission or otherwise of any document required in order to make a payment under any such Lender Letter of Credit; (g) for the credit of the proceeds of any drawing under any such Lender Letter of Credit; and (h) for any consequences arising from causes beyond the control of Agent or any Lender as the case may be.

(3)           Liability.  In furtherance and extension of and not in limitation of, the specific provisions herein above set forth, any action taken or omitted by Agent or any Lender under or in connection with any Lender Letter of Credit, if taken or omitted in good faith, shall not put Agent or any Lender under any resulting liability to any Borrower or any other Lender.

(G)         Availability of a Lender’s Pro Rata Share.

(1)           Lender’s Amounts Available on a Funding Date.  Unless Agent receives written notice from a Lender on or prior to any Funding Date that such Lender will not make available to Agent as and when required such Lender’s Pro Rata Share of any requested Loan or Advance, Agent may assume that each Lender will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrowers on such date a corresponding amount.

(2)           Lender’s Failure to Fund.  A Defaulting Lender shall pay interest to Agent at the Federal Funds Effective Rate on the Defaulted Amount from the Business Day following the applicable Funding Date of such Defaulted Amount until the date such Defaulted Amount is paid to Agent.  A notice of Agent submitted to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is not paid when due to Agent, Agent, at its option, may notify Borrowing Agent of such failure to fund and, upon demand by Agent, the Borrowers shall pay the unpaid amount to Agent for Agent’s account, together with interest thereon (without duplication and to the extent not paid in connection with such applicable Loan) for each day elapsed since the date of such borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loan made by the other Lenders on such Funding Date.  The failure of any Lender to make available any portion of its Commitment on any Funding Date or to fund its participation in a Lender Letter of Credit shall not relieve any other Lender of any obligation hereunder to fund such Lender’s Commitment on such Funding Date or to fund any such participation, but no Lender shall be responsible for the failure of any other Lender to honor its Commitment on any Funding Date or to fund any participation to be funded by any other Lender.

(3)           Payments to a Defaulting Lender.  Notwithstanding any provision to the contrary contained in this Agreement or the other Loan Documents, Agent shall not be obligated to transfer to a Defaulting Lender any payment made by the Borrowers to Agent or any amount otherwise received by Agent for application to the Obligations nor shall a Defaulting Lender be entitled to the sharing of any interest, fees or payments hereunder.

(4)           Defaulting Lender’s Right to Vote.  Notwithstanding any provision to the contrary contained in this Agreement or the other Loan Documents for purposes of voting or consenting to matters with respect to (a) the Loan Documents or (b) any other matter concerning the Loans, a Defaulting Lender shall be deemed not to be a “Lender“ and such Lender’s Commitments and outstanding Loans and Advances shall be deemed to be zero.

2.2.         Interest.

(A)           Rate of Interest.  The Loans and all other Obligations shall bear interest from the date such Loans are made or such other Obligations become due to the date paid at a rate per annum equal to (1) in the case of Base Rate Loans and Obligations for which no interest rate basis is specified, the Base Rate plus the Applicable Margin and (2) in the case of LIBOR Loans, LIBOR plus the Applicable Margin (collectively the “Interest Rate“).  All Loans made on the Closing Date shall be either (x) Base Rate Loans or (y) LIBOR Loans having an Interest Period of one month, and, in each case, shall remain so until ninety (90) days after the Closing Date or such earlier date as Agent notifies Borrower that it has completed the primary syndication of the Loans.  Such designation by Borrowing Agent may be changed from time to time pursuant to Section 2.2(D).  If on any day a Loan or a portion of any Loan is outstanding with respect to which notice has not been delivered to Agent in accordance with the terms of this Agreement specifying the basis for determining the rate of interest or if LIBOR has been specified and no LIBOR quote is available, then for that day that Loan or portion thereof shall bear interest determined by reference to the Base Rate.

After the occurrence and during the continuance of an Event of Default (1) the Loans and all other Obligations shall, at the election of Agent or Requisite Lenders, bear interest at a rate per annum equal to two percent (2%) plus the applicable Interest Rate (the “Default Rate“), (2) each LIBOR Loan shall automatically convert to a Base Rate Loan at the end of any applicable Interest Period and (3) no Loans may be converted to LIBOR Loans.  If an Event of Default has occurred and is continuing on an Adjustment Date, the Applicable Margin shall be set at its highest level.

(B)           Computation and Payment of Interest.  Interest on the Loans and all other Obligations shall be computed on the daily principal balance on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.   In computing interest on any  Loan, the date of funding of the Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a LIBOR Loan, the date of conversion of such LIBOR Loan to such Base Rate Loan, shall be included; and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan, or with respect to a Base Rate Loan being converted to a LIBOR Loan, the date of conversion of such Base Rate Loan to such LIBOR Loan, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one (1) day’s interest shall be paid on that Loan.  Interest on Base Rate Loans and all other Obligations other than LIBOR Loans shall be payable to Agent for the benefit of Lenders monthly in arrears on the first day of each month, on the date of any prepayment of Loans, and at maturity, whether by acceleration or otherwise.  Interest on LIBOR Loans shall be payable to Agent for the benefit of Lenders on the last day of the applicable Interest Period for such Loan, on the date of any prepayment of the Loans, and at maturity, whether by acceleration or otherwise.  In addition, for each LIBOR Loan having an Interest Period longer than three (3) months, interest accrued on such Loan shall also be payable on the last day of each three (3) month interval during such Interest Period.

(C)           Interest Laws.  Notwithstanding any provision to the contrary contained in this Agreement or any other Loan Document, the Borrowers shall not be required to pay, and neither Agent nor any Lender shall be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by applicable law (“Excess Interest“).  If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in any other Loan Document, then in such event:  (1) the provisions of this subsection shall govern and control; (2) neither any Borrower nor any other Loan Party shall be obligated to pay any Excess Interest; (3) any Excess Interest that Agent or any Lender may have received hereunder shall be, at such Lender’s option, (a) applied as a credit against the outstanding principal balance of the Obligations or accrued and unpaid interest (not to exceed the maximum amount permitted by law), (b) refunded to the payor thereof, or (c) any combination of the foregoing; (4) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the “Maximum Rate“), and this Agreement and the other Loan Documents shall be deemed to have been and shall be, reformed and modified to reflect such reduction; and (5) neither any Borrower nor any Loan Party shall have any action against Agent or any Lender for any damages arising out of the payment or collection of any Excess Interest.  Notwithstanding the foregoing, if for any period of time interest on any Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Obligations shall remain at the Maximum Rate until each Lender shall have received the amount of interest which such Lender would have received during such period on such Obligations had the rate of interest not been limited to the Maximum Rate during such period.

(D)           Conversion or Continuation.  Subject to the other provisions of this Agreement, including, without limitation, satisfying the conditions set forth in Section 3, Borrowing Agent shall have the option to (1) convert at any time all or any part of outstanding Loans equal to $500,000 and integral multiples of $100,000 in excess of that amount from Base Rate Loans to LIBOR Loans or (2) upon the expiration of any Interest Period applicable to a LIBOR Loan, to (a) continue all or any portion of such LIBOR Loan equal to $500,000 and integral multiples of $100,000 in excess of that amount as a LIBOR Loan or (b) convert all or any portion of such LIBOR Loan to a Base Rate Loan.  The succeeding Interest Period(s) of such continued or converted Loan commence on the last day of the Interest Period of the Loan to be continued or converted; provided that no outstanding Loan may be continued as, or be converted into, a LIBOR Loan, when any Event of Default or Default has occurred and is continuing.

Borrowing Agent shall deliver a Notice of Borrowing with respect to any such conversion/continuation to Agent no later than 11:00 a.m. (New York time) at least three (3) Business Days in advance of the proposed conversion/continuation date.  The Notice of Borrowing with respect to such conversion/continuation shall certify:  (1) the proposed conversion/continuation date (which shall be a Business Day); (2) the amount of the Loan to be converted/continued; (3) the nature of the proposed conversion/continuation; (4) in the case of  conversion to, or a continuation of, a LIBOR Loan, the requested Interest Period; (5) that no Default or Event of Default has occurred and is continuing or would result from the proposed conversion/continuation; and (6) that all conditions to make Loans as set forth in Section 3 have been satisfied.

In lieu of delivering a Notice of Borrowing with respect to any such conversion/continuation, Borrowing Agent may give Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2(D) (in such telephonic notice Borrowing Agent shall certify to the items set forth above with respect to the Notice of Borrowing); provided that such telephonic notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing (in form and substance described herein) with respect to such conversion/continuation to Agent on or before the proposed conversion/continuation date.  Once given, the Borrowers shall be bound by such telephonic notice.  Upon the expiration of an Interest Period for a LIBOR Loan, in the absence of a new Notice of Borrowing or a telephonic notice submitted to Agent not less than three (3) Business Days prior to the end of such Interest Period, the LIBOR Loan then maturing shall be automatically converted to a Base Rate Loan.

Neither Agent nor any Lender shall incur any liability to any Borrower or any other Loan Party in acting upon any telephonic notice or a Notice of Borrowing referred to above that Agent believes in good faith to have been given by an officer or other person authorized to act on behalf of Borrowers or for otherwise acting in good faith under this Section 2.2(D).

2.3.         Fees.

(A)           Unused Line Fee.  The Borrowers shall pay to Agent, for the benefit of Lenders, a fee in an amount equal to the Revolving Loan Commitment less the sum of (1) the average daily balance of each of the Revolving Loan plus, (2) the average daily face amount of the Letter of Credit Reserve during the preceding month, multiplied by (3) 3/8th of 1% (0.375%) per annum.  Such fee to be calculated on the basis of a three hundred sixty (360) day year for the actual number of days elapsed and to be payable monthly in arrears on the first day of each month following the Closing Date.

(B)           Letter of Credit Fees.  The Borrowers shall pay to Agent a fee with respect to the Lender Letters of Credit for the benefit of all Lenders with a Revolving Loan Commitment (based on their respective Pro Rata Share) in the amount of the average daily amount of Letter of Credit Liability outstanding during such month multiplied by 2.50% per annum until the first Adjustment Date and thereafter by the applicable percentage specified as the Applicable Margin for LIBOR Rate Loans consisting of Revolving Advances.  Such fees will be calculated on the basis of a three hundred sixty (360) day year for the actual number of days elapsed and will be payable monthly in arrears on the first day of each month.  The Borrowers shall also reimburse Agent for any and all fees and expenses, if any, paid by Agent or any Lender to the issuer of any Bank Letter of Credit.

(C)           Audit Fees.  The Borrowers agree to pay all fees and expenses of the firm or individual(s) engaged by Agent to perform audits and/or appraisals of Loan Parties’ assets and/or operations.  Notwithstanding the foregoing, if Agent uses its internal auditors to perform any audit, the Borrowers agree to pay to Agent, for its own account, an audit fee with respect to each such audit equal to $1,000 per internal auditor per day or any portion thereof together with all out of pocket expenses; provided, however, that prior to a Default, the Borrowers will not have to pay for more than two (2) audits per year.

(D)           Other Fees and Expenses.  The Borrowers shall pay to Agent, for its own account, all charges for returned items and all other bank charges incurred by Agent, as well as Agent’s standard wire transfer charges for each wire transfer made under this Agreement.

(E)           Fee Letter.  The Borrowers shall pay to GMAC CF, individually, the fees specified in that certain letter agreement dated December 13, 2004 between the Borrowers and GMAC CF.

2.4.         Payments and Prepayments.

(A)           Manner and Time of Payment.  In its sole discretion, Agent may elect to honor the automatic requests by Borrowing Agent for Revolving Advances, for all principal, Lender Letter of Credit reimbursement obligations, interest, fees, compensation and any other amounts due hereunder or under any of the other Loan Documents on their applicable due dates pursuant to the terms of this Agreement, and the proceeds of each such Revolving Advance, if made, shall be applied as a direct payment of the relevant Obligation.  To the extent such amounts exceed the Revolving Loan Commitment of all Revolving Loan Lenders, or if Agent elects to bill Borrowers for any amount due hereunder or under any of the other Loan Documents, such amount shall be immediately due and payable with interest thereon accruing from the applicable due date.  All payments made by Borrowers with respect to the Obligations shall be made without deduction, defense, setoff or counterclaim.  All payments to Agent hereunder shall, unless otherwise directed by Agent, be made to Agent’s Account or in accordance with Section 6.4.  All proceeds remitted to Agent’s Account via wire transfer shall be credited to the Obligations (including for the purpose of calculating interest payable by the Borrowers on the Obligations) on the same Business Day as such proceeds were received.

(B)           Mandatory Prepayments.

(1)           Over Formula Advance.  At any time that the Revolving Loan exceeds the Maximum Revolving Loan Amount (an “Over Formula Advance“), the Borrowers shall, immediately repay the Revolving Loan to the extent necessary to eliminate the Over Formula Advance.

(2)           Prepayments from Proceeds of Asset Dispositions.  Immediately upon receipt by any Loan Party or any of their respective Subsidiaries of Net Cash Proceeds of any Asset Disposition, which Net Cash Proceeds (together with all other Net Cash Proceeds of Asset Dispositions theretofore consummated by the Loan Parties or any of their respective Subsidiaries during any Fiscal Year) exceed $50,000 in the aggregate in any Fiscal Year (it being understood that if the Net Cash Proceeds of any Asset Disposition exceed $50,000, the entire amount and not just the portion above $50,000 shall be subject to this Section 2.4(B)(2)), the Borrowers shall prepay the Obligations in an amount equal to such proceeds.  All such prepayments shall be applied to the Loans in accordance with Section 2.4(E); provided, however, (x) if the Borrowers reasonably expect the proceeds of any Asset Disposition (other than as described in clauses (y) and (z) below) to be reinvested within one hundred eighty (180) days to repair or replace such assets with like assets, the Borrowers shall deliver the proceeds to Agent to be applied to the Revolving Loan and Agent shall establish a reserve against available funds for borrowing purposes under the Revolving Loan for such amount, until such time as such proceeds have been re-borrowed or applied to other Obligations as set forth herein, (y) if Parent sells the Nelsonville Office within twelve (12) months of the Closing Date and, at the time of such sale, no Default or Event of Default has occurred which is then continuing, the first $500,000 in Net Cash Proceeds of such sale shall be applied to reduce the outstanding principal balance of the Revolving Loans, but not as a permanent reduction of the Revolving Loan Commitment, and any excess Net Cash Proceeds shall be applied as set forth in Section 2.4(E), and (z) if Parent sells the Nelsonville Warehouse within twelve (12) months of the Closing Date and, at the time of such sale, no Default or Event of Default has occurred which is then continuing, the first $1,500,000 in Net Cash Proceeds of such sale shall be applied to reduce the outstanding principal balance of the Revolving Loans, but not as a permanent reduction of the Revolving Loan Commitment, and any excess Net Cash Proceeds shall be applied as set forth in Section 2.4(E).  If any Borrower elects, under clause (x) of this Section 2.4(B)(2), to deliver such proceeds to Agent, the Borrowers may, so long as no Default or Event of Default shall have occurred and be continuing, reborrow such proceeds only for such repair or replacement.  If the Borrowers fail to reinvest such Net Cash Proceeds within one hundred eighty (180) days, the Borrowers hereby authorize Agent and Lenders to make a Revolving Advance in the amount of the remaining reserve to repay the Loans in the manner set forth in Section 2.4(E).

(3)           Prepayments from Excess Cash Flow.  Until repayment in full of Term Loan A, within thirty (30) days after the date that the annual financial statement of Rocky on a Consolidated Basis is required to be delivered to Agent, the Borrowers shall prepay the Obligations in an amount equal to 50% of Excess Cash Flow for such prior Fiscal Year (“Cash Flow Prepayments”) calculated on the basis of the audited financial statements for such Fiscal Year delivered to Agent pursuant to Section 5.1(E)(a).  All Cash Flow Prepayments shall be applied to the Loans in accordance with Section 2.4(E).  Concurrently with the making of any such payment, Parent shall deliver to Agent and Lenders a certificate of Parent‘s chief executive officer or chief financial officer demonstrating its calculation of the amount required to be paid. In the event that any such financial statement is not so delivered, then a calculation based upon estimated amounts shall be made by Agent upon which calculation the Borrowers shall make the prepayment required by this Section 2.4(B)(3), subject to adjustment when the financial statement is delivered to Agent as required hereby.  The calculation made by Agent shall not be deemed a waiver of any rights Agent or Lenders may have as a result of the failure by Loan Parties to deliver such financial statement.

(4)           Prepayments from Issuance of Securities.  Immediately upon the receipt by any Loan Party or any of their respective Subsidiaries of the proceeds of the issuance of equity securities (other than proceeds of the issuance of equity securities (i) received on or before the Closing Date, (ii) as a result of the exercise of stock options under equity incentive plans of Parent and (iii) any proceeds received from another Loan Party), the Borrowers shall prepay the Loans in an amount equal to such proceeds, net of underwriting discounts and commissions and other reasonable costs associated therewith.  All such prepayments shall be applied to the Loans in accordance with Section 2.4(E).

(5)           Prepayments from Tax Refunds.  Immediately upon the receipt by any Loan Party or any of their respective Subsidiaries of the proceeds of any tax refund, the Borrowers shall prepay the Loans in an amount equal to such proceeds.  All such prepayments shall be applied to the Loans in accordance with Section 2.4(E).

(6)           Prepayments from Collateral Assignment.  Immediately upon the receipt by any Loan Party of any post-closing adjustment to the purchase price under the Acquisition Agreement attributable to a working capital adjustment, Borrower shall prepay the Revolving Loans in an amount equal to such proceeds.  Immediately upon the receipt by any Loan Party of any other post-closing adjustment under the Acquisition Agreement, Borrower shall  prepay the Loans for application in accordance with Section 2.4(E).

(7)           Change of Control.  Immediately upon the occurrence of any Change of Control, Borrower shall prepay the Loans, together with all other then outstanding Obligations, in full, and the Commitments shall be deemed terminated.  All such prepayments shall be applied to the Loans in accordance with Section 2.4(E).

(C)         Voluntary Prepayments and Repayments.  Borrower may prepay the outstanding principal amount of the Term Loan A in whole or in part in multiples of (x) $100,000 or (y) such lesser amount as is then outstanding, at any time without any premium or prepayment penalty together with the accrued interest, if any, on such principal amount prepaid to the date set for prepayment.  Borrower may, at any time upon not less than three (3) Business Days prior notice to Agent, (a) reduce the Revolving Loan Commitment in minimum reductions of $1,000,000 and in integral multiples of $500,000 in excess thereof (but in no event to a Revolving Loan Commitment of less than $25,000,000) and/or (b) terminate the Revolving Loan Commitment in full; provided, however, the Revolving Loan Commitment may not be terminated by Borrower until all other Obligations (including, without limitation, Term Loan A) are paid in full.  Any reduction or termination of the Revolving Loan Commitment permitted in this Section 2.4(C) shall be subject to the payment of all fees set forth in subsection 2.3, including, without limitation, the fees set forth in the Fee Letter and the payment of any amounts owing pursuant to Section 2.12 resulting from such prepayment.  In the event any Lender Letters of Credit are outstanding at the time that Borrowers prepays the Obligations and desires to terminate the Revolving Loan Commitment, the Borrowers shall cause Agent and each Lender to be released from all liability under any Lender Letters of Credit or, at Agent’s option, the Borrowers shall (1) deposit with Agent for the benefit of all Lenders with a Revolving Loan Commitment cash in an amount equal to one hundred and five percent (105%) of the aggregate outstanding Letter of Credit Reserve to be available to Agent to reimburse payments of drafts drawn under such Lender Letters of Credit and pay any fees and expenses related thereto and (2) prepay the fees payable under Section 2.3(B) with respect to such Lender Letters of Credit for the full remaining terms of such Lender Letters of Credit.  Upon termination of any such Lender Letter of Credit, the unearned portion of such prepaid fee attributable to such Lender Letter of Credit shall be refunded to the Borrowers.

(D)           Payments on Business Days.  Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest or fees due hereunder.

(E)           Application of Prepayment Proceeds.  Except as otherwise provided therein, all prepayments described in Sections 2.4(B)(2) through 2.4(B)7 shall first be applied in payment of Scheduled Installments of Term Loan A, in the inverse order of maturity, and at any time after Term Loan A shall have been repaid in full, such payments shall be applied to reduce the outstanding principal balance of the Revolving Loans but not as a permanent reduction of the Revolving Loan Commitment.  Considering each type of Loan being prepaid separately, any such prepayment shall be applied first to Base Rate Loans of the type required to be prepaid before application to LIBOR Loans of the type required to be prepaid.

2.5.           Term of this Agreement.  This Agreement shall be effective until the earlier of (a) January 5, 2010 and (b) the acceleration of all Obligations pursuant to Section 7.3 (the “Termination Date“).  The Commitments shall terminate  (unless earlier terminated pursuant to the terms hereof) upon the Termination Date and all Obligations shall become immediately due and payable without notice or demand.  Notwithstanding any termination, until all Obligations have been fully paid and satisfied, Agent, on behalf of itself and Lenders, shall be entitled to retain security interests in and liens upon all Collateral; provided, however, that in the event that all Revolving Loans and Term Loan A are repaid in full, and all other due and owing Obligations and all reasonably anticipated future Obligations (including reasonably anticipated contingent Obligations) are satisfied in full in a manner reasonably satisfactory to Agent, Agent shall, at the request of Borrower, terminate its Liens upon all Collateral.  Even after payment of all Obligations hereunder, each Loan Party’s obligation to indemnify Agent and each Lender in accordance with the terms hereof shall continue.

2.6.           Statements.  Agent shall render a monthly statement of account to Borrowing Agent within twenty (20) days after the end of each month.  Such statement of account shall constitute an account stated unless any Borrower makes written objection thereto within thirty (30) days from the date such statement is mailed to Borrowing Agent.  Agent shall record in its books and records, including computer records, (a) all Loans, interest charges and payments thereof, (b) all Letter of Credit Liability, (c) the charging and payment of all fees, costs and expenses and (d) all other debits and credits pursuant to this Agreement.  The balance in the loan accounts shall constitute presumptive evidence, absent manifest error, of the accuracy of the information contained therein; provided, however, that any failure by Agent to so record shall not limit or affect the any Borrower’s obligation to pay.

2.7.         Grant of Security Interest.

(A)           Grant of Liens in the Collateral..  To secure the payment and performance of the Obligations, including all renewals, extensions, restructurings and refinancings of any or all of the Obligations, each Loan Party hereby grants to Agent, for the benefit of Agent and Lenders, a continuing security interest in, lien and mortgage in and to, right of setoff against and collateral assignment of all of such Loan Party’s Personal Property and real property and all rights to such personal and real property, other than Excluded Property, in each case, whether now owned or existing or hereafter acquired or arising and regardless of where located (all being collectively referred to as the “Collateral“) including, without limitation, all: (1) Accounts; (2) Chattel Paper; (3) Commercial Tort Claims, including those specified on Schedule 2.7(A); (4) Deposit Accounts and cash and other monies and property of such Loan Party in the possession or under the control of Agent, any Lender or any participant of any Lender in the Loans; (5) Documents; (6) Equipment; (7) Fixtures; (8) General Intangibles (including Intellectual Property); (9) Goods; (10) Instruments; (11) Inventory; (12) Investment Property; (13) Letter-of-Credit Rights and Supporting Obligations; (14) other Personal Property whether or not subject to the UCC; and (15) Additional Mortgaged Property; together with all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the property described above or are otherwise necessary or helpful in the collection thereof or realization thereon; and Proceeds and products of all or any of the property described above.

(B)           Loan Parties Remain Liable.  Anything herein to the contrary notwithstanding: (a) each Loan Parties shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of their respective duties and obligations thereunder to the same extent as if this Agreement or the other Loan Documents had not been executed; (b) the exercise by Agent of any of the rights under this Agreement or the other Loan Documents shall not release any Loan Party from any of their respective duties or obligations to the parties under the contracts and agreements included in the Collateral; (c) neither Agent nor any Lender shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or the other Loan Documents, nor shall Agent nor any Lender be obligated to perform any of the obligations or duties of any Loan Party thereunder or to take any action to collect or enforce any claim for payment assigned under this Agreement or the other Loan Documents; and (d) neither Agent nor any Lender shall have any liability in contract or tort for any Loan Party’s acts or omissions.

2.8.         Yield Protection.

(A)           Capital Adequacy and Other Adjustments.  In the event any Lender shall have determined that the adoption after the date hereof of any Law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any central bank or Governmental Authority or body having jurisdiction does or shall have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender or any corporation controlling such Lender and thereby reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder, then the Borrowers shall within fifteen (15) days after notice and demand from such Lender (together with the certificate referred to in the next sentence and with a copy to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction.  A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by such Lender to Borrowing Agent shall, absent manifest error, be conclusive and binding for all purposes.

(B)           Increased LIBOR Funding Costs.  If, after the date hereof, the introduction of, change in or interpretation of any law, rule, regulation, treaty or directive would impose or increase reserve requirements (other than as taken into account in the definition of LIBOR) or otherwise increase the cost to any Lender of making or maintaining a LIBOR Loan, then Borrowers shall from time to time within fifteen (15) days after notice and demand from such affected Lenders (together with the certificate referred to in the next sentence and with a copy to Agent) pay to Agent, for the account of such affected Lenders, additional amounts sufficient to compensate such Lenders for such increased cost.  A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by such affected Lenders to Borrowing Agent and Agent shall, absent manifest error, be conclusive and binding on Borrower for all purposes.

2.9.         Taxes.

(A)           No Deductions.  Any and all payments or reimbursements made hereunder shall be made free and clear of and without deduction for any and all Charges and all Liabilities with respect thereto (all such Charges and all Liabilities with respect thereto referred to herein as “Tax Liabilities“; excluding, however, taxes imposed on the net income of any Lender or Agent by the jurisdiction under the laws of which Agent or such Lender is organized or doing business or any political subdivision thereof and taxes imposed on its net income by the jurisdiction of Agent’s or such Lender’s applicable lending office or any political subdivision).  If any Loan Party shall be required by law to deduct any such Tax Liabilities from or in respect of any sum payable hereunder to Agent or any Lender, then the sum payable hereunder shall be increased as may be necessary so that, after making all required deductions, Agent or such Lender receives an amount equal to the sum it would have received had no such deductions been made.

(B)           Changes in Tax Laws.  In the event that, subsequent to the Closing Date, (1) any changes in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (2) any new law, regulation, treaty or directive enacted or any interpretation or application thereof, or (3) compliance by Lender with any request or directive (whether or not having the force of law) from any Governmental Authority;

(a)           does or shall subject Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement, the other Loan Documents or any Loans made or Lender Letters of Credit issued hereunder, or change the basis of taxation of payments to Agent or such Lender of principal, fees, interest or any other amount payable hereunder (except for net income taxes, or franchise taxes imposed in lieu of net income taxes, imposed generally by federal, state or local taxing authorities with respect to interest or commitment or other fees payable hereunder or changes in the rate of tax on the overall net income of Agent or such Lender); or

(b)           does or shall impose on Agent or any Lender any other condition or increased cost in connection with the transactions contemplated hereby or participations herein; and the result of any of the foregoing is to increase the cost to Agent or such Lender of issuing any Lender Letter of Credit or making or continuing any Loan hereunder, as the case may be, or to reduce any amount receivable hereunder;

then, in any such case, the Borrowers shall pay, within fifteen (15) days after notice and demand from Agent or the affected Lender, to Agent or such Lender, upon its notice and demand, any additional amounts necessary to compensate Agent or such Lender, on an after-tax basis, for such additional cost or reduced amount receivable, as determined by Agent or such Lender with respect to this Agreement or the other Loan Documents.  If Agent or any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify Borrowing Agent of the event by reason of which Agent or such Lender has become so entitled (with any such Lender concurrently notifying Agent).  A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or any Lender to Borrowing Agent shall, absent manifest error, be conclusive and binding on Borrower for all purposes.

(C)           Foreign Lenders.  Each Lender organized under the laws of a jurisdiction outside the US (a “Foreign Lender“) as to which payments to be made under this Agreement are exempt from US withholding tax or are subject to US withholding tax at a reduced rate under an applicable statute or tax treaty shall provide to Borrowing Agent and Agent (1) a properly completed and executed Internal Revenue Service Form W-8BEN or Form W-8ECI or other applicable form, certificate or document prescribed by the Internal Revenue Service of the US certifying as to such Foreign Lender’s entitlement to such exemption or reduced rate of withholding with respect to payments to be made to such Foreign Lender under this Agreement, (a “Certificate of Exemption“), or (2) a letter from any such Foreign Lender stating that it is not entitled to any such exemption or reduced rate of withholding (a “Letter of Non-Exemption“).  Prior to becoming a Lender under this Agreement and within fifteen (15) days after a reasonable written request of Borrowing Agent or Agent from time to time thereafter, each Foreign Lender that becomes a Lender under this Agreement shall provide a Certificate of Exemption or a Letter of Non-Exemption to Borrowing Agent and Agent.

If a Foreign Lender is entitled to an exemption with respect to payments to be made to such Foreign Lender under this Agreement (or to a reduced rate of withholding) and does not provide a Certificate of Exemption to Borrowing Agent and Agent within the time periods set forth in the preceding paragraph, the Borrowers shall withhold taxes from payments to such Foreign Lender at the applicable statutory rates and no Borrower shall be required to pay any additional amounts as a result of such withholding; provided, however, that all such withholding shall cease upon delivery by such Foreign Lender of a Certificate of Exemption to Borrowing Agent and Agent.

2.10.       Required Termination and Prepayment.  If on any date any Lender shall have reasonably determined (which determination shall be conclusive and binding upon all parties) that the making or continuation of its LIBOR Loans has become unlawful or impossible by compliance by such Lender in good faith with any law, governmental rule, regulation or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, and in any such event, that Lender shall promptly give notice (by telephone confirmed in writing) to Borrowing Agent and Agent of that determination.  Subject to prior withdrawal of a Notice of Borrowing or prepayment of LIBOR Loans as contemplated by Section 2.12, the obligation of such Lender to make or maintain its LIBOR Loans during any such period shall be terminated at the earlier of the termination of the Interest Period then in effect or when required by law and the Borrowers shall no later than the termination of the Interest Period in effect at the time any such determination pursuant to this Section 2.10 is made or, earlier (without any breakage fee) when required by Law, repay or prepay LIBOR Loans together with all interest accrued thereon or convert LIBOR Loans to Base Rate Loans.

2.11.      Optional Prepayment/Replacement of Lenders.  Within fifteen (15) days after receipt by Borrowing Agent of: (a) written notice and demand from any Lender for payment or reimbursement of additional costs as provided in Section 2.8 or section 2.9, or (b) written notice of any Lender’s inability to make LIBOR Loans as provided in Section 2.10, or information that such Lender is a Defaulting Lender (any such Lender demanding such payment or having such inability or being a Defaulting Lender being referred to herein as an “Affected Lender”), Parent may, at its option notify Agent and such Affected Lender of its intention to take one of the actions set forth herein in subparagraphs (A) or (B) below.

(A)           Replacement of an Affected Lender.  The Borrowers may obtain, at Borrowers’ expense, a replacement Lender (“Replacement Lender“) for an Affected Lender, which Replacement Lender shall be reasonably satisfactory to Agent.  In the event the Borrowers obtain a Replacement Lender that will purchase all outstanding Obligations owed to such Affected Lender and assume its Commitments hereunder within ninety (90) days following notice of Borrowers’ intention to do so, the Affected Lender shall sell and assign its Loans and Commitments to such Replacement Lender in accordance with the provisions of Section 9.5; provided, however, the Borrowers have (1) reimbursed such Affected Lender for any administrative fee payable by such Affected Lender to Agent pursuant to Section 9.5 and, (2) in any case where such replacement occurs as the result of a demand for payment of certain costs pursuant to Section 2.8 or Section 2.9, paid all increased costs for which such Affected Lender is entitled to under Section 2.8 or Section 2.9 through the date of such sale and assignment; or

(B)           Prepayment of an Affected Lender.  Borrowers may prepay in full all outstanding Obligations owed to an Affected Lender and terminate such Affected Lender’s Commitments.  The Borrowers shall, within ninety (90) days following notice of its intention to do so, prepay in full all outstanding Obligations owed to such Affected Lender, including such Affected Lender’s increased costs for which it is entitled to reimbursement under this Agreement through the date of such prepayment, and terminate such Affected Lender’s Commitments.

2.12.       Compensation.  The Borrowers shall promptly compensate Agent for the benefit of Lenders (Agent’s calculation of such amounts shall, absent manifest error, be conclusive and binding upon all parties hereto), for any losses, expenses and Liabilities including, without limitation, any loss (including interest paid) sustained by such Lender in connection with the re-employment of funds: (a) if for any reason (other than a default by any Lender) a borrowing of any LIBOR Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request of borrowing by Borrowing Agent; (b) if any prepayment of any of its LIBOR Loans occurs on a date that is not the last day of an Interest Period applicable to that Loan (regardless of the source of such prepayment and whether voluntary, by acceleration or otherwise); (c) if any prepayment of any of its LIBOR Loans is not made on any date specified in a notice of prepayment given by the Borrowers; or (d) as a consequence of any other default by the Borrowers to repay its LIBOR Loans when required by the terms of this Agreement; provided, however, during the period while any such amounts have not been paid, Agent may, in its sole discretion, (i) in accordance with Section 2.4(B), elect to honor the automatic request by Borrowing Agent for a Revolving Advance for such amount pursuant to Section 2.1(A) or (ii) reserve an equal amount from amounts otherwise available to be borrowed under the Revolving Loan.

2.13.           Booking of LIBOR Loans.  Each Lender may make, carry or transfer LIBOR Loans at, to, or for the account of, any of its branch offices or the office of an affiliate of such Lender.

2.14.           Assumptions Concerning Funding of LIBOR Loans.  Calculation of all amounts payable to each Lender under subsection 2.12 shall be made as though each Lender had actually funded its relevant LIBOR Loan through the purchase of a LIBOR deposit bearing interest at LIBOR in an amount equal to the amount of that LIBOR Loan and having maturity comparable to the relevant Interest Period and through the transfer of such LIBOR deposit from an offshore office to a domestic office in the US; provided, however, each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under Section 2.12.

2.15.           Endorsement; Insurance Claims.  Each Borrower hereby constitutes and appoints Agent and all Persons designated by Agent for that purpose as such Borrower’s true and lawful attorney-in-fact, with power in the place and stead of such Borrower and in the name of such Borrower (a) to endorse such Borrower’s name to any of the items of payment or proceeds described in Section 6.4 below and all proceeds of Collateral that come into Agent’s possession or under Agent’s control, including without limitation, with respect to any drafts, Instruments, Documents and Chattel Paper, and (b) after consultation with Parent (unless an Event of Default has occurred which is then continuing) to obtain, adjust and settle insurance claims, which are required to be paid to Agent.  Each Borrower hereby ratifies and approves all acts of Agent made or taken pursuant to this Section 2.15.  Both the appointment of Agent as each Borrower’s attorney and Agent’s rights and powers are coupled with an interest and are irrevocable, so long as any of the Commitments hereunder shall be in effect and until indefeasible payment in full, in cash, of all Obligations and termination of all Lender Letters of Credit.

SECTION 3.     CONDITIONS TO LOANS

The obligations of Agent and each Lender to make Loans and the obligation of Agent or any Lender to issue Lender Letters of Credit on the Closing Date and on each Funding Date are subject to satisfaction of all of the terms and conditions set forth  below and the accuracy of all the representations and warranties of the Borrowers and the other Loan Parties set forth herein and in the other Loan Documents:

(A)           Closing Deliveries.  Agent shall have received, in form and substance satisfactory to Agent, all documents, instruments and information identified on Schedule 3 hereto and all other agreements, notes, certificates, orders, authorizations, financing statements, mortgages and other documents which Agent may at any time reasonably request.

(B)           Security Interests.  Agent shall have received satisfactory evidence that all security interests and liens granted to Agent for the benefit of Agent and Lenders pursuant to this Agreement or the other Loan Documents have been duly perfected and constitute first priority liens on the Collateral, subject only to Permitted Liens.

(C)           Closing Date Availability.  After giving effect to the consummation of the Transactions, and the payment by the Borrowers of all costs, fees and expenses relating to the  Transactions, Undrawn Availability shall not be less than $20,000,000.

(D)           Representations and Warranties.  The representations and warranties contained herein and in the Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except for any representation or warranty limited by its terms to a specific date and taking into account any amendments to the Schedules or Exhibits as a result of any disclosures made by the Borrowers to Agent after the Closing Date and approved in writing by Agent.

(E)           Fees.  With respect to Loans or Lender Letters of Credit to be made or issued on the Closing Date, the Borrowers shall have paid all fees due to Agent or any Lender and payable on the Closing Date.

(F)           No Default.  No event shall have occurred and be continuing or would result from funding a Loan or issuing a Lender Letter of Credit requested by Borrowing Agent that would constitute an Event of Default or a Default.

(G)           Performance of Agreements.  Each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which any Loan Document provides shall be performed by it on or before that Funding Date.

(H)           No Prohibition.  No order, judgment or decree of any court, arbitrator or Governmental Authority shall purport to enjoin or restrain Agent or any Lender from making any Loans or issuing any Lender Letters of Credit.

(I)            No Litigation.  There shall not be pending or, to the knowledge of any Loan Party, threatened, any action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration by, against or affecting any Loan Party or any property of any Loan Party that has not been disclosed to Agent by a Loan Party in writing, and there shall have occurred no development in any such action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration that, in the opinion of Agent, would reasonably be expected to have a Material Adverse Effect.

(J)           Term Note B Investment.  Agent has received or will receive on the Closing Date complete copies of the Note Purchase Documents (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof.  None of such documents and agreements has been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to a written agreement or instrument which has heretofore been delivered to Agent.  The transactions contemplated by the Note Purchase Documents shall have been consummated in accordance with the terms thereof including, without limitation, the issuance by Borrower, issued at par, of Term Note B and, in consideration thereof, the receipt by Borrower from ACSL of cash proceeds of not less than $30,000,000 (including fees and expenses of AFCS and ACSL paid from such sum on or about the Closing Date in the aggregate not to exceed $1,000,000), which shall be repayable not earlier than six (6) years from the Closing Date, except as otherwise agreed to by Agent, and ACSL shall have entered into the Intercreditor Agreement with Agent.

(K)           Acquisition.  Agent has received or will receive on the Closing Date complete copies of the Acquisition Agreement (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof.  None of such documents and agreements has been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to a written agreement or instrument which has heretofore been delivered to Agent.  The transactions contemplated by the Acquisition Agreement shall have been consummated in accordance with the terms thereof, not less than $10,000,000 of the purchase price due thereunder shall have been paid by Parent in the form of Common Stock and the Collateral Assignment shall have been executed and delivered to Agent.

(L)           Total Leverage Ratio.  As of the Closing Date, the Total Leverage Ratio of Borrower for the twelve (12) months ended November 30, 2004 (on a combined pro forma basis after giving effect to the consummation of the Acquisition) shall not exceed 4.00 to 1.00, nor shall EBITDA for such twelve (12) month period (also on a combined pro forma basis after giving effect to the consummation of the Acquisition) be less than $32,000,000) provided, however, that such EBITDA may contain adjustments for non-recurring expenses, and certain other pro forma adjustments, which have been reviewed by and deemed acceptable to Agent, in its sole discretion.

SECTION 4.         REPRESENTATIONS, WARRANTIES OF THE LOAN PARTIES

4.1.         Representations and Warranties of Loan Parties.  As a material inducement to Agent and each Lender to enter into the Loan Documents, to make and to continue to make Loans and to issue and continue to issue Lender Letters of Credit or risk participations to the banks that issue Bank Letters of Credit, each Loan Party as to itself (and Parent as to itself and the other Loan Parties) represents, warrants to Agent and each Lender as follows:

(A)           Organization and Power.  Each of the Loan Parties is a legal entity duly organized, validly existing and in good standing under the laws of its state of formation.  Each of the Loan Parties has all requisite corporate or other organizational power and authority and all material licenses, permits, approvals and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the Transactions, and is qualified to do business in the jurisdictions listed on the “Organizational Schedule” attached hereto as Schedule 4.1(A), which includes every jurisdiction where the failure to so qualify might reasonably be expected to have a Material Adverse Effect (other than Lifestyle, which is not in good standing in Puerto Rico as of the Closing Date but will be restored to good standing in such jurisdiction as soon as reasonably practicable thereafter and in no event no later than July 1, 2005).   Each of the Loan Parties has its principal place of business as set forth on the Organizational Schedule.  The copies of the Charter Documents and By-Laws of the Loan Parties that have been furnished to Agent reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

(B)           Principal Business.  The Loan Parties are primarily engaged in the business of assembling and selling specialty footwear and related apparel and accessories (the “Business”).

(C)           Financial Statements and Financial Projections.

(i)           Financial Statements; Historical Statements.  Parent has delivered to Agent copies of its audited consolidated year-end financial statements for and as of the end of the three (3) Fiscal Years ended December 31, 2003 together, and unaudited balance sheet, income statements and cash flow statements for the nine (9) month period ended September 30, 2004 (together, the “Financial Statements”).  The Financial Statements were compiled from the books and records maintained by Parent’s management are correct and complete and fairly represent the consolidated financial condition of Parent as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied.

(ii)           EJ Financial Statements.  Parent has delivered to Agent the audited, combined balance sheet, income statement, statements of cash flows and owner’s equity of EJ Footwear and their Subsidiaries for the fiscal year ended September 30, 2004 (the “EJ Financial Information”).  To the knowledge of Parent, the EJ Financial Information was derived from the internal books and records of EJ Footwear and has been prepared in a manner consistent with GAAP, and fairly presents, in all material respects, the financial position of EJ Footwear and its Subsidiaries as of such dates and the results of operations of EJ Footwear and its Subsidiaries for the periods covered thereby, in each case on a combined basis, and subject to the absence of footnotes and other presentation items.  The EJ Financial Information was prepared for the purpose of the Acquisition Agreement and for the internal management purposes of EJ Footwear.  None of the companies that EJ Footwear is comprised of was conducted on a stand-alone basis as a separate entity during the periods indicated in the EJ Financial Information and the allocations and estimates included in the EJ Financial Information are not necessarily indicative of the costs that would have resulted if each of the companies of EJ Footwear had been operated and conducted on a stand-alone basis as a separate entity during such periods.

(iii)         Pro Forma Balance Sheet.  The unaudited pro forma balance sheet of the Rocky on a Consolidated Basis as of December 31, 2004, a copy of which has heretofore been delivered to Agent, gives pro forma effect to the consummation of the Transactions, all as if such events had occurred on such date (the “Pro Forma Balance Sheet”).  The Pro Forma Balance Sheet has been prepared in a manner consistent with customary accounting practices and the financial statements described in Section 4.1(c)(i) (subject to the absence of footnotes required by GAAP and subject to normal year-end adjustments) and, subject to stated assumptions made in good faith and having a reasonable basis set forth therein, presents fairly the financial condition of the Loan Parties on an unaudited pro forma basis as of the date set forth therein after giving effect to the consummation of the Transactions.

(iv)         Financial Projections.  The Loan Parties have delivered to Agent financial projections of Rocky on a Consolidated Basis for the period January 1, 2005 through December 31, 2008 derived from various assumptions of the Loan Parties’ management (the “Financial Projections”).  The Financial Projections were prepared consistent with GAAP and customary accounting procedures and reflect all information available to the management of the Loan Parties at the time the Financial Projections were produced.  The Financial Projections in good faith project the Liabilities of the Loan Parties upon consummation of the Transactions as of the Closing Date

(v)          Accuracy of Financial Statements.  As of the dates of such Financial Statements, Rocky on a Consolidated Basis did not have any Liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Financial Statements or in the notes thereto, and except as disclosed therein, as of such dates and as disclosed on the Pro-Forma Balance Sheet as of the date hereof, there are no unrealized or anticipated losses from any commitments that are reasonably likely to have a Material Adverse Effect.

(D)           Capitalization and Related Matters.  As of the Closing Date and immediately thereafter, the authorized capital stock of Parent is as set forth on the “Capitalization Schedule” attached hereto as Schedule 4.1(D).  As of the Closing Date, the authorized capital stock or other equity interests of each of the Subsidiaries of Parent and the number and ownership of all outstanding capital stock or equity interests of each of the Loan Parties (other than Parent) is set forth on Schedule 4.1(D).  Except as set forth on the Schedule 4.1(D), as of the Closing Date, none of the Loan Parties will have outstanding any stock or securities convertible into or exchangeable for any shares of its capital stock and none will have outstanding any rights or options to subscribe for or to purchase its capital stock (or other equity interests) or any stock or securities convertible into or exchangeable for its capital stock (or other equity interests).  As of the Closing Date, none of the Loan Parties will be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or other equity interests.  As of the Closing, all of the outstanding shares and capital stock or other equity interests of the Loan Parties will be validly issued, fully paid and nonassessable.  None of the Loan Parties have violated any applicable federal or state securities Laws, in any material respect, in connection with the offer, sale or issuance of any of its capital stock or other equity interests, and the offer, sale and issuance of the Notes hereunder or of Term Note B do not require registration under the Securities Act or any applicable state securities laws.

(E)           Subsidiaries.  The Loan Parties do not own, or hold any rights to acquire, any shares of stock or any other security or interest in any other Person, and the Loan Parties have no Subsidiaries, except in each case as set forth on the Organizational Schedule.

(F)           Authorization; No Breach.  Except as set forth on Schedule 4.1(F), the execution, delivery and performance of this Agreement and the other Loan Documents to which any of the Loan Parties is a party, and the consummation of the Transactions have been duly authorized by each of the Loan Parties.  The execution and delivery by each of the Loan Parties of the Loan Documents and the consummation of the Transactions do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) except as created pursuant to the Loan Documents and the Note Purchase Documents result in the creation of any Lien upon any of the Loan Parties’ capital stock or assets pursuant to, (iv) give any third party the right to accelerate any obligation under, or (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any Governmental Authority pursuant to, the Charter Documents or By-laws of any of the Loan Parties, or any Law to which any of the Loan Parties is subject, or any material contract or material instrument, or any order, judgment or decree, to which any of the Loan Parties is a party or to which they or their assets are subject.

(G)           Governmental Approvals.  Except as set forth on Schedule 4.1(G), no registration with or consent or approval of, or other action by, any Governmental Authority is or will be required in connection with the consummation of the GMAC Transactions.  Except as specifically provided by the Acquisition Agreement, no registration with or consent or approval of, or other action by, any Governmental Authority was required in connection with the consummation of the Acquisition.

(H)           Enforceability.  This Agreement constitutes, and each of the other Loan Documents when duly executed and delivered by each of the Loan Parties who are parties thereto will constitute, legal, valid and binding obligations of each of the Loan Parties enforceable in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

(I)           No Material Adverse Change.  Since September 30, 2004, there has been no Material Adverse Change with respect to either (a) Rocky and its Subsidiaries, taken as a whole, prior to giving effect to the Acquisition, or (b) EJ Footwear, Georgia Boot, HM Lehigh and their respective Subsidiaries, taken as a whole, prior to giving effect to the Acquisition; provided, that the consummation of any of the Transactions shall not, in and of itself, be deemed to be a Material Adverse Change with respect to either or both of (a) or (b) of this Section 4.1(I).

(J)           Litigation.  Except as described in the “Litigation Schedule” attached hereto as Schedule 4.1(J), as of and after the Closing Date, there are no actions, suits or proceedings at law or in equity or by or before any arbitrator or any Governmental Authority now pending or, to the best knowledge of the Loan Parties’ management after reasonable inquiry, threatened against or filed by or affecting Company, any of the Loan Parties or any of their directors or officers or the businesses, assets or rights of any of the Loan Parties which are reasonably likely to have a Material Adverse Effect.

(K)           Compliance with Laws.  The Loan Parties are not in violation in any material respect of any applicable Law which any such violation (or such violations, if any, in the aggregate) is reasonably likely to have a Material Adverse Effect.  The Loan Parties are not in, and the consummation of the Transactions will not cause any, default concerning any judgment, order, writ, injunction or decree of any Governmental Authority.  As of and after the Closing Date, there is no investigation, enforcement action or regulatory action pending or, to the knowledge of the Loan Parties, threatened against or affecting any of the Loan Parties by any Governmental Authority, except as set forth on the Litigation Schedule, which is reasonably likely to have a Material Adverse Effect.  Except as set forth in the Litigation Schedule, as of and after the Closing Date, there is no remedial or other corrective action that any of the Loan Parties is required to take to remain in compliance with any judgment, order, writ, injunction or decree of any Governmental Authority or to maintain any material permits, approvals or licenses granted by any Governmental Authority in full force and effect which is reasonably likely to have a Material Adverse Effect.  To the knowledge of Parent, during the past ten (10) years, none of the executive officers, directors or management of Parent or any of its Subsidiaries before giving effect to the Acquisition have been arrested or convicted of any material crime nor have any of them been bankrupt or an officer or director of a bankrupt corporation or other entity.

(L)           Environmental Protection.  Except as specified in “Environmental Schedule” attached hereto as Schedule 4.1(L) and after giving effect to the GMAC Transactions and the Acquisition, except for materials, conditions, operations and noncompliance which is not reasonably likely to have a Material Adverse Effect:  (i) the business of the Loan Parties and each of their Subsidiaries, the methods and means employed by the Loan Parties (and their Subsidiaries) in the operation thereof (including all operations and conditions at or in the properties of the Loan Parties or any of their Subsidiaries), the assets owned, leased, managed, used, controlled, held or operated by the Loan Parties and/or their Subsidiaries comply in all material respects with all applicable Environmental Laws; (ii) with respect to the Properties and Facilities, and except as disclosed in the Environmental Schedule, the Loan Parties (and their Subsidiaries) have obtained, possess, and are in compliance in all material respects with all permits, licenses, reviews, certifications, approvals, registrations, consents, and any other authorizations required of a Loan Party (or any Subsidiary thereof) or other party under any Environmental Laws; (iii) the Loan Parties or any of their Subsidiaries have not received (x) any claim or notice of violation, lien, complaint, suit, order or other claim or notice to the effect that the Loan Parties (or any of their Subsidiaries) are or may be liable to any Person as a result of (A) the environmental condition of any of their Properties and Facilities or any other property, or (B) the release or threatened release of any Pollutant, or (y) any letter or request for information under Section 104 of the CERCLA, or comparable state Laws, and to the best of the any of Loan Parties’ knowledge, none of the operations of the Loan Parties or any of their Subsidiaries is the subject of any investigation by a Governmental Authority evaluating whether any remedial action is needed to respond to a release or threatened release of any Pollutant at the Properties and Facilities or at any other location, including any location to which the Loan Parties or any of their Subsidiaries have transported, or arranged for the transportation of, any Pollutants with respect to the Properties and Facilities; (iv) except as disclosed in the Environmental Schedule, neither the Loan Parties, nor any of their Subsidiaries nor, to the knowledge of the Loan Parties, any prior owner or operator has incurred in the past, or is now subject to, any Environmental Liabilities; (v) except as disclosed in the Environmental Schedule, to the knowledge of the Loan Parties, there are no Liens, covenants, deed restrictions, notice or registration requirements, or other limitations applicable to the Properties and Facilities, based upon any Environmental Laws or other legal obligations; (vi) to the knowledge of the Loan Parties, there are no USTs located in, at, on, or under the Properties and Facilities or other than the USTs identified in the Environmental Schedule as USTs; and, to the knowledge of the Loan Parties, each of those USTs is in compliance in all material respects with all Environmental Laws and other legal obligations; and (vii) except as disclosed in the Environmental Schedule, to the knowledge of the Loan Parties, there are no PCBs, lead paint, asbestos (of any type or form), or materials, articles or products containing PCBs, lead paint or asbestos, located in, at, on, under, a part of, or otherwise related to the Properties and Facilities, and, to the knowledge of the Loan Parties, all of the PCBs, lead paint, asbestos, and materials, articles and products containing PCBs, lead paint or asbestos identified in the Environmental Schedule are in compliance in all material respects with all Environmental Laws and other legal obligations.

(M)           Legal Investments; Use of Proceeds.  The Loan Parties will use the proceeds from the Loans to finance, in part, the Acquisition, repay debt of the Loan Parties and provide for the ongoing working capital and general corporate requirements of the Loan Parties.  The Loan Parties are not engaged in the business of extending credit for the purpose of purchasing or carrying any “margin stock” or “margin security” (within the meaning of Regulations T, U or X issued by the Board of Governors of the Federal Reserve System), and no proceeds of the Loans will be used to purchase or carry any margin stock or margin security or to extend credit to others for the purpose of purchasing or carrying any margin stock or margin security.

(N)           Taxes.  The Loan Parties have filed or caused to be filed all federal, state and local tax returns that are required to be filed by it and their Subsidiaries, and have paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, including payroll taxes, other than such Charges (i) which are being contested in good faith by such Person, as the case may be, by appropriate proceedings diligently instituted and conducted and without the risk of the imposition of a Lien with respect to a material portion of the Collateral and (ii) with respect to which a reserve or other appropriate provision, if any, as is required in conformity with GAAP shall have been made.  Parent has no knowledge of any proposed tax assessment against Parent or any of its Subsidiaries that is reasonably likely to have a Material Adverse Effect.
.
(O)           Labor and Employment.  Except where noncompliance is not reasonably likely to have a Material Adverse Effect, each Loan Party, ERISA Affiliate and each Plan is in compliance in all material respects with those provisions of ERISA, the Code, the Age Discrimination in Employment Act, and the regulations and published interpretations thereunder that are applicable to the Loan Party, or ERISA Affiliate or any such Plan.  As of the date hereof, no Reportable Event has occurred with respect to any Plan maintained by any Loan Party or ERISA Affiliate as to which said Loan Party or ERISA Affiliate is or was required to file a report with the PBGC.  No Plan has any amount of unfunded benefit liabilities (within the meaning of Section 4001(a)(18) of ERISA) or any accumulated funding deficiency (within the meaning of Section 302(a)(2) of ERISA), whether or not waived, and none of the Loan Parties, nor any ERISA Affiliate or any member of the Controlled Group has incurred or expects to incur any withdrawal liability under Subtitle E of Title IV of ERISA to a Multiemployer Plan.  Except where noncompliance is not reasonably likely to have a Material Adverse Effect, the Loan Parties and ERISA Affiliates are in compliance in all material respects with all labor and employment laws, rules, regulations and requirements of all applicable domestic and foreign jurisdictions.  There are no pending or threatened labor disputes, work stoppages or strikes either (x) as of the Closing Date or (y) thereafter that are reasonably likely to have a Material Adverse Effect.

(P)           Investment Company Act; Public Utility Holding Company Act.  None of the Loan Parties are (i) an “investment company” or “controlled” by an investment company within the meaning of the Investment Company Act of 1940, as amended, or (ii) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

(Q)           Properties; Security Interests.  The Loan Parties have good (and, solely as to real estate, marketable) title to, or valid leasehold interests in, or valid licenses to use, all of the material assets and properties used or useful by the Loan Parties in the Business (collectively, the “Properties and Facilities”), subject to no Liens except for Permitted Liens.  On and after the Closing Date, Agent has a valid, perfected and, except for Liens set forth in clauses (c), (e), (g) or (h) of the definition of Permitted Liens, first priority Liens in the Properties and Facilities, all of which constitutes Collateral (except to the extent any of the same constitutes Excluded Property), securing the payment of the Obligations, and such Liens are entitled to all of the rights, priorities and benefits afforded by the UCC or other applicable Law as enacted in any relevant jurisdiction which relates to perfected Liens. All of the Properties and Facilities are in good repair, working order and condition.  As of the Closing Date, all real estate owned or leased by the Loan Parties is listed on the “Properties Schedule,” attached hereto as Schedule 4.1(Q).

(R)           Intellectual Property; Licenses.  Each of the Loan Parties possesses or licenses all Proprietary Rights necessary to conduct the Business as heretofore conducted or as proposed to be conducted by it.  All Proprietary Rights registered in the name of the Loan Parties and applications therefor filed by the Loan Parties are listed on the “Intellectual Property Schedule,” attached hereto as Schedule 4.1(R).  No event has occurred that permits, or after notice or lapse of time or both would permit, the revocation or termination of any of the foregoing, which taken in isolation or when considered with all other such revocations or terminations could have a Material Adverse Effect.  None of the Proprietary Rights owned by or used under license by the Loan Parties infringes, misappropriates or conflicts with any Proprietary Rights or other rights of any other Person; no products or services sold by any of the Loan Parties in connection with the Business is infringing on, misappropriating or making any unlawful or unauthorized use of any Proprietary Rights or other rights of another Person; and no other Person is infringing upon, misappropriating or making any unlawful or unauthorized use of any Proprietary Rights of any of the Loan Parties; except, in each case, to the extent any such infringement, misappropriation, conflict or unlawful or unauthorized use could not reasonably be expected to have a Material Adverse Effect.  None of the Loan Parties has notice or knowledge of any facts or any past, present or threatened occurrence that could preclude or impair the Loan Parties’ ability to retain or obtain any authorization necessary for the operation of the Business.

(S)           Solvency.  After giving effect to the Transactions, (i) the fair value of the assets of the Loan Parties, at a fair valuation, will exceed their debts and Liabilities, subordinated, contingent or otherwise, (ii) the present fair saleable value of the property of the Loan Parties will be greater than the amount that will be required to pay the probable liability of their debts and other Liabilities, subordinated, contingent or otherwise, as such debts and other Liabilities become absolute and matured, (iii) the Loan Parties will be able to pay their debts and Liabilities, subordinated, contingent or otherwise, as such debts and Liabilities become absolute and matured, and (iv) the Loan Parties will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Closing Date.  The determination of whether a Person is solvent shall take into account all such Person's properties and liabilities regardless of whether, or the amount at which, any such property or liability is included on a balance sheet of such Person prepared in accordance with GAAP, including properties such as contingent contribution or subrogation rights, business prospects, distribution channels and goodwill.  The determination of the sum of a Person's properties at a fair valuation or the present fair saleable value of a Person's properties shall be made on a going concern basis, unless at the time of such determination the liquidation of the business in which such properties are used or useful is in process or is reasonably anticipated.  In computing the amount of contingent or unrealized properties or contingent or unliquidated liabilities at any time, such properties and liabilities will be computed at the amounts which, in light of all the facts and circumstances existing at such time, represent the amount that reasonably can be expected to become realized properties or matured liabilities, as the case may be.  In computing the amount that would be required to pay a Person's probable liability on its existing debts as they become absolute and matured, reasonable valuation techniques, including a present value analysis, shall be applied using such rates over such periods as are appropriate under the circumstances, and it is understood that, in appropriate circumstances, the present value of contingent liabilities or obligations under Guaranties may be zero.

(T)           Complete Disclosure.  All factual information furnished by or on behalf of the Loan Parties to Agent for purposes of or in connection with the GMAC Transactions, or any of the other Transactions, is, to Parent’s knowledge, and all other such factual information hereafter furnished by or on behalf of the Loan Parties, except to the extent any of the same relates expressly to any earlier date, will be, true and accurate in all material respects on the date as of which such information is furnished and not incomplete by omitting to state any fact necessary to make such information not misleading at such time in light of the circumstances under which such information was provided.

(U)           Side Agreements.  Except as set forth in Schedule 4.1(U), as of the Closing Date, none of the Loan Parties nor any Affiliate of the Loan Parties nor any director, officer or employee of the Loan Parties or any of their Affiliates, respectively, has entered into, as of the date hereof, any side agreement, either oral or written, with any individual or business, pursuant to which the director, officer, employee, Loan Party or Affiliate agreed to do anything beyond the requirements of the formal, written contracts executed by the Loan Parties and disclosed to the Lenders and Agent herein.

(V)          Broker’s or Finder’s Commissions.  No broker’s or finder’s or placement fee or commission will be payable to any broker or agent engaged by the Loan Parties or any of their officers, directors or agents with respect to the GMAC Transactions, except for fees payable to Agent.  The Loan Parties agree to indemnify Agent and Lenders and to hold them harmless from and against any claim, demand or liability for broker’s or finder’s or placement fees or similar commissions, whether or not payable by the Loan Parties, alleged to have been incurred in connection with the GMAC Transactions, other than any broker’s or finder’s fees payable to Persons engaged by Agent or Lenders without the knowledge of the Loan Parties.

(W)          Material Contracts.  Schedule 4.1(W) lists, as of the Closing Date, each material contract to which the Loan Parties are a party, by which any of them or their respective properties is bound or to which any of them is subject (collectively, “Material Contracts”), and also indicates the parties, subject matter and term thereof.  As of the Closing Date, (i) each Material Contract is in full force and effect and is enforceable by the Loan Party that is a party thereto in accordance with its terms, and (ii) none of the Loan Parties (nor, to the knowledge of the Loan Parties, any other party thereto) is in breach of or default under any Material Contract in any material respect or has given notice of termination or cancellation of any Material Contract.

(X)          Foreign Assets Control Regulations, Etc.  None of the Loan Parties are an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.), as amended.  None of the Loan Parties are in violation of (a) the Trading with the Enemy Act, as amended, (b) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (the “Patriot Act”).  No Loan Party (i) is a blocked person described in section 1 of the Anti-Terrorism Order or (ii) to the best of its knowledge, engages in any dealings or transactions, or is otherwise associated, with any such blocked person.

(Y)          Parent SEC Reports.

(i)           Parent has filed all required material forms, reports, schedules, statements and other documents (including exhibits and other information incorporated therein) with the SEC since December 31, 2001 (collectively, the “Parent SEC Reports”). As of their respective dates, or, if amended, as of the date of the last such amendment, each Parent SEC Report, (a) complied in all material respects with the applicable requirements of the Securities Act, the Securities Exchange Act, and the rules and regulations thereunder applicable to such Parent SEC Reports and (b) did not, and in the case of such forms, reports, schedules, statements and other documents filed after the date hereof will not as of the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  Each of the consolidated financial statements included in or incorporated by reference into the Parent SEC Reports (including the related notes and schedules) were, and in the case of such consolidated financial statements filed after the date hereof will be, prepared materially in accordance with the published rules and regulations of the SEC, and fairly presents (as to such previously filed items) in all material respects the consolidated financial position of Parent and its Subsidiaries as of its date, and each of the consolidated statements of operations, stockholders’ equity and cash flows included in or incorporated by reference into the Parent SEC Reports (including any related notes and schedules) fairly presents (as to such previously filed items) in all material respects the financial position, results of operations and cash flows, as the case may be, of Parent and its Subsidiaries for the periods set forth therein, in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein (and subject, in the case of unaudited statements, to normal year-end audit adjustments and the absence of footnotes).

(ii)   As of the Closing Date, (x) there is no investigation by the SEC pending or threatened with respect to any Parent SEC Report, (y) none of the Parent SEC Reports are the subject of open, unresolved comments from the SEC and (z) to the knowledge of Parent, there is no material unresolved violation of the Securities Exchange Act or the published rules and regulations of the SEC asserted by the SEC with respect to the Parent SEC Reports.

(Z)         Current Business Practices.  None of the Loan Parties, nor, to the knowledge of the Loan Parties, any of their respective directors, officers, agents, employees or representatives in their capacities as such has knowingly (or unknowingly, in the case where such conduct is reasonably likely to have had a Material Adverse Effect): (i) used any funds for unlawful contributions, unlawful gifts, unlawful entertainment or other unlawful expenses relating to political activity; (ii) directly or indirectly paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent or other party acting on behalf of or under the auspices of a governmental official or Governmental Authority, in the US or any other country, which is in any manner related to the Business that was illegal under federal, state or local laws of the US or any other country having jurisdiction; (iii) made any payment to any customer or subcontractor of the Business or to any officer, director, partner, employee or agent of any such customer or subcontractor, for the unlawful influence of any such customer or subcontractor or any such officer, director, partner, employee or agent; (iv) engaged in any other unlawful reciprocal practice, or made any other unlawful payment or given any other unlawful consideration to any such customer or subcontractor or any such officer, director, partner, employee or agent, in respect of the Business; or (v) except as set forth on Schedule 4.1(Z), violated any federal, state or local campaign finance, election or similar laws.

4.2.         Absolute Reliance on the Representations and Warranties.  All representations and warranties contained in this Agreement and any financial statements, instruments, certificates, schedules or other documents delivered in connection herewith, shall survive the execution and delivery of this Agreement, regardless of any investigation made by Agent or Lenders or on Agent’s or Lenders’ behalf.

SECTION 5.         COVENANTS

5.1.         Affirmative Covenants.  Each Loan Party (unless otherwise specified) covenants that, so long as any of the Commitments hereunder shall be in effect and until indefeasible payment in full, in cash, of all Obligations and termination of all Lender Letters of Credit, each of the Loan Parties shall:

(A)           Existence.  Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence.

(B)           Businesses and Properties; Compliance with Laws.  At all times (i) do or cause to be done all things necessary to preserve, renew and keep in full force and effect the rights, licenses, registrations, permits, certifications, approvals, consents, franchises, Patents, Copyrights, Trademarks and trade names, and any other trade names that are material to the conduct of its businesses; (ii) comply in all material respects with all Laws applicable to the operation of such business, including but not limited to, all Environmental Laws, whether now in effect or hereafter enacted, (iii) take all action that may be required to obtain, preserve, renew and extend all rights, Patents, Copyrights, Trademarks, tradenames, franchises, registrations, certifications, approvals, consents, licenses, permits and any other authorizations that are material to the operation of such business, (iv) maintain, preserve and protect all property material to the conduct of such business, and (v) except for obsolete, worn-out equipment or equipment no longer useful in the operation of the Business and ordinary wear and tear, keep its property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto deemed necessary by Parent or such Loan Party in order that the Business may be properly conducted at all times.

(C)           Insurance.  Maintain insurance required by the Loan Documents and any and all contracts entered into by the Loan Parties, including but not limited to:  (i) coverage on their insurable properties (including all Inventory, Equipment and real property) against the perils of fire, theft, hazard and burglary; (ii) public liability; (iii) workers’ compensation; (iv) business interruption; (v) product liability; and (vi) such other risks as are customary with companies similarly situated and in the same or similar business as that of the Loan Parties under policies issued by financially sound and reputable insurers in such amounts as are customary with companies similarly situated and in the same or similar business.  Each of the Loan Parties shall pay or shall cause to be paid all insurance premiums payable by it or its Subsidiaries and, upon Agent’s request, shall deliver a copy of the policy or policies of such insurance (or certificates of insurance with copies of such policies) to Agent.  All insurance policies of the Loan Parties shall contain endorsements, in form and substance reasonably satisfactory to Agent, providing that the insurance shall not be cancelable except upon prior written notice to Agent given within a period satisfactory to Agent.  Agent, on behalf of Lenders, shall be shown as a loss payee and an additional named insured party under all such insurance policies (as well as under all business interruption insurance of Loan Parties), in each case pursuant to appropriate endorsements in form and substance satisfactory to Agent.  No notice of cancellation has been received with respect to such policies and each Loan Party, and each of its Subsidiaries, is in material compliance with all conditions contained in such policies.  Loan Parties shall provide Agent evidence of the insurance coverage and of the assignments and endorsements required by this Agreement immediately upon request by Agent and upon renewal of any existing policy.  If Borrower elects to change insurance carriers, policies or coverage amounts, Borrower shall notify Agent and provide Agent with evidence of the updated insurance coverage and of the assignments and endorsements required by this Agreement.  In the event Borrower fails to provide Agent with evidence of the insurance coverage required by this Agreement, Agent may, but is not required to, purchase insurance at Loan Parties’ expense to protect Agent’s and the Lender’s interests in the Collateral.  This insurance may, but need not, protect any Loan Party’s interests.  The coverage purchased by Agent may not pay any claim made by any Loan Party or any claim that is made against any Loan Party in connection with the Collateral.  Loan Parties may later cancel any insurance purchased by Agent, but only after providing Agent with evidence that the applicable Loan Party has obtained insurance as required by this Agreement.  If Agent purchases insurance for the Collateral, Loan Parties will be responsible for the costs of that insurance, including interest thereon and other charges imposed on Agent in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance, and such costs may be added to the Obligations.  The costs of the insurance may be more than the cost of insurance Loan Parties are able to obtain on their own. Any proceeds received from any policies of insurance relating to Collateral shall be applied to the Obligations in accordance with Section 2.4(E); provided, however, if Borrower reasonably expects the proceeds of any insurance to be reinvested within one hundred eighty (180) days to repair or replace such assets with like assets, to the extent not paid directly to Agent by the applicable insurance company, Borrower shall deliver such insurance proceeds to Agent to be applied to the Revolving Loan and Agent shall establish a reserve against available funds for borrowing purposes under the Revolving Loan for such amount, until such time as such proceeds have been re-borrowed or applied to other Obligations as set forth herein and Borrower may, so long as no Default or Event of Default shall have occurred and be continuing, reborrow such proceeds only for such repair or replacement.  If Borrower fails to reinvest such insurance proceeds within one hundred eighty (180) days, Borrower hereby authorizes Agent and Lenders to make a Revolving Advance in the amount of the remaining reserve to repay the Loans in the manner set forth in Section 2.4(E).

(D)           Obligations and Taxes.  Pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon them or upon their income or profits or in respect of their properties before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to Liens or charges upon such properties or any part thereof; provided, however, that the Loan Parties shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as (i) the validity or amount thereof shall be contested in good faith by appropriate proceedings and (ii) the Loan Parties shall have set aside on their books adequate reserves with respect thereto in accordance with GAAP.

(E)           Financial Statements; Reports.  Parent will furnish to Agent:

(a)           Annual Financial Statements.  Within ninety (90) days after the end of each Fiscal Year of Rocky on a Consolidated Basis, financial statements of Rocky on a Consolidated Basis including, but not limited to, statements of income and stockholders’ equity and cash flow from the beginning of the current Fiscal Year to the end of such Fiscal Year and the balance sheet as at the end of such Fiscal Year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by an independent certified public accounting firm selected by Parent and satisfactory to Agent (the “Accountants”).  The report of the Accountants shall be accompanied by a statement of the Accountants certifying that (i) they have caused the Loan Agreement to be reviewed, (ii) in making the examination upon which such report was based either no information came to their attention which to their knowledge constituted an Event of Default under this Agreement or any related agreement or, if such information came to their attention, specifying any such Event of Default, its nature, when it occurred and whether it is continuing, and such report shall contain or have appended thereto calculations which set forth Loan Parties’ compliance with each covenant set forth in Section 5.3.  In addition, the reports shall be accompanied by a certificate of Parent’s Chief Financial Officer which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Loan Parties with respect to such event, and such certificate shall have appended thereto calculations which set forth Loan Parties’ compliance with the covenant set forth.  The foregoing certificate of Parent’s Chief Financial Officer shall also set forth a calculation of the Total Leverage Ratio for purposes of determining the Applicable Margin with respect to the then current Calculation Period.

(b)           Quarterly Financial Statements.  Within forty-five (45) days after the end of each fiscal quarter, other than the fourth fiscal quarter of each Fiscal Year, an unaudited balance sheet of Rocky on a Consolidated Basis and unaudited statements of income and stockholders’ equity and cash flow of Rocky on a Consolidated Basis reflecting results of operations from the beginning of the Fiscal Year to the end of such quarter and for such quarter, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year end adjustments that individually and in the aggregate are not material to the business of Rocky on a Consolidated Basis. Each such balance sheet, statement of income and stockholders’ equity and statement of cash flow shall set forth a comparison of the figures for (w) the current fiscal period and (x) the current year-to-date with the figures for (y) the same fiscal period and year-to-date period of the immediately preceding Fiscal Year and (z) the projections for such fiscal period and year-to-date period delivered pursuant to Section 5.1(E)(e).  The financial statements shall be accompanied by a certificate signed by the Chief Financial Officer of Parent, which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Loan Parties with respect to such default and, such certificate shall have appended thereto calculations which set forth Loan Parties’ compliance with the covenant set forth in Section 5.3.  The foregoing certificate of Parent’s Chief Financial Officer shall also set forth a calculation of the Total Leverage Ratio for purposes of determining the Applicable Margin with respect to the then current Calculation Period.

(c)           Monthly Financial Statements.  Within thirty (30) days after the end of each month, an unaudited balance sheet of Rocky on a Consolidated Basis and unaudited statements of income and stockholders’ equity of Rocky on a Consolidated Basis reflecting results of operations from the beginning of the Fiscal Year to the end of such month and for such month, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year end adjustments that individually and in the aggregate are not material to the business of Loan Parties. Each such balance sheet, statement of income and stockholders’ equity shall set forth a comparison of the figures for (w) the current fiscal period and (x) the current year-to-date with the figures for (y) the same fiscal period and year-to-date period of the immediately preceding Fiscal Year and (z) the projections for such fiscal period and year-to-date period delivered pursuant to Section 5.1(E)(e).  The financial statements shall be accompanied by a certificate of Parent’s Chief Financial Officer, which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Loan Parties with respect to such event and, such certificate shall have appended thereto calculations which set forth Loan Parties’ compliance with the covenants set forth in Section 5.3.

(d)           Accountant Reports.  Promptly upon the receipt thereof, copies of all reports, if any, submitted to the Loan Parties by independent certified public accountants in connection with each annual, interim or special audit or review of the financial statements of the Loan Parties made by such accountants, including but not limited to, any comment letter submitted by such accountants to management in connection with any annual review.

(e)           Projections.  As soon as available, but in no event later than December 31 of each Fiscal Year, a projection of the balance sheets, and income, retained earnings and cash flow statements, respectively, for the then current Fiscal Year (which shall be provided in monthly format) and comparable actual and budgeted figures for the current year, each of the foregoing for Rocky on a Consolidated Basis, and within ten (10) days after any material update or amendment of any such plan or forecast, a copy of such update or amendment, including a description of and reasons for such update or amendment.  Each such projection, update or amendment shall be accompanied by a written certificate signed by Parent’s Chief Financial Officer to the effect that it has been prepared on the basis of the Loan Parties’ historical financial statements and records, together with the assumptions set forth in such projection and that it reflects expectations, after reasonable analysis, of the Loan Parties’ management as to the matters set forth therein.

(f)           Variances From Operating Budget.  Upon request of Agent, concurrently with the delivery of the financial statements referred to in Sections 5.1(E)(a), (b), and (c), a written report summarizing all material variances from budgets submitted by Loan Parties pursuant to Section 5.1(E)(e) and a discussion and analysis by Parent’s management with respect to such variances.

(g)           Borrowing Base Certificate.  (A) on the Tuesday immediately after the second Saturday following the Closing Date, a Borrowing Base Certificate calculated as of the last day of the second immediately preceding week and (B) weekly thereafter (or more frequently if required by Agent), a Borrowing Base Certificate calculated as of the last day of the immediately preceding week.

(h)           Collateral Reports.  On or before the thirtieth (30th) day of each month as and for the prior month (a) accounts receivable agings (which shall be in summary form unless a more detailed format is requested by the Agent), (b) accounts payable agings, and (c) Inventory reports.  In addition, each Loan Party shall deliver to Agent at such intervals as Agent may require:  (i) confirmatory assignment schedules, (ii) copies of Customer’s invoices, (iii) evidence of shipment or delivery, and (iv) such further schedules, documents and/or information regarding the Collateral as Agent may require including, without limitation, trial balances and test verifications.  Agent shall have the right to confirm and verify all Accounts by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder. The items to be provided under Section 5.1(E)(g) and (h) are to be in form satisfactory to Agent and delivered to Agent from time to time solely for Agent’s convenience in maintaining records of the Collateral, and any Loan Party’s failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent’s Lien with respect to the Collateral.

(i)           Additional Information.  Promptly, from time to time, such other information regarding the compliance by the Loan Parties with the terms of this Agreement and the other Loan Documents or the affairs, operations or condition (financial or otherwise) of the Loan Parties, and any tax returns filed by the Loan Parties, all as Agent may reasonably request and that is capable of being obtained, produced or generated by the Loan Parties or of which the Loan Parties have knowledge.

(j)           Reconciliation Statements.  If, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in Section 5.1(E) hereof (other than an immaterial change in GAAP), the consolidated financial statements of the Loan Parties delivered pursuant to Section 5.1(E) (a), (b) or (e) hereof will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such Sections had no such change in accounting principles and policies been made, then (A) together with the first delivery of financial statements pursuant to Section 5.1(E) (a), (b) or (e) hereof following such change, consolidated financial statements of the Loan Parties for (y) the current Fiscal Year to the effective date of such change and (z) the two full Fiscal Years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (B) together with each delivery of financial statements pursuant to Section 5.1(E) (a), (b) or (e) hereof following such change, a written statement of the chief financial officer of each Loan Party setting forth the differences (including any differences that would affect any calculations relating to the financial covenants set forth in Section 5.3) which would have resulted if such financial statements had been prepared without giving effect to such change.

(F)           Litigation and Other Notices.  Give Agent written notice (and copies, as applicable) of the following promptly after any Loan Party has or receives notice or knowledge of the following:

(a)           Orders; Injunctions.  The issuance by any court or Governmental Authority of any injunction, order, decision or other restraint prohibiting, or having the effect of prohibiting, the making of any loan or the initiation of any litigation or similar proceeding seeking any such injunction, order or other restraint.

(b)           Litigation.  The notice, filing or commencement of any action, suit or proceeding against any of the Loan Parties whether at law or in equity or by or before any court or any Federal, state, municipal or other Governmental Authority and that, if adversely determined against any of the Loan Parties, could result in uninsured liability in excess of $750,000 in the aggregate and notice of any material development in such matter.

(G)         Environmental Matters.  Promptly notify Agent in writing upon the occurrence of (A) Any Release or threatened Release of any Pollutant required to be reported by a Loan Party or any of its Subsidiaries to any Governmental Authority under any applicable Environmental Laws with respect to the Properties and Facilities or any other property, (B) any Removal, Remedial or Response action taken by any of the Loan Parties or any of their Subsidiaries or any other Person in response to any Pollutant in, at, on or under, a part of or about any of the Properties and Facilities or any other property, (C) any violation by any of the Loan Parties of any Environmental Law, in each case, is reasonably likely to have a Material Adverse Effect, or (D) any notice, claim or other information received by, or knowledge of which is possessed by, a Loan Party that any of the Loan Parties or any of their Subsidiaries might be subject to an Environmental Liability that could result in uninsured Liability in excess of $500,000.

(H)         Default; Material Occurrences.  Promptly notify Agent in writing upon the occurrence of (a) any Event of Default or Default, specifying the nature and extent thereof and the action (if any) that is proposed to be taken with respect thereto; (b) any event of default under the Note Purchase Agreement; (c) any event which with the giving of notice or lapse of time, or both, would constitute an event of default under the Note Purchase Agreement; (d) any event, development or circumstance whereby any financial statements or other reports furnished to Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of any Loan Party as of the date of such statements; (e) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the IRC, could subject any Loan Party to a tax imposed by Section 4971 of the IRC; (f) each and every default by any Loan Party which might result in the acceleration of the maturity of any Indebtedness with an outstanding balance in excess of $500,000, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; (g) termination of any of the Material License Agreements which such termination is reasonably likely to have a Material Adverse Effect and (h) any other development in the business or affairs of any Loan Party which is reasonably likely to have a Material Adverse Effect; in each case describing the nature thereof and the action Loan Parties propose to take with respect thereto.

(I)           ERISA.  Comply in all material respects with the applicable provisions of ERISA and the provisions of the Code relating thereto and furnish to Agent, and if requested by them in writing, furnish to Lenders, (i) as soon as possible, and in any event within thirty (30) days after the Loan Parties know or have reason to know thereof, notice of (A) the establishment by the Loan Parties or ERISA Affiliate of any Plan, (B) the commencement by the Loan Parties or ERISA Affiliate of contributions to a Multiemployer Plan, (C) any failure by the Loan Parties or any of their ERISA Affiliates to make contributions required by Section 302 of ERISA (whether or not such requirement is waived pursuant to Section 303 of ERISA), or (D) the occurrence of any Reportable Event with respect to any Plan or Multiemployer Plan for which the reporting requirement is not waived, together with a statement of an officer setting forth details as to such Reportable Event and the action that the Loan Parties propose to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC if any such notice was provided by the Loan Parties, and (ii) promptly after receipt thereof, a copy of any notice a Loan Party or ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Multiemployer Plan, or to appoint a trustee to administer any Plan or Multiemployer Plan, and (iii) promptly after receipt thereof, a copy of any notice of withdrawal liability from any Multiemployer Plan.

(J)           Maintaining Records; Access to Premises and Inspections.  Maintain financial records in accordance with generally accepted practices and, upon reasonable notice, at all reasonable times and as often as Agent may reasonably request (and at any time after the occurrence and during the continuation of a Default or Event of Default), permit any authorized representative designated by Agent, subject to the same confidentiality provisions for Agent and Lenders as set forth in this Agreement, to visit and inspect the properties and financial records of the Loan Parties and to make extracts from such financial records, all at the Loan Parties’ reasonable expense, and permit any authorized representative designated by Agent to discuss the affairs, finances and condition of the Loan Parties with the Loan Parties’ chief financial officers and such other officers as the Loan Parties shall deem appropriate, and the Loan Parties’ independent public accountants.

(K)           Other Reports.  Furnish Agent as soon as available, but in any event within ten (10) days after the issuance thereof, (i) with copies of such financial statements, reports and returns as each Loan Party shall send to its stockholders and (ii) copies of all notices sent pursuant to the Note Purchase Agreement.

(L)           Patriot Act Compliance.  Loan Parties shall provide such information and take such actions as are reasonably requested by the Agent or any Lender in order to assist the Agent and the Lenders in maintaining compliance with the Patriot Act.

(M)         SEC Filings; Press Release. Promptly after the sending or filing thereof, Parent shall (x) send to Agent (either in writing or by e-mail) copies of all press releases and all statements concerning material changes or developments in the business of the Loan Parties made available by the Loan Parties to the public or any other creditor and (y) use reasonable efforts to send to Agent (either in writing or by e-mail) copies of all reports sent to the holders of the Common Stock of Parent generally and all reports and registration statements filed with the SEC or any national or foreign securities exchange or the National Association of Securities Dealers, Inc .

5.2.        Negative Covenants.  The Loan Parties, jointly and severally, covenant that, so long as any of the Commitments hereunder shall be in effect and until indefeasible payment in full, in cash, of all Obligations and termination of all Lender Letters of Credit:

(A)         Indebtedness.  None of the Loan Parties shall create, incur, assume guarantee or be or remain liable for, contingently or otherwise, or suffer to exist any Indebtedness, except:

(a)           Indebtedness under this Agreement;

(b)           Indebtedness of Borrower incurred in the ordinary course of business with respect to customer deposits, trade payables and other unsecured current Liabilities not the result of borrowing and not evidenced by any note or other evidence of  Indebtedness;

(c)           Indebtedness under the Note Purchase Agreement;

(d)           Purchase money Indebtedness of Borrower and Indebtedness consisting of Capital Leases, in the aggregate, not to exceed $2,500,000 at any time outstanding;

(e)           Intercompany Indebtedness between the Loan Parties, including between Parent and its Subsidiaries (which, for the sake of clarification, do not include trade payables incurred in the ordinary course of business), provided that the aggregate outstanding amount of Intercompany Indebtedness owing at any time by Subsidiaries that are not Loan Parties to Loan Parties shall not exceed $7,500,000;

(f)           Indebtedness to shareholders of Parent from share repurchases and redemptions under the Stockholders Agreement not to exceed $250,000 in the aggregate in any Fiscal Year;

(g)           Other Indebtedness of Loan Parties in the aggregate at any time outstanding of $1,000,000; provided that such Indebtedness is unsecured and/or subordinated to the Indebtedness under this Agreement on terms reasonably satisfactory to Agent;

(h)           Indebtedness of Borrower listed on the Permitted Indebtedness Schedule attached hereto as Schedule 5.2(A);

(i)           Indebtedness incurred in connection with the financing of Loan Parties’ insurance premiums;

(j)           Indebtedness incurred in connection with Interest Rate Protection Agreements, in all cases not for speculative purposes, not to exceed in the aggregate a maximum potential Liability for the termination of such any and all such agreements, of $7,500,000 at any time outstanding;

(k)           Indebtedness incurred in connection with the purchase, financing or refinancing of real property, not to exceed the sum of $5,000,000 in the aggregate at any time outstanding; and

(l)           obligations under any lease which is accounted for by the lessee as an operating lease and under which the lessee is intended to be the “owner” of the leased property for Federal income tax purposes.

(B)          Negative Pledge; Liens.  The Loan Parties shall not create, incur, assume or suffer to exist any Lien of any kind on any of their properties or assets of any kind, except the following (collectively, “Permitted Liens”):

(a)           Liens created in connection with the Loan Documents;

(b)           Liens created in connection with the Note Purchase Documents which are subordinate and junior to the Liens of Agent and the Lenders and are subject to the terms of the Intercreditor Agreement;

(c)           Liens for or priority claims imposed by law that are incidental to the conduct of business or the ownership of properties and assets (including mechanic’s, warehousemen’s, attorneys’ and statutory landlords’ Liens) and deposits and pledges incurred in the ordinary course of business and not in connection with the borrowing of money; provided, however, that in each case, the obligation secured is not overdue, or, if overdue, is being contested in good faith and adequate reserves have been set up by the Loan Parties as the case may be; and provided, further, that the Lien and security interest provided in the Loan Documents or any portion thereof created or intended to be created thereby is not, in the opinion of Agent, unreasonably jeopardized thereby;

(d)           Liens securing the payments of Charges incurred in the ordinary course of business that either (A) are not delinquent, or (B) are being contested in good faith by appropriate legal or administrative proceedings and as to which adequate reserves have been set aside on their books, and so long as during the period of any such contest, the Loan Parties shall suffer no loss of any privilege of doing business or any other right, power or privilege necessary or material to the operation of the Business; provided, however, that a stay of enforcement of any such Lien is in effect and the first priority status of the Lien of Agent under the Loan Documents shall not be affected thereby;

(e)           Liens securing Capital Leases and purchase money Indebtedness permitted under Section 5.2(A)(d) which attach solely to the assets being leased or purchased;

(f)           Liens securing Indebtedness permitted under Section 5.2(A)(i) which attach solely to the applicable insurance policies and proceeds thereof;

(g)           Liens securing Indebtedness permitted under Section 5.2(A)(k) which attach solely to the relevant real property and improvements;

(h)          Liens listed on the “Permitted Liens Schedule” attached hereto as Schedule 5.2(B); and

(i)           Extensions, renewals and replacements of Liens referred to in clauses (a), (b), (e), (g) or (j) of this Section 5.2(B); provided, however, that any such extension, renewal or replacement Lien shall be limited to the property or assets covered by the Lien extended, renewed or replaced and that the obligations secured by any such extension, renewal or replacement Lien shall be in an amount not greater than the amount of the obligations secured by the Lien extended, renewed or replaced at the time of such extension, renewal or replacement;

(j)           Liens of any licensor or licensee in connection with license agreements entered into in the ordinary course of business, which such Liens do not constitute security interests in any assets of any Loan Party;

(k)           any Lien or encumbrance, UCC financing statement, interest or title of a lessor under any operating lease entered into in the ordinary course of business, or any interest or title of any lessee under any leases or subleases of real property, with respect solely to the leased property and not to any other Collateral;

(l)           with respect solely to real property, defects and irregularities in title, survey exceptions, encumbrances, licenses, covenants, restrictions, easements or reservations of others for rights-of-way, roads, pipelines, railroad crossings, services, utilities or other similar purposes; outstanding mineral rights or reservations (including rights with respect to the removal of material resources) which do not materially diminish the value of the surface estate, assuming usage of such surface estate similar to that being carried on by any Person as of the effective date, and Liens arising with respect to zoning restrictions, licenses, covenants, building restrictions and other similar charges or encumbrances on the use of real property of such Person which do not materially interfere with the ordinary conduct of such Person's business;

(m)          Liens on any interest in life insurance on any officer, director or employee;

(n)           Liens incurred or pledges and deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance, pensions or other types of social security benefits, or to secure the performance of statutory obligations or to secure the performance of bids, tenders, sales and contracts (other than for the repayment of borrowed money) and Liens incurred to secure any surety bonds, appeal bonds, supersedeas bonds or other instruments serving a similar purpose in connection with the appeal of any judgment or defense of any claim relating to a prejudgment Lien;

(o)           Liens consisting of financing statements or similar notices filed by a Person of a type listed in Section 9-505 of the UCC solely in such capacity; and

 (p)          Liens consisting of judgments or attachments that would not  constitute an Event of Default under Section 7.1(J).

(C)           Contingent Liabilities.  The Loan Parties shall not become liable for any Guaranties, except for (i) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (ii) guaranties by a Loan Party with respect to Indebtedness of Borrower permitted under Section 5.2(A), (iii) Guaranties of Borrower with respect to a maximum potential liability of $1,000,000 at any time outstanding, (iv) Guaranties, obligations, warranties and indemnities, not with respect to senior or funded Indebtedness of any Person, which have been or are undertaken or made in the ordinary course of business, in connection with the Transactions or in connection with the issuance of securities of the Parent, and (v) Guaranties of  any Loan Party on behalf of such Loan Party’s Subsidiary which is not a Loan Party, not to exceed in the aggregate at any time outstanding, guaranteed Indebtedness in the sum of $1,000,000.

(D)          Intentionally Omitted.

(E)           Mergers, etc.  Except for the Acquisition permitted by this Agreement and a merger or consolidation of any Subsidiary or Loan Party into another Loan Party (except for mergers or consolidations of Borrowers into Guarantors unless consented to in writing by Agent in its sole reasonable discretion), Loan Parties shall not alter the corporate, capital or legal structure of the Loan Parties, or merge into or consolidate or combine with any other Person, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) or purchase, lease or otherwise acquire (in one transaction or a series of related transactions) all or any substantial part of the property or assets of any Person in excess of the aggregate sum of $2,000,000 during the term hereof, subject to such terms and conditions as Agent shall prescribe in its sole reasonable discretion.  The Loan Parties shall not sell, transfer or otherwise dispose of any of its assets, including without limitation the Collateral, other than (i) sales, leases, assignments, transfers, conveyances or other dispositions of Inventory in the ordinary course of business; (ii) the sale of the Nelsonville Office, the Nelsonville Warehouse, and sales, assignments, transfers, conveyances or other dispositions (other than leases or subleases of leases) of properties outside of the ordinary course of business not to exceed in the aggregate more than $50,000 in any Fiscal Year (exclusive of any sales or other dispositions of Parent’s former warehouse property); (iii) in addition to dispositions permitted under clauses (i) and (ii) above, the disposition of Equipment of any Loan Party if such Equipment is obsolete or no longer useful in the ordinary course of such Loan Party’s business; (iv) assignments and licenses of intellectual property in the ordinary course of business; (v) the sale or transfer of property of any Loan Party to any other Loan Party (except for sales or transfers by Borrowers to Guarantors unless consented to in writing by Agent in its sole reasonable discretion); and (vi) subleases of leases or leases of property which, at the time of such sublease or lease, is then not currently being utilized in the Business.

(F)           Affiliate Transactions.  Other than by and between, or among, Parent, the Loan Parties and their respective Subsidiaries, in each case in a manner that is not materially economically detrimental to any Borrower, the Loan Parties shall not make any loan or advance to any director, officer or employee of the Loan Parties or any Affiliate, or enter into or be a party to any transaction or arrangement with any Affiliate of the Loan Parties, including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate, except pursuant to the reasonable requirements of the Loan Parties’ business and upon fair and reasonable terms no less favorable to the Loan Parties than would be obtained in a comparable arm’s-length transaction with a Person other than an Affiliate.

(G)          Dividends.  The Loan Parties shall not, directly or indirectly, declare or pay any dividends or make any distribution of any kind on their outstanding capital stock or any other payment of any kind to any of their stockholders or its Affiliates (including any redemption, purchase or acquisition of, whether in cash or in property, securities or a combination thereof, any partnership interests or capital accounts or warrants, options or any of their other securities), or set aside any sum for any such purpose other than for such dividends, distributions or payments paid solely to other Loan Parties and for any other purpose up to $500,000 in the aggregate in any Fiscal Year.

(H)          Advances, Investments and Loans.  The Loan Parties shall not purchase, or hold beneficially any stock, other securities or evidences of Indebtedness of, or make or permit to exist any loan, Guaranty or advance to, or make any Investment or acquire any interest whatsoever in, any other Person (including, but not limited to, the formation or acquisition of any Subsidiaries), except, prior to the occurrence and continuance of any Default or Event of Default, and subject to the substantially contemporaneous delivery to Agent of such agreements, documents or instruments reasonably requested by Agent to obtain a first priority perfected security interest in any such Investment (other than those described in clauses (x), (xii) and (xiv) below, which would not constitute Collateral), any of the following (each, a “Permitted Investment”):

(i)            securities issued or directly and fully guaranteed or insured by the US or any agency or instrumentality thereof having maturities of not more than six (6) months from the date of acquisition;

(ii)           US dollar-denominated time deposits, certificates of deposit and bankers acceptances of any bank whose short-term debt rating from Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc. (“S&P”), is at least A-1 or the equivalent or whose short-term debt rating from Moody’s Investors Service, Inc. (“Moody’s”) is at least P-1 or the equivalent with maturities of not more than six months from the date of acquisition;

(iii)          commercial paper with a rating of at least A-1 or the equivalent by S&P or at least P-1 or the equivalent by Moody’s maturing within six months after the date of acquisition;

(iv)          marketable direct obligations issued by any state of the US or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s;

(v)           Investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above;

(vi)          Deposit Accounts maintained in accordance with the Blocked Account Agreements;

(vii)         Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(viii)        Accounts owing to the Loan Parties, prepaid expenses and accrued expenses created or acquired in the ordinary course of Business and payable on customary trade terms of the Loan Parties;

(ix)          deposits made in the ordinary course of Business consistent with past practices to secure the performance of leases or in connection with bidding on government contracts;

(x)           loans to employees in an aggregate amount not in excess of $100,000 at any one time per such employee (not to exceed in the aggregate at any time outstanding the sum of $1,000,000 with respect to all employees of the Loan Parties), for the purpose of assisting such employees in the purchase of Common Stock;

(xi)          Investments or intercompany loans and advances of (A) Parent or a Subsidiary in or to any other Subsidiary (subject to a maximum amount of such loans and advances (which, for the sake of clarification, do not include trade payables incurred in the ordinary course of business) by Parent and any other Borrower to any and all such Subsidiaries of $7,500,000 in the aggregate at any one time outstanding and provided that each such loan and advance is evidenced by a promissory note in form and substance satisfactory to Agent which is pledged by the payee as additional security for the Obligations), (B) any Subsidiary in or to the Parent or (C) any Guarantor in or to any other Loan Party;

(xii)         advances to sales representatives of Parent or any of its Subsidiaries in the ordinary course of Business and consistent with past practices;

(xiii)        additional Investments not otherwise permitted in this Section not to exceed $1,000,000 in the aggregate at any one time outstanding;

(xiv)        Investments in certificates of deposit and bank deposits with financial institutions located in Puerto Rico and the Dominican Republic, solely to the extent necessary to maintain preferred tax treatment or country of origin status in such locations, not to exceed $5,000,000 in the aggregate at any time outstanding;

(xv)         Investments made pursuant to acquisitions permitted by this Agreement;

(xvi)        Investments in Interest Rate Protection Agreements, derivative agreements, materials future contracts or other arrangements in connection with Indebtedness, in all cases not for speculative purposes, not to exceed in the aggregate a notional amount of $60,000,000 at any time outstanding; and

(xvii)       Deposit Accounts with financial institutions available for withdrawal on demand, subject to the provisions of Sections 6.1(K) and 6.4.

(I)           Use of Proceeds.  The Loan Parties shall not use any proceeds from the Loans advanced hereunder, directly or indirectly, for the purposes of purchasing or carrying any “margin securities” within the meaning of Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve Board or for the purpose of arranging for the extension of credit secured, directly or indirectly, in whole or in part by collateral that includes any “margin securities.”

(J)           Press Release; Public Offering Materials.  After the Closing Date, the Loan Parties shall not disclose the name of Agent or any Lender in any press release or in any prospectus, proxy statement or other materials filed with any governmental entity relating to a public offering of the capital stock of any Loan Party except as may be required by Law and then only (x) to the extent required by Law and (y) after providing Agent with prior written notice of such disclosure.

(K)          Amendment of Charter Documents.  The Loan Parties shall not amend, terminate, modify or waive or agree to the amendment, modification or waiver of any material term or provision of their Charter Documents, or By-laws, other than any amendment, modification or other change to any Charter Document or By-laws that does not adversely affect the rights and privileges of Parent or any Loan Party under the Loan Documents, or the interests of Agent or the Lenders under the Loan Documents or in the Collateral.

(L)           Subsidiaries.  The Loan Parties shall not establish nor acquire any new Subsidiary except (i) Foreign Subsidiaries, with the prior written consent of Agent not to be unreasonably withheld or (ii) domestic Subsidiaries, in connection with any acquisition permitted by this Agreement and/or where such Subsidiary becomes a Borrower or obligated pursuant to a Guaranty and grants Agent a first priority perfected security interest in substantially all of its assets, subject only to Permitted Liens.

(M)         Business.  The Loan Parties shall not engage, directly or indirectly, in any business other than the Business, and any business reasonably incidental thereto.

(N)          Fiscal Year; Accounting.  The Loan Parties shall not change their Fiscal Year from ending on December 31, or method of accounting (other than immaterial changes in methods), except as permitted or required by GAAP, in which case Agent shall be provided with not less than thirty (30) days advance written notice of any such change.

(O)          Establishment of New or Changed Business Locations.  The Loan Parties shall not relocate their principal executive offices or other facilities or establish new business locations or store any Inventory or other assets at a location not identified to Agent on or before the date hereof, without providing not less than thirty (30) days advance written notice to Agent.

(P)           Business Practices.  The Loan Parties shall not engage in, or permit any of their respective directors, officers, agents, employees or representatives in their capacities to engage in, any of the following: (i) use any funds for unlawful contributions, unlawful gifts, unlawful entertainment or other unlawful expenses relating to political activity; (ii) directly or indirectly pay or deliver any fee, commission or other sum of money or item of property, however characterized, to any finder, agent or other party acting on behalf of or under the auspices of a governmental official or Governmental Authority, in the US or any other country, which is in any manner related to the Business that was illegal under federal, state or local laws of the US or any other country having jurisdiction; (iii) make any payment to any customer or subcontractor of the Business or to any officer, director, partner, employee or agent of any such customer or subcontractor, for the unlawful influence of any such customer or subcontractor or any such officer, director, partner, employee or agent; (iv) engage in any other unlawful reciprocal practice, or make any other unlawful payment or give any other unlawful consideration to any such customer or subcontractor or any such officer, director, partner, employee or agent, in respect of the Business; or (v) violate any federal, state or local campaign finance, election or similar Laws, where any such conduct is either (x) done knowingly or (y) reasonably likely to have a Material Adverse Effect.

(Q)          Sale or Discount of Accounts.  The Loan Parties shall not, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its Accounts, except without recourse in the ordinary course of business in connection with the compromise or collection thereof and not as part of any financing transactions.

(R)           Changes Relating to Note Purchase Documents; Prepayments.  The Loan Parties shall not change or amend the terms of the Note Purchase Agreement or any Term Note B, if such amendment shall not be permitted in accordance with the terms of the Intercreditor Agreement, nor shall Loan Parties make any prepayments in any Fiscal Year in respect of Term Note B except, (x) subsequent to the making of Cash Flow Prepayments to Agent in accordance with Section 2.4(B)(3), and (y) in aggregate amounts equal to not more than 25% of Excess Cash Flow for the applicable prior Fiscal Year.

5.3.        Financial Covenants.  Parent covenants that, so long as any of the Commitments hereunder shall be in effect and until indefeasible payment in full, in cash of all Obligations and termination of all Lender Letters of Credit, it shall maintain, on a consolidated basis, the following:

(A)          Fixed Charge Coverage.  A minimum Fixed Charge Coverage Ratio as of the end of each period set forth below of not less than the respective ratio set forth below:

Period	Fixed Charge Coverage Ratio

Closing Date through March 31, 2005	0.81 to 1.00
Closing Date through June 30, 2005	0.92 to 1.00
Closing Date through September 30, 2005	1.11 to 1.00
Closing Date through December 31, 2005	1.05 to 1.00
Four Quarters ending March 31, 2006	1.05 to 1.00
Four Quarters ending June 30, 2006	1.05 to 1.00
Four Quarters ending September 30, 2006	1.05 to 1.00
Four Quarters ending December 31, 2006	1.15 to 1.00
Four Quarters ending March 31, 2007	1.15 to 1.00
Four Quarters ending June 30, 2007	1.15 to 1.00
Four Quarters ending September 30, 2007	1.15 to 1.00
Four Quarters ending December 31, 2007	1.13 to 1.00
Four Quarters ending March 31, 2008	1.13 to 1.00
Four Quarters ending June 30, 2008	1.13 to 1.00
Four Quarters ending September 30, 2008	1.13 to 1.00
Four Quarters ending December 31, 2008	1.14 to 1.00
Each four Quarter period ending thereafter	1.14 to 1.00

(B)           Total Leverage.  A Total Leverage Ratio as of the end of each period set forth below in a ratio not greater than the respective ratio set forth below:

Period	Total Leverage Ratio

Four Quarters ending March 31, 2005	3.92 to 1.00
Four Quarters ending June 30, 2005	4.30 to 1.00
Four Quarters ending September 30, 2005	4.71 to 1.00
Four Quarters ending December 31, 2005	3.24 to 1.00
Four Quarters ending March 31, 2006	3.15 to 1.00
Four Quarters ending June 30, 2006	3.15 to 1.00
Four Quarters ending September 30, 2006	3.15 to 1.00
Four Quarters ending December 31, 2006	2.49 to 1.00
Four Quarters ending March 31, 2007	2.49 to 1.00
Four Quarters ending June 30, 2007	2.49 to 1.00
Four Quarters ending September 30, 2007	2.49 to 1.00
Four Quarters ending December 31, 2007	2.04 to 1.00
Four Quarters ending March 31, 2008	2.04 to 1.00
Four Quarters ending June 30, 2008	2.04 to 1.00
Four Quarters ending September 30, 2008	2.04 to 1.00
Four Quarters ending December 31, 2008	1.31 to 1.00
Each four Quarter period ending thereafter	1.31 to 1.00

(C)           Minimum EBITDA.  EBITDA as of the end of each period set forth below in an amount not less than the respective amount set forth below:

Period	Minimum EBITDA

Four Quarters ending March 31, 2005	$27,575,000
Four Quarters ending June 30, 2005	$28,330,000
Four Quarters ending September 30, 2005	$29,665,000
Four Quarters ending December 31, 2005	$30,270,000
Four Quarters ending March 31, 2006	$30,270,000
Four Quarters ending June 30, 2006	$30,270,000
Four Quarters ending September 30, 2006	$30,270,000
Four Quarters ending December 31, 2006	$33,080,000
Four Quarters ending March 31, 2007	$33,080,000
Four Quarters ending June 30, 2007	$33,080,000
Four Quarters ending September 30, 2007	$33,080,000
Four Quarters ending December 31, 2007	$34,000,000
Four Quarters ending March 31, 2008	$34,000,000
Four Quarters ending June 30, 2008	$34,000,000
Four Quarters ending September 30, 2008	$34,000,000
Four Quarters ending December 31, 2008	$40,000,000
Each four Quarter period ending thereafter	$40,000,000

(D)           Senior Leverage Ratio.  A Senior Leverage Ratio as of the end of each period set forth below in a ratio not greater than the respective ratio set forth below:

Period	Senior Leverage Ratio

Four Quarters ending March 31, 2005	2.83 to 1.00
Four Quarters ending June 30, 2005	3.24 to 1.00
Four Quarters ending September 30, 2005	3.70 to 1.00
Four Quarters ending December 31, 2005	2.25 to 1.00
Four Quarters ending March 31, 2006	2.16 to 1.00
Four Quarters ending June 30, 2006	2.16 to 1.00
Four Quarters ending September 30, 2006	2.16 to 1.00
Four Quarters ending December 31, 2006	1.58 to 1.00
Four Quarters ending March 31, 2007	1.58 to 1.00
Four Quarters ending June 30, 2007	1.58 to 1.00
Four Quarters ending September 30, 2007	1.58 to 1.00
Four Quarters ending December 31, 2007	1.16 to 1.00
Four Quarters ending March 31, 2008	1.16 to 1.00
Four Quarters ending June 30, 2008	1.16 to 1.00
Four Quarters ending September 30, 2008	1.16 to 1.00
Four Quarters ending December 31, 2008	0.81 to 1.00
Each four Quarter period ending thereafter	0.81 to 1.00

(E)           Capital Expenditures.  Capital Expenditures made by Rocky on a Consolidated Basis during any Fiscal Year set forth below, in the aggregate together with all expenditures in respect of Capital Leases, that would exceed the amount set forth opposite each Fiscal Year below; provided, that any unused portion of any such annual amount in each Fiscal Year, up to twenty-five percent (25%) of such maximum amount set forth below may be carried over solely to the immediately succeeding Fiscal Year:

Period	Maximum Capital Expenditures

Fiscal Year ending December 31, 2005	$6,000,000
Fiscal Year ending December 31, 2006	$6,000,000
Fiscal Year ending December 31, 2007	$6,000,000
Fiscal Year ending December 31, 2008	$6,000,000

(F)           Undrawn Availability.  At all times Undrawn Availability shall not be less than $5,000,000.

SECTION 6.       ADDITIONAL REPRESENTATIONS AND COVENANTS

6.1.       Representations.  As a material inducement to Agent and each Lender to enter into the Loan Documents, to make and to continue to make Loans and to issue and to continue to issue Lender Letters of Credit or risk participations to the banks that issue Bank Letters of Credit, each of the Loan Parties represents, warrants and covenants as to itself (and Parent as to all Loan Parties) to Agent and each Lender that the following statements are and will be true, correct and complete and, unless specifically limited, shall remain so for so long as any of the Commitments hereunder shall be in effect and until indefeasible payment in full, in cash, of all Obligations and termination of all Lender Letters of Credit:

(A)           Accounts Warranties and Covenants.  Except as otherwise disclosed to Agent in writing, as to each Loan Party’s existing Accounts and each of its hereafter arising Accounts that: at the time of its creation, such Account is a valid, bona fide obligation, representing an undisputed indebtedness incurred by the Account Debtor (and any other Person obligated on such Account) for property actually sold and delivered or for services rendered; there are no defenses, setoffs, offsets, claims, or counterclaims, genuine or otherwise, against such Account; such Account does not represent a sale or provision of services to a Subsidiary or an Affiliate, or a consignment, sale or return or a bill and hold transaction; the amount represented by Loan Parties to Agent as owing by each Account Debtor (and by each of the other Persons obligated on such Account) is, or will be, the correct amount actually and unconditionally owing, no agreement exists permitting any other deduction or discount except in the ordinary course of business; the respective Loan Party is the lawful owner of such Account and has the right to assign the same to Agent, for the benefit of Agent and Lenders; such Account is free of all Liens, other than Permitted Liens and those in favor of Agent, on behalf of itself and Lenders, such Account constitutes, the legally valid and binding obligation of the applicable Account Debtor (and any other Person obligated on such Account) and is due and payable in accordance with its terms.

Each Loan Party shall, at its own expense: (i) cause all invoices evidencing such Loan Party’s Accounts and all copies thereof to bear a notice that such invoices are payable to the lockboxes established in accordance with Section 6.4 and (ii) use its reasonable efforts to assure prompt payment of all amounts due or to become due under Accounts.  No discounts, credits or allowances will be issued, granted or allowed by any Loan Party to customers and no returns will be accepted without Agent’s prior written consent; provided, however, so long as such discounts, credits, allowances or returns are customarily issued or accepted in the ordinary course of business and are in amounts which are not material to any Loan Party, or until Agent notifies Borrower to the contrary, each Loan Party may presume consent.  Borrower will promptly notify Agent in the event that any Account Debtor (or any other Person obligated on such Account) alleges any dispute or claim with respect to any Account in excess of an invoice amount of $250,000 or of any other circumstances known to any Loan Party that may impair the validity or collectibility of any such Account.  Agent, or its designee, shall have the right, at any time or times hereafter, to verify the validity, amount or any other matter relating to any Account, by mail, telephone or in person.  After the occurrence of an Event of Default and upon the written request of Agent: (i) no Loan Party shall, without the prior consent of Agent, adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any Account Debtor (or any other Person obligated on such Account), or allow any credit or discount thereon, and (ii) Agent shall have the right at any such time (A) to exercise the rights of any Loan Party, with respect to the obligation of the Account Debtor (or any other Person obligated on such Account) to make payment or otherwise render performance to the applicable Loan Party, and with respect to any property that secures the obligations of the Account Debtor or of any such other Person obligated on such Account; and (B) to adjust, settle or compromise the amount or payment of any such Account or release wholly or partly any Account Debtor or obligor thereunder or allow any credit or discount thereon.

(B)           Inventory Warranties and Covenants.  Except as otherwise disclosed to Agent in writing, all of each Loan Party’s Inventory is of good and merchantable quality, free from any defects, such Inventory is not subject to any licensing, patent, trademark, trade name or copyright agreement with any Person that restricts such Loan Party’s ability to manufacture and/or sell the Inventory.  The completion and manufacturing process of such Inventory by a Person other than a Loan Party would be permitted under any contract to which a Loan Party is a party or to which the Inventory is subject.  None of any Loan party’s Inventory has been or will be produced in violation of the Fair Labor Standards Act and subject to the so-called “hot goods” provisions contained in Title 29 U.S.C. Section 215 or in violation of any other law.  All inventory and products owned by Persons other than Loan Parties and located on any premises owned, leased or controlled by a Loan Party, shall be separately and conspicuously identified as such and shall be segregated from Loan Parties’ own Inventory located at such premises. In the event Inventory of Loan Party valued at more than $500,000 is located on the premises of a consignee, the applicable Loan Party shall perfect a security interest in such Inventory and, at the request of Agent, shall assign of record such security interest to Agent pursuant to documentation in form and substance satisfactory to Agent.  In the event Inventory of Loan Party valued at more than $250,000 is located on the premises of a bailee, the applicable Loan Party shall use reasonable efforts to obtain and deliver to Agent a bailee waiver in form and substance satisfactory to Agent.

(C)           Equipment Warranties and Covenants.  Each Loan Party has maintained and shall cause all of its material Equipment used in the Business to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with any manufacturer’s manual, and shall promptly make or cause to be made all repairs, replacements, and other improvements in connection therewith that Borrower deems necessary or desirable.

(D)           Chattel Paper Warranties and Covenants.  As of the Closing Date, Borrower does not hold any Chattel Paper and does not anticipate holding any Chattel Paper in the ordinary course of its business in excess of $50,000.  To the extent Borrower holds or obtains any such Chattel Paper, Borrower will promptly (i) deliver to Agent all such Tangible Chattel Paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Agent and (ii) provide Agent with Control of all such Electronic Chattel Paper, by having Agent identified as the assignee of the Records(s) pertaining to the single authoritative copy thereof and otherwise complying with the applicable elements of Control set forth in the UCC.  Borrower will also deliver to Agent all security agreements securing any Chattel Paper and execute an authorization to file UCC financing statement amendments assigning to Agent any UCC financing statements filed by Borrower in connection with such security agreements.  Borrower will mark conspicuously all such Chattel Paper with a legend, in form and substance satisfactory to Agent, indicating that such Chattel Paper is subject to the Lien of Agent.

(E)           Instruments Warranties and Covenants.  Upon the request of Agent, each Loan Party will deliver to Agent all Instruments in excess of $50,000 which constitute Collateral it holds or obtains duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Agent.  Each Loan Party will also deliver to Agent all security agreements securing any Instruments and execute an authorization to file UCC financing statement amendments assigning to Agent any UCC financing statements filed by any Loan Party in connection with such security agreements.

(F)           Investment Property Warranties and Covenants.  Upon the request of Agent, each Loan Party will take any and all actions necessary (or required or requested by Agent), from time to time, to (i) cause Agent to obtain exclusive Control of any Investment Property in excess of $50,000 which constitutes Collateral owned by any Loan Party in a manner acceptable to Agent and (ii) obtain from any issuers of such Investment Property and such other Persons, for the benefit of Agent, written confirmation of Agent’s Control over such Investment Property upon terms and conditions acceptable to Agent.

(G)           Letters of Credit Warranties and Covenants.  If requested by Agent, at all times after the occurrence of an Event of Default and during the continuance thereof, each Loan Party will deliver to Agent (i) all Letters of Credit under which it is the beneficiary or is otherwise entitled to receive proceeds duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Agent and (ii) all security agreements securing any such Letters of Credit and execute UCC financing statement amendments assigning to Agent any UCC financing statements filed by any Loan Party in connection with such security agreements.  Each Loan Party will take any and all actions reasonably necessary (or required or requested by Agent), from time to time, to cause Agent to obtain exclusive Control of any Letter-of-Credit Rights owned by any Loan Party in a manner acceptable to Agent.

(H)           General Intangibles Warranties and Covenants.  Each Loan Party shall use its reasonable efforts to obtain any consents, waivers or agreements necessary to enable Agent to exercise remedies hereunder and under the other Loan Documents with respect to any of such Loan Party’s rights under any General Intangibles, including Loan Parties’ rights as a licensee of computer software.

(I)           Intellectual Property Covenants.  Each Loan Party shall concurrently herewith deliver to Agent each Copyright Security Agreement, Patent Security Agreement and Trademark Security Agreement and all other documents, instruments and other items as may be necessary for Agent to file such agreements with the U.S. Copyright Office and the U.S. Patent and Trademark Office.  The Copyrights, Patents and Trademarks listed on the respective schedules to each of the Copyright Security Agreement, Patent Security Agreement and Trademark Security Agreement constitute all of the US Patents, Trademarks and government registered Copyrights owned by Loan Parties and their respective Subsidiaries.  If, before the Obligations are indefeasibly paid in full, in cash, any Loan Party acquires or becomes entitled to any new or additional US Patents, Trademarks or federally registered Copyrights, or rights thereto, such Loan Party shall give to Agent prompt written notice thereof, and shall amend the schedules to the respective security agreements or enter into new or additional security agreements to include any such new Patents, Trademarks or government registered Copyrights.  Each Loan Party shall: (a) prosecute diligently any copyright, patent or trademark application at any time pending, except to the extent the failure to do so is not reasonably likely to have a Material Adverse Effect; (b) make application for registration or issuance of all new copyrights, patents and trademarks as reasonably deemed appropriate by such Loan Party, except to the extent the failure to do so is not reasonably likely to have a Material Adverse Effect; (c) preserve and maintain all rights in the Intellectual Property, except to the extent the failure to do so is not reasonably likely to have a Material Adverse Effect; and (d) use its reasonable efforts to obtain any consents, waivers or agreements necessary to enable Agent to exercise its remedies with respect to the Intellectual Property.  Except to the extent the failure to do so is not reasonably likely to have a Material Adverse Effect, no Loan Party shall abandon any material right to file a copyright, patent or trademark application nor shall any Loan Party abandon any material pending copyright, patent or trademark application, or Copyright, Patent or Trademark without the prior written consent of Agent.  All government registered Intellectual Property owned by any Loan Party and their respective Subsidiaries is valid, subsisting and enforceable and all filings necessary to maintain the effectiveness of such registrations have been made, except to the extent the failure to do so is not reasonably likely to have a Material Adverse Effect.  The execution, delivery and performance of this Agreement by each Loan Party will not violate or cause a default under any material item of Intellectual Property or any agreement in connection therewith.

(J)           Commercial Tort Claims Warranties and Covenants.  Except for matters disclosed on Schedule 2.7(A), as of the Closing Date, no Loan Party owns any Commercial Tort Claims.  Each Loan Party shall advise Agent promptly upon any Loan Party becoming aware that it owns any additional Commercial Tort Claims in excess of the sum of $500,000.  With respect to any such new Commercial Tort Claim, each Loan Party will execute and deliver such documents as Agent deems necessary to create, perfect and protect Agent’s security interest in such Commercial Tort Claim.

(K)          Deposit Accounts; Bank Accounts Warranties and Covenants.  Schedule 6.1(K) sets forth the account numbers and locations of all Deposit Accounts or other bank accounts of each Loan Party.  No Loan Party shall establish any new Deposit Account or other bank accounts (including any term deposit, certificate of deposit or money market account with any Person) or amend or terminate any Blocked Account Agreement or lockbox agreement without Agent’s prior written consent.  Notwithstanding the foregoing, or any provision of Section 6.4 to the contrary, each retail and Lehigh shoe center location of Borrower may open and maintain a Deposit Account in which a monthly average balance of not more than $25,000 is maintained.

(L)           Bailees.  Except as disclosed on Schedule 6.1(L) and Inventory in transit from time to time, as of the Closing Date none of the Collateral is in the possession of any consignee, bailee, warehouseman, agent or processor, and no Collateral shall at any time be in the possession or control of any warehouse, bailee or any of Loan Parties’ agents or processors without Agent’s prior written consent and unless Agent, if Agent has so requested, has received warehouse receipts or bailee lien waivers satisfactory to Agent prior to the commencement of such possession or control.  If any Collateral is at any time in the possession or control of any warehouse, bailee or any of Loan Parties’ agents or processors, the applicable Loan Party shall, upon the request of Agent, notify such warehouse, bailee, agent or processor of the Liens in favor of Agent, for the benefit of Agent and Lenders, created hereby, shall instruct such Person to hold all such Collateral for Agent’s account subject to Agent’s instructions, and shall obtain such Person’s acknowledgement that it is holding the Collateral for Agent’s benefit.  Parent shall deliver to Agent an updated Schedule 6.1(L) on or prior to December 31 in each year, in a form similar to the Schedule 6.1(L) delivered on or about the Closing Date, indicating all locations where Inventory valued in excess of $50,000 (based upon cost) is then in the possession of any consignee, bailee, warehouseman, agent or processor.

(M)         Collateral Description; Use of Collateral.  Each Loan Party will furnish to Agent, from time to time upon request, statements and schedules further identifying, updating, and describing the Collateral and such other information, reports and evidence concerning the Collateral, as Agent may reasonably request, all in reasonable detail.  No Loan Party will use or permit any Collateral to be used unlawfully or in violation of any provision of applicable law, or any policy of insurance covering any of the Collateral.

(N)          Collateral Filing Requirements; Collateral Records. None of the Collateral is of a type in which Liens may be registered, recorded or filed under, or notice thereof given under, any federal statute or regulation except for Collateral described on the schedules to the Copyright Security Agreement, the Patent Security Agreement and the Trademark Security Agreement.  Each Loan Party shall promptly notify Agent in writing upon acquiring any interest hereafter in Collateral that is of a type where a Lien may be registered, recorded or filed under, or notice thereof given under, any federal statute or regulation.  Each Loan Party shall keep full and accurate books and records relating to the Collateral and shall stamp or otherwise mark such books and records in such manner as Agent may reasonably request to indicate Agent’s Liens in the Collateral, for the benefit of Agent and Lenders.

(O)          Federal Claims.  None of the Collateral constitutes a claim against the US, or any State or municipal government or any department, instrumentality or agency thereof, the assignment of which claim is restricted by law.  Each Loan Party shall notify Agent of any Collateral in excess of the sum of $100,000 which constitutes a claim against the US, or any State or municipal government or any department, instrumentality or agency thereof, the assignment of which claim is restricted by law.  Upon the request of Agent, the applicable Loan Party shall take such steps as may be necessary to comply with any applicable federal assignment of claims laws and other comparable laws.

(P)           Agent Authorized.  Each Loan Party hereby authorizes and, until such time as the Obligations are indefeasibly paid in full, in cash, shall continue to authorize Agent to file one or more financing or continuation statements, and amendments thereto (or similar documents required by any laws of any applicable jurisdiction), relating to all or any part of the Collateral without the signature of such Loan Party and hereby specifically ratifies all such actions previously taken by Agent.

(Q)          Names and Locations.  As of the Closing Date, Schedule 6.1(Q) sets forth (a) all legal names and all other names (including trade names, fictitious names and business names) under which each Loan Party currently conducts business, or has at any time conducted business (x) during the past five years, in the case of Parent and its Subsidiaries prior to giving effect to the Acquisition, and (y) since March 24, 2000, in the case of EJ Footwear, Georgia Boot, HM Lehigh and their respective Subsidiaries, (b) the name of any entity which any Loan Party has acquired in whole or in part or from whom any Loan Party has acquired a significant amount of assets (x) during the past five years, in the case of Parent and its Subsidiaries prior to giving effect to the Acquisition, and (y) since March 24, 2000, in the case of EJ Footwear, Georgia Boot, HM Lehigh and their respective Subsidiaries, (c) the location of each Loan Party’s principal place of business, (d) the state or other jurisdiction of organization for each Loan Party and sets forth each Loan Party’s organizational identification number or specifically designates that one does not exist, (e) the location of each Loan Party’s books and records, (f) the location of all other offices of each Loan Party, and (g) all Collateral locations (designating Inventory and Equipment locations and indicating between owned, leased, warehouse, storage, and processor locations.  The locations designated on Schedule 6.1(Q) are Loan Parties’ sole locations for their respective businesses and the Collateral.  Each Loan Party will give Agent at least thirty (30) days advance written notice of any: (a) change of name or of any new trade name or fictitious business name of such Loan Party, (b) change of principal place of business of such Loan Party, (c) change in the location of such Loan Party’s books and records or the Collateral, (d) new location for such Loan Party’s books and records or the Collateral, or (e) changes in any Loan Party’s state or other jurisdiction of organization or its organizational identification number.

(R)           Additional Mortgaged Property  Borrower shall as promptly as possible (and in any event within sixty (60) days after such designation) deliver to Agent a fully executed Mortgage, in form and substance satisfactory to Agent together with title insurance policies and surveys on any Additional Mortgaged Property designated by Agent.

(S)           Disclosure of Material Matters.  Immediately upon learning thereof, report to Agent all matters materially affecting the value, enforceability or collectibility of any material portion of the Collateral including, without limitation, any Loan Party’s reclamation or repossession of, or the return to any Loan Party of, a material amount of goods or claims or disputes asserted by any Customer or other obligor.

6.2.        Access to Accountants and Management.  Each Loan Party authorizes Agent and Lenders to discuss the financial condition and financial statements of such Loan Party with its Accountants upon reasonable prior notice to Borrower of its intention to do so, and authorizes such Accountants to respond to all of Agent’s inquiries. Agent may from time to time (except, during the continuance of an Event of Default, as may be reasonably requested and during normal business hours) confer with each Loan Party’s management directly regarding such Loan Party’s business, operations and financial condition.

6.3.        Amendment of Schedules.  Borrower may amend any one or more of the Schedules referred in this Section 6 (subject to prior notice to Agent, as applicable) and any representation, warranty, or covenant contained herein which refers to any such Schedule shall from and after the date of any such amendment refer to such Schedule as so amended; provided however, that in no event shall the amendment of any such Schedule constitute a waiver by Agent and Lenders of any Default or Event of Default that exists notwithstanding the amendment of such Schedule.

6.4.        Collection of Accounts and Payments.  Loan Parties shall establish lockboxes and blocked accounts (collectively, “Blocked Accounts”) in the name of such Loan Party with such banks (“Collecting Banks”) as are reasonably acceptable to Agent (subject to irrevocable instructions reasonably acceptable to Agent as hereinafter set forth) to which all Account Debtors or other payment obligors shall directly remit all payments on such Loan Party’s Accounts and in which each Collecting Bank or Loan Party will immediately deposit all such payments constituting proceeds of Collateral received by such Loan Party in the identical form in which such payment was made, whether by cash or check (excluding proceeds deposited in local accounts in connection with retail and Lehigh shoe center locations to the extent permitted under Section 6.1(K)).  Each Collecting Bank shall acknowledge and agree, in a manner reasonably satisfactory to Agent, and with the written consent of the respective Loan Party, to an agreement (each such agreement, a “Blocked Account Agreement”) which provides, to the extent required by Agent in each instance, that (a) all payments made to the Blocked Accounts are the sole and exclusive property of Agent, for its benefit and for the benefit of Lenders, (b) except with respect to making account adjustments related only to the Blocked Accounts, charging fees and expenses associated with this Blocked Accounts and returned unpaid deposit items associated with the Blocked Accounts, the Collecting Banks have no right to setoff against the Blocked Accounts, (c) the Collecting Banks will not take any Lien in the Blocked Accounts, (d) the Collecting Banks will comply with instructions originated by Agent directing disposition of the funds in the Blocked Accounts without the further consent of any Loan Party and (e) all such payments received will be promptly transferred to Agent’s Account.  Each Loan Party hereby agrees that all payments made to such Blocked Accounts or otherwise received by Agent and whether on the Accounts or as proceeds of other Collateral or otherwise, after delivery of a notice of exclusive control, will be under the sole dominion and control of Agent, for the benefit of itself and Lenders.  Each Loan Party shall irrevocably instruct each Collecting Bank to, after delivery of a notice of exclusive control, promptly transfer all payments or deposits to the Blocked Accounts into Agent’s Account to be applied to the Obligations in accordance with the terms of this Agreement.  Other than as set forth above, if any Loan Party, or its Affiliates, employees, agents or any other Persons acting for or in concert with any Loan Party, shall receive any monies, checks, notes, drafts or any other payments relating to and/or proceeds of such Loan Party’s Accounts or other Collateral, the respective Loan Party or such Person shall hold such instrument or funds in trust for Agent, and shall, immediately upon receipt thereof, remit the same or cause the same to be remitted, in kind, to the Blocked Accounts or to Agent at its address set forth in Section 10.3 below.

6.5.        Further Assurances.  Each Loan Party shall, from time to time, execute such guaranties, financing or continuation statements, documents, security agreements, reports and other documents or deliver to Agent such instruments, certificates of title, mortgages, deeds of trust, or other documents as Agent at any time may reasonably request to evidence, perfect or otherwise implement the guaranties and security for repayment of the Obligations provided for in the Loan Documents. In the event any Loan Party acquires an ownership interest in real property with a value greater than $500,000 after the Closing Date which is unencumbered by a mortgage or deed of trust in favor of an entity which provides financing for the acquisition thereof by such Loan Party, if then requested by Agent, such Loan Party shall deliver to Agent a fully executed mortgage or deed of trust over such real property in form and substance reasonably satisfactory to Agent, together with such title insurance policies, surveys, appraisals, evidence of insurance, legal opinions, environmental assessments and other documents and certificates as shall be reasonably required by Agent.

SECTION 7.       DEFAULT, RIGHTS AND REMEDIES

7.1.        Event of Default.  “Event of Default“ shall mean the occurrence or existence of any one or more of the following (for each subsection a different grace or cure period may be specified, if no grace or cure period is specified, such occurrence or existence constitutes an immediate Event of Default):

(A)          Payment.  Failure to make payment of any of the Obligations when due; or

(B)           Default in Other Agreements.  (1) Failure of any Loan Party to pay when due any principal or interest on any Indebtedness (other than the Obligations) or (2) breach or default of any Loan Party with respect to any Indebtedness (other than the Obligations); if such failure to pay, breach or default entitles the holder to cause such Indebtedness having an individual principal amount in excess of $750,000 or having an aggregate principal amount in excess of $1,500,000 to become or be declared due prior to its stated maturity; or

(C)           Breach of Certain Provisions.  Failure of any Loan Party to perform or comply with any term or condition (i) contained in Section 5.1(A), or (ii) contained in Section 5.1 (C), (E) or (J) and the failure to comply or perform is not remedied or waived within five (5) days after notice from Agent or Requisite Lenders to Borrowing Agent of such default or (iii) contained in Section 5.2, 5.3 or Section 6 (exclusive of any representation contained in Section 6 which shall be subject to clause (D) below); or

(D)          Breach of Warranty.  Any representation, warranty, certification or other statement made by any Loan Party in any Loan Document or in any statement or certificate at any time given by such Person in writing pursuant or in connection with any Loan Document is false in any material respect on the date made; or

(E)           Other Defaults Under Loan Documents.  Any Loan Party defaults in the performance of or compliance with any term contained in this Agreement other than those otherwise set forth in this Section 7.1, or defaults in the performance of or compliance with any term contained in the other Loan Documents and such default is not remedied or waived within fifteen (15) days after notice from Agent, or Requisite Lenders, to Borrowing Agent of such default; or

(F)           Change in Control.  A Change of Control shall have occurred;

(G)           Involuntary Bankruptcy; Appointment of Receiver, etc.  (1) A court enters a decree or order for relief with respect to any Borrower, or other Loan Party having assets in excess of $1,000,000, in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law; or (2) the continuance of any of the following events for sixty (60) days unless dismissed, bonded or discharged: (a) an involuntary case is commenced against any Borrower, or against any other Loan Party having assets in excess of $1,000,000, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (b) a receiver, liquidator, sequestrator, trustee, custodian or other fiduciary having similar powers over any Loan Party, or over all or a substantial part of their respective property, is appointed; or

(H)          Voluntary Bankruptcy; Appointment of Receiver, etc.  (1) Any Loan Party commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (2) any Borrower, or other Loan Party having assets in excess of $1,000,000, makes any assignment for the benefit of creditors; or (3) the board of directors of any such Loan Party adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this Section 7.1(H); or

(I)           Liens.  Any Lien, levy or assessment, in the aggregate in excess of the sum of $500,000, is filed or recorded with respect to or otherwise imposed upon all or any part of the Collateral or the assets of any Loan Party by the US or any department or instrumentality thereof or by any state, county, municipality or other governmental agency (other than Permitted Liens) and such lien, levy or assessment is not stayed, vacated, paid or discharged within ten (10) days; or

(J)           Judgment and Attachments.  Any money judgment, writ or warrant of attachment, or similar process involving (1) an amount in any individual case in excess of $500,000 or (2) an amount in the aggregate at any time in excess of $750,000 (in either case not adequately covered by insurance as to which the insurance company has acknowledged coverage) is entered or filed against any Loan Party or any of their respective assets and remains undischarged, unvacated, unbonded or unstayed for a period of forty (40) days, but in any event not later than five (5) days prior to the date of any proposed sale thereunder; or

(K)          Dissolution.  Any order, judgment or decree is entered against any Borrower, or any Loan Party having assets in excess of $1,000,000, decreeing the dissolution or split up of such Borrower or any such other Loan Party and such order remains undischarged or unstayed for a period in excess of twenty (20) days, but in any event not later than five (5) days prior to the date of any proposed dissolution or split up; or

(L)           Solvency.  Any Borrower, or other Loan Party having assets in excess of $1,000,000, ceases to be solvent (as represented by Loan Parties in Section 4.1(S)) or admits in writing its present or prospective inability to pay its debts as they become due; or

(M)         Injunction.  Any Loan Party is enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business and such order continues for thirty (30) days or more; or

(N)          Invalidity of Loan Documents.  Any of the Loan Documents for any reason, other than a partial or full release in accordance with the terms thereof, ceases to be in full force and effect or is declared to be null and void, or any Loan Party denies that it has any further liability under any Loan Documents to which it is party, or gives notice to such effect; or

(O)          Failure of Security.  Agent, on behalf of itself and Lenders, does not have or ceases to have a valid and perfected first priority security interest in the Collateral (except as otherwise permitted pursuant to this Agreement), in each case, for any reason other than the failure of Agent or any Lender to take any action within its control; or

(P)           Damage, Strike, Casualty.  Any material damage to, or loss, theft or destruction of, any Collateral, if not adequately insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than thirty (30) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of any Loan Party if any such event or circumstance is reasonably likely to have a Material Adverse Effect; or

(Q)          Licenses and Permits.  The loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by any Loan Party, if such loss, suspension, revocation or failure to renew is reasonably likely to have a Material Adverse Effect; or

(R)          Forfeiture.  There is filed against any Loan Party any civil or criminal action, suit or proceeding under any federal or state racketeering statute (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (1) is not dismissed within one hundred twenty (120) days; and (2) could reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral; or

7.2.        Suspension of Commitments.  Upon the occurrence of any Default or Event of Default, notwithstanding any grace period or right to cure, Agent may or upon demand by Requisite Lenders shall, without notice or demand, immediately cease making additional Loans and the Commitments shall be suspended; provided that, in the case of a Default, if the subject condition or event is waived or cured within any applicable grace or cure period, the Commitments shall be reinstated.

7.3.        Acceleration.  Upon the occurrence of any Event of Default described in the foregoing Sections 7.1(G) or 7.1(H), all Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Loan Party, and the Commitments shall thereupon terminate.  Upon the occurrence and during the continuance of any other Event of Default, Agent may, and upon demand by Requisite Lenders shall, by written notice to Borrowing Agent, (a) declare all or any portion of the Obligations to be, and the same shall forthwith become, immediately due and payable and the Commitments shall thereupon terminate and (b) demand that Loan Parties immediately deposit with Agent an amount equal to one hundred five percent (105%) of the Letter of Credit Reserve and deposit the prepayment of fees payable under Section 2.3(B) with respect to such Lender Letters of Credit for the full remaining terms of such Lender Letters of Credit; provided, however, if any of such Lender Letters of Credit are terminated, the unearned portion of such prepaid fee attributable to such Lender Letter of Credit shall be refunded to Borrower.

7.4.        Remedies.  If any Event of Default shall have occurred and be continuing, in addition to and not in limitation of any other rights or remedies available to Agent and Lenders at law or in equity, Agent may, and shall upon the request of Requisite Lenders, exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and may also (a) require Loan Parties to, and each Loan Party hereby agrees that it will, at its expense and upon request of Agent forthwith, assemble all or part of the Collateral as directed by Agent and make it available to Agent at a place to be designated by Agent which is reasonably convenient to both parties; (b) withdraw all cash in the Blocked Accounts and apply such monies in payment of the Obligations in the manner provided in Section 7.7; and (c) without notice or demand or legal process, enter upon any premises of Loan Parties and take possession of the Collateral.  Each Loan Party agrees that, to the extent notice of sale of the Collateral or any part thereof shall be required by law, at least ten (10) days notice to Borrowing Agent of the time and place of any public disposition or the time after which any private disposition (which notice shall include any other information required by law) is to be made shall constitute reasonable notification.  At any disposition of the Collateral (whether public or private), if permitted by law, Agent or any Lender may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase, lease, or licensing of the Collateral or any portion thereof for the account of Agent or such Lender.  Agent shall not be obligated to make any disposition of Collateral regardless of notice of disposition having been given.  Each Loan Party shall remain liable for any deficiency.  Agent may adjourn any public or private disposition from time to time by announcement at the time and place fixed therefor, and such disposition may, without further notice, be made at the time and place to which it was so adjourned.  Agent is not obligated to make any representations or warranties in connection with any disposition of the Collateral.  To the extent permitted by law, each Loan Party hereby specifically waives all rights of redemption, stay or appraisal, which it has or may have under any law now existing or hereafter, enacted.  Agent shall not be required to proceed against any Collateral but may proceed against one or more Loan Parties directly.

7.5.        Appointment of Attorney-in-Fact.  Each Loan Party hereby constitutes and appoints Agent as such Loan Party’s attorney-in-fact with full authority in the place and stead of such Loan Party and in the name of such Loan Party, Agent or otherwise, from time to time in Agent’s discretion while an Event of Default is continuing to take any action and to execute any instrument that Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including: (a) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (b) to enforce the obligations of any Account Debtor or other Person obligated on the Collateral and enforce the rights of any Loan Party with respect to such obligations and to any property that secures such obligations; (c) to file any claims or take any action or institute any proceedings that Agent may deem necessary or desirable for the collection of or to preserve the value of any of the Collateral or otherwise to enforce the rights of Agent and Lenders with respect to any of the Collateral; (d) to pay or discharge taxes or Liens levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Agent in its sole discretion, and such payments made by Agent to become Obligations, due and payable immediately without demand; (e) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, assignments, verifications and notices in connection with Accounts, Chattel Paper or General Intangibles and other Documents relating to the Collateral; and (f) generally to take any act required of any Loan Party under Section 4 or Section 5 of this Agreement, and to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Agent were the absolute owner thereof for all purposes, and to do, at Agent’s option and Loan Parties’ expense, at any time or from time to time, all acts and things that Agent deems necessary Loan Parties’ protect, preserve or realize upon the Collateral.  Each Loan Party hereby ratifies and approves all acts of Agent made or taken pursuant to this Section 7.5.  The appointment of Agent as each Loan Party’s attorney and Agent’s rights and powers are coupled with an interest and are irrevocable, so long as any of the Commitments hereunder shall be in effect and until indefeasible payment in full, in cash, of all Obligations and termination of all Lender Letters of Credit.

7.6.        Limitation on Duty of Agent and Lenders with Respect to Collateral.  Beyond the safe custody thereof, Agent and each Lender shall have no duty with respect to any Collateral in its possession (or in the possession of any agent or bailee) or with respect to any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto.  Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Agent accords its own property.  Neither Agent nor any Lender shall be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouse, carrier, forwarding agency, consignee, broker or other agent or bailee selected by Loan Parties or selected by Agent in good faith.

7.7.        Application of Proceeds.  Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, (a) each Loan Party irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Agent from or on behalf of any Loan Party, and Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received at any time or times after the occurrence and during the continuance of an Event of Default against the Obligations in such manner as Agent may deem advisable notwithstanding any previous application by Agent and (b) in the absence of a specific determination by Agent with respect thereto, the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied: first, to all fees, costs and expenses incurred by or owing to Agent and then any Lender with respect to this Agreement, the other Loan Documents or the Collateral; second, to accrued and unpaid interest on the Obligations (including any interest which but for the provisions of any bankruptcy or insolvency law would have accrued on such amounts); third, to the principal amounts of the Obligations outstanding and fourth, to any other Obligations or other obligations or indebtedness of any Loan Party owing to Agent or any Lender under the Loan Documents.  Any balance remaining shall be delivered to Borrowing Agent or to whomever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct.

7.8.        License of Intellectual Property.  Each Loan Party hereby assigns, transfers and conveys to Agent, for the benefit of Agent and Lenders, effective upon the occurrence and during the continuance of any Event of Default hereunder, the non-exclusive right and license to use all Intellectual Property owned or used by any Loan Party together with any goodwill associated therewith, all to the extent necessary to enable Agent to realize on the Collateral and any successor or assign to enjoy the benefits of the Collateral.  This right and license shall inure to the benefit of all successors, assigns and transferees of Agent and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise.  Such right and license is granted free of charge and does not require the consent of any other person.

7.9.        Waivers; Non-Exclusive Remedies.  No failure on the part of Agent or any Lender to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement or the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise by Agent or any Lender of any right under this Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right.  The rights in this Agreement and the other Loan Documents are cumulative and shall in no way limit  any other remedies provided by law.

SECTION 8.       GUARANTY

8.1.        Each Guarantor hereby unconditionally guarantees, as a primary obligor and not merely as a surety, jointly and severally with each other Guarantor when and as due, whether at maturity, by acceleration, by notice of prepayment or otherwise, the due and punctual performance of all Obligations of each other party hereto.  Each payment made by any Guarantor pursuant to this Guaranty shall be made in lawful money of the US in immediately available funds, (a) without set-off or counterclaim and (b) free and clear of and without deduction or withholding for or on account of any present and future Charges and any conditions or restrictions resulting in Charges and all penalties, interest and other payments on or in respect thereof (except for Charges based on the overall net income of Agent or a Lender) (“Tax“ or “Taxes“) unless Guarantor is compelled by law to make payment subject to such Taxes.

8.2.        All Taxes in respect of this Guaranty or any amounts payable or paid under this Guaranty shall be paid by Guarantor when due and in any event prior to the date on which penalties attach thereto.  Each Guarantor will indemnify Agent and each of the Lenders against and in respect of all such Taxes.  Without limiting the generality of the foregoing, if any Taxes or amounts in respect thereof must be deducted or withheld from any amounts payable or paid by any Guarantor hereunder, such Guarantor shall pay such additional amounts as may be necessary to ensure that the Agent and each of the Lenders receives a net amount equal to the full amount which it would have received had payment (including of any additional amounts payable under this Section 8.2) not been made subject to such Taxes.  Within thirty (30) days of each payment by any Guarantor hereunder of Taxes or in respect of Taxes, such Guarantor shall deliver to Agent satisfactory evidence (including originals, or certified copies, of all relevant receipts) that such Taxes have been duly remitted to the appropriate authority or authorities.

8.3.        Each Guarantor hereby absolutely, unconditionally and irrevocably waives (i) promptness, diligence, notice of acceptance, notice of presentment of payment and any other notice hereunder, (ii) demand of payment, protest, notice of dishonor or nonpayment, notice of the present and future amount of the Obligations and any other notice with respect to the Obligations, (iii) any requirement that the Agent or any Lender protect, secure, perfect or insure any security interest or Lien or any property subject thereto or exhaust any right or take any action against any other Loan Party, or any Person or any Collateral, (iv) any other action, event or precondition to the enforcement hereof or the performance by each such Guarantor of the Obligations, and (v) any defense arising by any lack of capacity or authority or any other defense of any Loan Party or any notice, demand or defense by reason of cessation from any cause of Obligations other than payment and performance in full of the Obligations by the Loan Parties and any defense that any other guarantee or security was or was to be obtained by Agent.

8.4.        No invalidity, irregularity, voidableness, voidness or unenforceability of this Agreement or any Loan Document or any other agreement or instrument relating thereto, or of all or any part of the Obligations or of any collateral security therefor shall affect, impair or be a defense hereunder.

8.5.        The Guaranty hereunder is one of payment and performance, not collection, and the obligations of each Guarantor hereunder are independent of the Obligations of the other Loan Parties, and a separate action or actions may be brought and prosecuted against any Guarantor to enforce the terms and conditions of this Section 8.5, irrespective of whether any action is brought against any other Loan Party or other Persons or whether any other Loan Party or other Persons are joined in any such action or actions.  Each Guarantor waives any right to require that any resort be had by Agent or any Lender to any security held for payment of the Obligations or to any balance of any deposit account or credit on the books of any Agent or any Lender in favor of any Loan Party or any other Person.  No election to proceed in one form of action or proceedings, or against any Person, or on any Obligations, shall constitute a waiver of Agent’s right to proceed in any other form of action or proceeding or against any other Person unless Agent has expressed any such waiver in writing.  Without limiting the generality of the foregoing, no action or proceeding by Agent against any Loan Party under any document evidencing or securing indebtedness of any Loan Party to Agent shall diminish the liability of any Guarantor hereunder, except to the extent Agent receives actual payment on account of Obligations by such action or proceeding, notwithstanding the effect of any such election, action or proceeding upon the right of subrogation of any Guarantor in respect of any Loan Party.

8.6.        As an original and independent obligation under this Guaranty, each Guarantor shall (a) indemnify the Agent and each of the Lenders and keep the Agent and each of the Lenders indemnified against all costs, losses, expenses and liabilities of whatever kind resulting from the failure by any party to make due and punctual payment of any of the Obligations or resulting from any of the Obligations being or becoming void, voidable, unenforceable or ineffective against Borrowers (including, but without limitation, all legal and other costs, Charges and expenses incurred by the Agent and each of the Lenders, or any of them in connection with preserving or enforcing, or attempting to preserve or enforce, its rights under this Guaranty), except to the extent that any of the same results from the gross negligence or wilful misconduct by Agent or any Lender; and (b) pay on demand the amount of such costs, losses, expenses and liabilities whether or not Agent or any of the Lenders have attempted to enforce any rights against any Borrower or any other Person or otherwise.

8.7.        The liability of each Guarantor hereunder shall be absolute, unlimited and unconditional and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any claim, defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any other Obligation or otherwise.  Without limiting the generality of the foregoing, the obligations of each Guarantor shall not be discharged or impaired, released, limited or otherwise affected by:

(i)           any change in the manner, place or terms of payment or performance, and/or any change or extension of the time of payment or performance of, release, renewal or alteration of, or any new agreements relating to any Obligation, any security therefor, or any liability incurred directly or indirectly in respect thereof, or any rescission of, or amendment, waiver or other modification of, or any consent to departure from, this Agreement or any Loan Document, including any increase in the Obligations resulting from the extension of additional credit to any Borrower or otherwise;

(ii)           any sale, exchange, release, surrender, loss, abandonment, realization upon any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, all or any of the Obligations, and/or any offset there against, or failure to perfect, or continue the perfection of, any Lien in any such property, or delay in the perfection of any such Lien, or any amendment or waiver of or consent to departure from any other guaranty for all or any of the Obligations;

(iii)          the failure of the Agent or any Lender to assert any claim or demand or to enforce any right or remedy against any Borrower or any other Loan Party or any other Person under the provisions of this Agreement or any Loan Document or any other document or instrument executed an delivered in connection herewith or therewith;

(iv)          any settlement or compromise of any Obligation, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and any subordination of the payment of all or any part thereof to the payment of any obligation (whether due or not) of any Loan Party to creditors of any Loan Party other than any other Loan Party;

(v)           any manner of application of Collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Obligations or any other assets of any Loan Party; and

(vi)          any other agreements or circumstance of any nature whatsoever that may or might in any manner or to any extent vary the risk of any Guarantor, or that might otherwise at law or in equity constitute a defense available to, or a discharge of, the Guaranty hereunder and/or the obligations of any Guarantor, or a defense to, or discharge of, any Loan Party or any other Person or party hereto or the Obligations or otherwise with respect to the Advances, Letters of Credit or other financial accommodations to any Borrower pursuant to this Agreement and/or the Loan Documents.

8.8.        The Agent shall have the right to take any action set forth in Section 8.7 without notice to or the consent of any Guarantor and each Guarantor expressly waives any right to notice of, consent to, knowledge of and participation in any agreements relating to any of the above or any other present or future event relating to Obligations whether under this Agreement or otherwise or any right to challenge or question any of the above and waives any defenses of such Guarantor which might arise as a result of such actions.

8.9.        Agent may at any time and from time to time (whether prior to or after the revocation or termination of this Agreement) without the consent of, or notice to, any Guarantor, and without incurring responsibility to any Guarantor or impairing or releasing the Obligations, apply any sums by whomsoever paid or howsoever realized to any Obligations regardless of what Obligations remain unpaid.

8.10.      (a)             The Guaranty provisions herein contained shall continue to be effective or be reinstated, as the case may be, if claim is ever made upon the Agent or any Lender for repayment or recovery of any amount or amounts received by such Person in payment or on account of any of the Obligations and such Person repays all or part of said amount for any reason whatsoever, including, without limitation, by reason of any judgment, decree or order of any court or administrative body having jurisdiction over such Person or the respective property of each, or any settlement or compromise of any claim effected by such Person with any such claimant (including any Loan Party); and in such event each Guarantor hereby agrees that any such judgment, decree, order, settlement or compromise or other circumstances shall be binding upon such Guarantor, notwithstanding any revocation hereof or the cancellation of any note or other instrument evidencing any Obligation, and each Guarantor shall be and remain liable to the Agent and/or the Lenders for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Person(s).

(b)           Agent shall not be required to marshal any assets in favor of any Guarantor, or against or in payment of Obligations.

(c)           No Guarantor shall be entitled to claim against any present or future security held by Agent from any Person for Obligations in priority to or equally with any claim of Agent, or assert any claim for any liability of any Loan Party to any Guarantor in priority to or equally with claims of Agent for Obligations, and no Guarantor shall be entitled to compete with Agent with respect to, or to advance any equal or prior claim to any security held by Agent for Obligations.

(d)           If any Loan Party makes any payment to Agent, which payment is wholly or partly subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to any Person under any federal or provincial statute or at common law or under equitable principles, then to the extent of such payment, the Obligation intended to be paid shall be revived and continued in full force and effect as if the payment had not been made, and the resulting revived Obligation shall continue to be guaranteed, uninterrupted, by each Guarantor hereunder.

(e)           All present and future monies payable by any Loan Party to any Guarantor, whether arising out of a right of subrogation or otherwise, are assigned to Agent for its benefit and for the ratable benefit of the Lenders as security for such Guarantor’s liability to Agent and the Lenders hereunder and are postponed and subordinated to Agent’s prior right to payment in full of Obligations.  Except to the extent prohibited otherwise by this Agreement, all monies received by any Guarantor from any Loan Party shall be held by such Guarantor as agent and trustee for Agent.  This assignment, postponement and subordination shall only terminate when the Obligations are paid in full in cash and this Agreement is irrevocably terminated.

(f)           Each Loan Party acknowledges this assignment, postponement and subordination and, except as otherwise set forth herein, agrees to make no payments to any Guarantor without the prior written consent of Agent.  Each Loan Party agrees to give full effect to the provisions hereof.

8.11.      Upon the occurrence and during the continuance of any Event of Default, the Agent may and upon written request of the Requisite Lenders shall, without notice to or demand upon any Loan Party or any other Person, declare any obligations of such Guarantor hereunder immediately due and payable, and shall be entitled to enforce the obligations of each Guarantor.  Upon such declaration by the Agent, the Agent and the Lenders are hereby authorized at any time and from time to time to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Agent or the Lenders to or for the credit or the account of any Guarantor against any and all of the obligations of each Guarantor now or hereafter existing hereunder, whether or not the Agent or the Lenders shall have made any demand hereunder against any other Loan Party and although such obligations may be contingent and unmatured.  The rights of the Agent and the Lenders hereunder are in addition to other rights and remedies (including other rights of set-off) which the Agent and the Lenders may have.  Upon such declaration by the Agent, with respect to any claims (other than those claims referred to in the immediately preceding paragraph) of any Guarantor against any Loan Party (the “Claims“), the Agent shall have the full right on the part of the Agent in its own name or in the name of such Guarantor to collect and enforce such Claims by legal action, proof of debt in bankruptcy or other liquidation proceedings, vote in any proceeding for the arrangement of debts at any time proposed, or otherwise, the Agent and each of its officers being hereby irrevocably constituted attorneys-in-fact for each Guarantor for the purpose of such enforcement and for the purpose of endorsing in the name of each Guarantor any instrument for the payment of money.  Each Guarantor will receive as trustee for the Agent and will pay to the Agent forthwith upon receipt thereof any amounts which such Guarantor may receive from any Loan Party on account of the Claims.  Each Guarantor agrees that at no time hereafter will any of the Claims be represented by any notes, other negotiable instruments or writings, except and in such event they shall either be made payable to the Agent, or if payable to any Guarantor, shall forthwith be endorsed by such Guarantor to the Agent.  Each Guarantor agrees that no payment on account of the Claims or any security interest therein shall be created, received, accepted or retained during the continuance of any Event of Default nor shall any financing statement be filed with respect thereto by any Guarantor.

8.12.      Any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by any Loan Party or others with respect to any of the Obligations shall, if the statute of limitations in favor of any Guarantor against the Agent or the Lenders shall have commenced to run, toll the running of such statute of limitations and, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

8.13.      All amounts due, owing and unpaid from time to time by any Guarantor hereunder shall bear interest at the interest rate per annum then chargeable with respect to Base Rate Loans constituting Revolving Advances (without duplication of interest on the underlying Obligation).

8.14.      For purposes of the Interest Act (Canada), where in this Guaranty a rate of interest is to be calculated on the basis of a year of 360 or 365 days, the yearly rate of interest to which the rate is equivalent is the rate multiplied by the number of days in the year for which the calculation is made and divided by 360 or 365, as applicable.

8.15.      Without limiting any other rights in this Agreement, if for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Guaranty or any other Loan Document it becomes necessary to convert into the currency of such jurisdiction (herein called the “Judgment Currency“) any amount due hereunder in any currency other than the Judgment Currency, then conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which judgment is given.  For this purpose, “rate of exchange“ means the rate at which Agent would, on the relevant date at or about 12:00 noon (New York time), be prepared to sell a similar amount of such currency in New York, New York against the Judgment Currency.  In the event that there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given and the date of payment of the amount due, Guarantor will, on the date of payment, pay such additional amounts (if any) as may be necessary to ensure that the amount paid on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of payment is the amount then due under this Guaranty or any other Loan Document in such other currency.  Any additional amount due from Guarantor under this Section 8.15 will be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Agreement or any of the other Loan Documents.

8.16.      Each Guarantor acknowledges receipt of a copy of each of this Agreement and the other Loan Documents.  Each Guarantor has made an independent investigation of the Loan Parties and of the financial condition of the Loan Parties.  Neither Agent nor any Lender has made and neither Agent nor any Lender does make any representations or warranties as to the income, expense, operation, finances or any other matter or thing affecting any Loan Party nor has Agent or any Lender made any representations or warranties as to the amount or nature of the Obligations of any Loan Party to which this Section 8 applies as specifically herein set forth, nor has Agent or any Lender or any officer, agent or employee of Agent or any Lender or any representative thereof, made any other oral representations, agreements or commitments of any kind or nature, and each Guarantor hereby expressly acknowledges that no such representations or warranties have been made and such Guarantor expressly disclaims reliance on any such representations or warranties.

8.17.      The provisions of this Section 8 shall remain in effect until the indefeasible payment in full in cash of all Obligations and irrevocable termination of this Agreement.  Payments received from Guarantors pursuant to this Section 8 shall be applied in accordance with Section 7.7 of this Agreement.

SECTION 8A.    BORROWING AGENCY.

8A.1.     Borrowing Agency Provisions.

(a)           Each Borrower hereby irrevocably designates Borrowing Agent to be its attorney and agent and in such capacity to borrow, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder, on behalf of such Borrower or Borrowers, and hereby authorizes Agent to pay over or credit all loan proceeds hereunder in accordance with the request of Borrowing Agent.

(b)           The handling of this credit facility as a co-borrowing facility with a Borrowing Agent in the manner set forth in this Agreement is solely as an accommodation to Borrowers and at their request.  None of Agent, any Issuing Lender or any Lender shall incur liability to Borrowers as a result thereof.  To induce Agent and the Lenders to do so and in consideration thereof, each Borrower hereby indemnifies Agent, each Issuer and each Lender and holds Agent, each Issuer and each Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Agent, any Issuer or any Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of Borrowers as provided herein, reliance by Agent or any Lender on any request or instruction from Borrowing Agent or any other action taken by Agent or any Lender with respect to this Section 8A.1 except due to willful misconduct or gross (not mere) negligence by the indemnified party.

(c)           All Obligations shall be joint and several, and each Borrower shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of each Borrower shall in no way be affected by any extensions, renewals and forbearance granted by Agent or any Lender to any Loan Party, failure of Agent or any Lender to give any Borrower notice of borrowing or any other notice, any failure of Agent or any Lender to pursue or preserve its rights against any Loan Party, the release by Agent or any Lender of any Collateral now or thereafter acquired from any Loan Party, and such agreement by each Loan Party to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by Agent or any Lender to the other Loan Parties or any Collateral for such Loan Party’s Obligations or the lack thereof.

8A.2.     Waiver of Subrogation.  Each Loan Party expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Loan Party may now or hereafter have against the other Loan Parties or other Person directly or contingently liable for the Obligations hereunder, or against or with respect to the other Loan Parties’ property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until termination of this Agreement and repayment in full of the Obligations.

SECTION 9.        AGENT

9.1.        Agent.

(A)          Appointment.  Each Lender hereto and, upon obtaining an interest in any Loan, any participant, transferee or other assignee of any Lender irrevocably appoints, designates and authorizes GMAC CF as Agent to take such actions or refrain from taking such action as its agent on its behalf and to exercise such powers hereunder and under the other Loan Documents as are delegated by the terms hereof and thereof, together with such powers as are reasonably incidental thereto.  Neither the Agent nor any of its directors, officers, employees or agents shall be liable for any action so taken.  The provisions of this subsection 9.1 are solely for the benefit of Agent and Lenders and no Loan Party shall have any rights as a third party beneficiary of any of the provisions hereof.  In performing its functions and duties under this Agreement and the other Loan Documents, Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Loan Party.  Agent may perform any of its duties hereunder, or under the Loan Documents, by or through its agents or employees.

(B)           Nature of Duties.  Agent shall have no duties, obligations or responsibilities except those expressly set forth in this Agreement or in the Loan Documents.  The duties of Agent shall be mechanical and administrative in nature.  Agent shall not have by reason of this Agreement a fiduciary, trust or agency relationship with or in respect of any Lender or any Loan Party.  Nothing in this Agreement or any of the Loan Documents, express or implied, is intended to or shall be construed to impose upon Agent any obligations in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein.  Each Lender shall make its own appraisal of the credit worthiness of each Loan Party, and shall have independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of Loan Parties, and Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto (other than as expressly required herein), whether coming into its possession before the Closing Date or at any time or times thereafter.  If Agent seeks the consent or approval of any Lenders to the taking or refraining from taking any action hereunder, then Agent shall send notice thereof to each Lender.  Agent shall promptly notify each Lender any time that the Requisite Lenders have instructed Agent to act or refrain from acting pursuant hereto.

(C)           Rights, Exculpation, Etc.  Neither Agent nor any of its officers, directors, employees or agents shall be liable to any Lender for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection herewith or therewith, except that Agent shall be liable to the extent of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.  Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them).  Neither Agent nor any of its agents or representatives shall be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of this Agreement or any of the Loan Documents or the transactions contemplated thereby, or for the financial condition of any Loan Party.  Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents or the financial condition of any Loan Party, or the existence or possible existence of any Default or Event of Default.  Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents Agent is permitted or required to take or to grant, and if such instructions are promptly requested, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from Requisite Lenders or all or such other portion of the Lenders as shall be prescribed by this Agreement.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders in the absence of an express requirement for a greater percentage of Lender approval hereunder for such action.

(D)           Reliance.  Agent shall be under no duty to examine, inquire into, or pass upon the validity, effectiveness or genuineness of this Agreement, any other Loan Document, or any instrument, document or communication furnished pursuant hereto or in connection herewith.   Agent shall be entitled to rely, and shall be fully protected in relying, upon any written or oral notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, fax, telecopy or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder.  Agent shall be entitled to rely upon the advice of legal counsel, independent accountants, and other experts selected by Agent in its sole discretion.

(E)           Indemnification.  Lenders will reimburse and indemnify Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, attorneys’ fees and expenses), advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by Agent under this Agreement or any of the Loan Documents, in proportion to each Lender’s Pro Rata Share, but only to the extent that any of the foregoing is not promptly reimbursed by Loan Parties; provided, however, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements resulting from Agent’s gross negligence or willful misconduct as determined by a final non-appealable judgment by a court of competent jurisdiction.  If any indemnity furnished to Agent for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against, even if so directed by Lenders or Requisite Lenders, until such additional indemnity is furnished.  The obligations of Lenders under this subsection 9.1(E) shall survive the payment in full of the Obligations and the termination of this Agreement.

(F)          GMAC CF Individually.  With respect to its Commitments and the Loans made by it, GMAC CF shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender.  The terms “Lenders” or “Requisite Lenders” or any similar terms shall, unless the context clearly otherwise indicates, include GMAC CF in its individual capacity as a Lender or one of the Requisite Lenders.  GMAC CF, either directly or through strategic affiliations, may lend money to, acquire equity or other ownership interests in, provide advisory services to and generally engage in any kind of banking, trust or other business with any Loan Party as if it were not acting as Agent pursuant hereto and without any duty to account therefor to Lenders.  GMAC CF, either directly or through strategic affiliations, may accept fees and other consideration from any Loan Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

(G)           Successor Agent.

  (1)           Resignation.  Agent may resign from the performance of all its agency functions and duties hereunder at any time by giving at least thirty (30) Business Days’ prior written notice to Borrowing Agent and the Lenders.  Such resignation shall take effect upon the acceptance by a successor Agent of appointment as provided below.

  (2)           Appointment of Successor.  Upon any such notice of resignation pursuant to subsection 9.1(G)(1) above, Requisite Lenders shall appoint a successor Agent which, unless an Event of Default has occurred and is continuing, shall be reasonably acceptable to Borrowing Agent.  If a successor Agent shall not have been so appointed within said thirty (30) Business Day period, the retiring Agent, upon notice to Borrowing Agent, shall then appoint a successor Agent who shall serve as Agent until such time, if any, as Requisite Lenders appoint a successor Agent as provided above.

  (3)           Successor Agent.  Upon the acceptance of any appointment as Agent under the Loan Documents by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents.  After any retiring Agent’s resignation as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

(H)          Collateral Matters.

  (1)           Release of Collateral.  Lenders hereby irrevocably authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent upon any Collateral (a) upon termination of the Commitments and upon payment and satisfaction of all Obligations (other than contingent indemnification obligations to the extent no claims giving rise thereto have been asserted); or (b) constituting property being sold or disposed of if a Loan Party certifies to Agent that the sale or disposition is made in compliance with the provisions of this Agreement (and Agent may rely in good faith conclusively on any such certificate, without further inquiry).  In addition, with the consent of Requisite Lenders, Agent may release Liens granted to or held by Agent upon any Collateral having a book value of not greater than ten percent (10%) of the total book value of all Collateral, as determined by Agent, either in a single transaction or in a series of related transactions; provided, however, in no event will Agent, acting under the authority granted to it pursuant to this sentence, release during any calendar year Liens granted to or held by Agent upon any Collateral having a total book value in excess of twenty percent (20%) of the total book value of all Collateral, as determined by Agent.

  (2)           Confirmation of Authority; Execution of Releases.  Without in any manner limiting Agent’s authority to act without any specific or further authorization or consent by Lenders (as set forth in subsection 9.1(H)(1) above), each Lender agrees to confirm in writing, upon request by Agent or Borrowing Agent, the authority to release any Collateral conferred upon Agent under clauses (a) and (b) of subsection 9.1(H)(1).  To the extent Agent agrees to release any Lien granted to or held by Agent as authorized under subsection 9.1(H)(1), (a) Agent is hereby irrevocably authorized by Lenders to, execute such documents as may be necessary to evidence the release of the Liens granted to Agent, for the benefit of Agent and Lenders, upon such Collateral; provided, however, that Agent shall not be required to execute any such document on terms which, in Agent’s opinion, would expose Agent to liability or create upon Agent any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (b) Loan Parties shall provide at least ten (10) Business Days prior written notice of any request for any document evidencing such release of the Liens and Loan Parties agree that any such release shall not in any manner discharge, affect or impair the Obligations or any Liens granted to Agent on behalf of Agent and Lenders upon (or obligations of any Loan Party, in respect of) all interests retained by any Loan Party, including, without limitation, the proceeds of any sale, all of which shall continue to constitute part of the property covered by this Agreement or the Loan Documents.

(3)           Absence of Duty.  Agent shall have no obligation whatsoever to any Lender or any other Person to assure that the property covered by this Agreement or the Loan Documents exists or is owned by any Loan Party or is cared for, protected or insured or has been encumbered or that the Liens granted to Agent on behalf of Agent and Lenders herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Agreement or in any of the Loan Documents, it being understood and agreed that in respect of the property covered by this Agreement or the Loan Documents or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its discretion, given Agent’s own interest in property covered by this Agreement or the Loan Documents as one of the Lenders and that Agent shall have no duty or liability whatsoever to any of the other Lenders; provided, however, that Agent shall exercise the same care which it would in dealing with loans for its own account.

(I)           Agency for Perfection.  Agent and each Lender hereby appoint each other Lender as agent for the purpose of perfecting Agent’s security interest in assets which, in accordance with the Uniform Commercial Code in any applicable jurisdiction, can be perfected by possession or Control.  Should any Lender (other than Agent) obtain possession of any such assets, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor, shall deliver such assets to Agent or in accordance with Agent’s instructions.  The Agent may file such proofs of claim or documents as may be necessary or advisable in order to have the claims of the Agent and the Lenders (including any claim for the reasonable compensation, expenses, disbursements and advances of the Agent and the Lenders, their respective agents, financial advisors and counsel), allowed in any judicial proceedings relative to any Loan Party, or any of their respective creditors or property, and shall be entitled and empowered to collect, receive and distribute any monies, securities or other property payable or deliverable on any such claims.  Any  custodian in any judicial proceedings relative to any Loan Party is hereby authorized by each Lender to make payments to the Agent and, in the event that the Agent shall consent to the making of such payments directly to the Lenders, to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent, its agents, financial advisors and counsel, and any other amounts due the Agent.  Nothing contained in this Agreement or the other Loan Documents shall be deemed to authorize the Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Loans, or the rights of any holder thereof, or to authorize the Agent to vote in respect of the claim of any Lender in any such proceeding, except as specifically permitted herein.

(J)           Exercise of Remedies.  Each Lender agrees that it will not have any right individually to enforce or seek to enforce this Agreement or any Loan Document or to realize upon any collateral security for the Obligations, unless instructed to do so by Agent, it being understood and agreed that such rights and remedies may be exercised only by Agent.

9.2.        Notice of Default.

Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default except with respect to defaults in the payment of principal, interest and fees required to be paid to Agent for the account of Lenders, unless Agent shall have received written notice from a Lender or Borrowing Agent referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default“.  Agent will notify each Lender of its receipt of any such notice.

9.3.        Action by Agent.

Agent shall take such action with respect to any Default or Event of Default as may be requested by Requisite Lenders in accordance with Section 7.  Unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to any Default or Event of Default as it shall deem advisable or in the best interests of Lenders.

9.4.       Amendments, Waivers and Consents.

(A)          Percentage of Lenders Required.  Except as otherwise provided herein or in any of the other Loan Documents, no amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, or consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Requisite Lenders (or, Agent, if expressly set forth herein or in any of the other Loan Documents) and the applicable Loan Party; provided however, no amendment, modification, termination, waiver or consent shall be effective, unless in writing and signed by all Lenders, to do any of the following: (1) increase any of the Commitments; (2) reduce the principal of or the rate of interest on any Loan or reduce the fees payable with respect to any Loan or Lender Letter of Credit other than in accordance with the terms of this Agreement; (3) extend the Termination Date or the scheduled due date for all or any portion of principal of the Loans or any interest or fees due hereunder; (4) amend the definition of the term “Requisite Lenders“ or the percentage of Lenders which shall be required for Lenders to take any action hereunder; (5) amend or waive this Section 9.4 or the definitions of the terms used in this Section 9.4 insofar as the definitions affect the substance of this Section 9.4; (6) increase by more than five percent (5%) each of the percentages contained in the definition of Borrowing Base; (7) release Collateral in excess of Collateral having a value of $750,000 in any Fiscal Year (except if the sale, disposition or release of such Collateral is permitted under Section 5.2(E), Section 9.1(H)(1) or under any other Loan Document); or (8) consent to the assignment, delegation or other transfer by any Loan Party of any of its rights and obligations under any Loan Document; provided, further, that no amendment, modification, termination, waiver or consent affecting the rights or duties of Agent under this Section 9 or under any Loan Document shall in any event be effective, unless in writing and signed by Agent, in addition to the Lenders required to take such action.  Any amendment, modification, termination, waiver or consent effected in accordance with this Section 9 shall be binding upon each Lender or future Lender and, if signed by a Loan Party, on such Loan Party.  Notwithstanding the foregoing, any waiver or consent which permits any prepayment of the Loans required hereunder in an amount not greater than $100,000 to be applied to the Revolving Loan rather than Term Loan A, shall only require the consent of Agent.

(B)          Specific Purpose or Intent.  Each amendment, modification, termination, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.  No amendment, modification, termination, waiver or consent shall be required for Agent to take additional Collateral.

(C)          Failure to Give Consent; Replacement of Non-Consenting Lender.  In the event Agent requests the consent of a Lender and does not receive a written consent or denial thereof within ten (10) Business Days after such Lender’s receipt of such request, then such Lender will be deemed to have denied the giving of such consent.  If, in connection with any proposed amendment, modification, termination or waiver of any of the provisions of this Agreement requiring the consent or approval of all Lenders under this subsection 9.4, the consent of Requisite Lenders is obtained but the consent of one or more other Lenders whose consent is required is not obtained, then Borrowers shall have the right, so long as all such non-consenting Lenders are either replaced or prepaid as described in clauses (1) or (2) below, to either (1) replace the non-consenting Lenders with one or more Replacement Lenders pursuant to subsection 2.11(A), as if such Lender were an Affected Lender thereunder, but only so long as each such Replacement Lender consents to the proposed amendment, modification, termination or waiver, or (2) prepay in full the Obligations of the non-consenting Lenders and terminate the non-consenting Lenders’ Commitments pursuant to subsection 2.11(B), as if such Lender were an Affected Lender thereunder.

Notwithstanding anything in this subsection 9.4, Agent and Loan Parties, without the consent of either Requisite Lenders or all Lenders, may execute amendments to this Agreement and the Loan Documents, which consist solely of the making of typographical corrections.

9.5.        Assignments and Participations in Loans.

(A)          Assignments.  Each Lender may assign its rights and delegate its obligations under this Agreement to an Eligible Assignee; provided, however, (1) such Lender (other than GMAC CF) shall first obtain the written consent of Agent, and, provided that no Event of Default shall then exist and be continuing, Borrowing Agent, neither of which shall not be unreasonably withheld, (2) the amount of Commitments and Loans of the assigning Lender being assigned shall in no event be less than the lesser of (a) $5,000,000 or (b) the entire amount of the Commitments and Loans of such assigning Lender and (3)(a) each such assignment shall be of a pro rata portion of all such assigning Lender’s Loans and Commitments hereunder, and (b) the parties to such assignment shall execute and deliver to Agent for acceptance and recording a Assignment and Acceptance Agreement together with (i) a processing and recording fee of $3,500 payable by the assigning Lender to Agent and (ii) the Note originally delivered to the assigning Lender.  The administrative fee referred to in clause (3) of the preceding sentence shall not apply to an assignment of a security interest in all or any portion of a Lender’s rights under this Agreement or the other Loan Documents, as described in clause (1) of subsection 9.5(D) below. Upon receipt of all of the foregoing, Agent shall notify Borrowing Agent of such assignment and the Borrowers shall comply with its obligations under the last sentence of subsection 2.1(D).  In the case of an assignment authorized under this subsection 9.5, the assignee shall be considered to be a “Lender” hereunder and Loan Parties hereby acknowledge and agree that any assignment will give rise to a direct obligation of Loan Parties to the assignee. The assigning Lender shall be relieved of its obligations to make Loans hereunder with respect to the assigned portion of its Commitment.

(B)          Participations.  Each Lender may sell participations in all or any part of any Loans or Commitments made by it to another Person; provided, however, such Lender shall first obtain the prior written consent of Agent, which consent shall not be unreasonably withheld.  All amounts payable by Loan Parties hereunder shall be determined as if that Lender had not sold such participation and the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly effecting (1) any reduction in the principal amount or an interest rate on any Loan in which such holder participates; (2) any extension of the Termination Date or the date fixed for any payment of interest or principal (other than any mandatory prepayment) payable with respect to any Loan in which such holder participates; and (3) any release of substantially all of the Collateral.  Loan Parties hereby acknowledge and agree that the participant under each participation shall for purposes of subsections 2.8, 2.9, 2.10, 9.6 and 10.2 be considered to be a “Lender“.

(C)          No Relief of Obligations; Cooperation; Ability to Make LIBOR Loans.  Except as otherwise provided in subsection 9.5(A) no Lender shall, as between Borrower and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans or other Obligations owed to such Lender.  Each Lender may furnish any information concerning Loan Parties in the possession of that Lender from time to time to Eligible Assignees and participants (including prospective assignees and participants).  Loan Parties agree that they will use their reasonable efforts to assist and cooperate with Agent and any Lender in any manner reasonably requested by Agent or such Lender to effect the sale of a participation or an assignment described above, including without limitation assistance in the preparation of appropriate disclosure documents or placement memoranda.  Notwithstanding anything contained in this Agreement to the contrary, so long as the Requisite Lenders shall remain capable of making LIBOR Loans, no Person shall become a Lender hereunder unless such Person shall also be capable of making LIBOR Loans.

(D)          Security Interests; Assignment to Affiliates.  Notwithstanding any other provision set forth in this Agreement, any Lender may at any time following written notice to Agent (1) pledge the Obligations held by it or create a security interest in all or any portion of its rights under this Agreement or the other Loan Documents in favor of any Person; provided, however  (a) no such pledge or grant of security interest to any Person shall release such Lender from its obligations hereunder or under any other Loan Document and (b) the acquisition of title to such Lender’s Obligations pursuant to any foreclosure or other exercise of remedies by such Person shall be subject to the provisions of this Agreement and the other Loan Documents in all respects including, without limitation, any consent required by subsection 9.5; and (2) subject to complying with the provisions of subsection 9.5(A), assign all or any portion of its funded loans to an Eligible Assignee which is a Subsidiary of such Lender or its parent company, to one or more other Lenders, or to a Related Fund.

(E)           Recording of Assignments.  Agent shall maintain at its office in New York, New York a copy of each Assignment and Acceptance Agreement delivered to it and a register for the recordation of the names and addresses of Lenders, and the commitments of, and principal amount of the Loans owing to each Lender pursuant to the terms hereof from time to time (the “Register“).  The entries in the Register shall be presumptive evidence of the amounts due and owing to Lender in the absence of manifest error.  Loan Parties, Agent and each Lender may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by Borrowing Agent and any Lender, at any reasonable time upon reasonable prior notice.

At the request of Agent from time to time both before and after the Closing Date, the Loan Parties will assist Agent in the syndication of the credit facility provided pursuant to this Agreement and the other Loan Documents.  Such assistance shall include, but not be limited to (i) prompt assistance in the preparation of an information memorandum and the verification of the completeness and accuracy of the information and the reasonableness of the projections contained therein, (ii) preparation of offering materials and financial projections by Loan Parties and their advisors, (iii) providing Agent with all information reasonably deemed necessary by Agent to successfully complete the syndication, (iv) confirmation as to the accuracy and completeness of such offering materials and information and confirmation that management’s projections are based on assumptions believed by the Loan Parties to be reasonable at the time made, and (v) participation of the Loan Parties’ senior management in meetings and conference calls with potential lenders at such times and places as Agent may reasonably request.

9.6.        Set Off and Sharing of Payments.  In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized by each Loan Party at any time or from time to time, with reasonably prompt subsequent notice to Borrowing Agent (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all (a) balances held by such Lender at any of its offices for the account of Loan Parties (regardless of whether such balances are then due to Loan Parties), and (b) other property at any time held or owing by such Lender to or for the credit or for the account of any Loan Party, against and on account of any of the Obligations; except that no Lender shall exercise any such right without the prior written consent of Agent.  Any Lender exercising its right to set off shall purchase for cash (and the other Lenders shall sell) interests in each of such other Lender’s Pro Rata Share of the Obligations as would be necessary to cause all Lenders to share the amount so set off with each other Lender  in accordance with their respective Pro Rata Shares.  Each Loan Party agrees, to the fullest extent permitted by law, that any Lender may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and upon doing so shall deliver such amount so set off to Agent for the benefit of Agent and of all Lenders in accordance with their Pro Rata Shares.

9.7.        Disbursement of Funds.  Agent may, on behalf of Lenders, disburse funds to Borrowers for Loans requested.  Each Lender shall reimburse Agent on demand for all funds disbursed on its behalf by Agent, or if Agent so requests, each Lender will remit to Agent its Pro Rata Share of any Loan or Advance before Agent disburses same to Borrowers.  If Agent elects to require that each Lender make funds available to Agent prior to a disbursement by Agent to Borrower, Agent shall advise each Lender by telephone, telex, fax or telecopy of the amount of such Lender’s Pro Rata Share of the Loan requested by Borrowing Agent no later than 1:00 p.m. New York time on the Funding Date applicable thereto, and each such Lender shall pay Agent such Lender’s Pro Rata Share of such requested Loan, in same day funds, by wire transfer to Agent’s account on such Funding Date.

9.8.        Settlements, Payments and Information.

(A)           Revolving Advances and Payments; Fee Payments.

  (1)         Fluctuation of Revolving Loan Balance.  The Revolving Loan balance may fluctuate from day to day through Agent’s disbursement of funds to, and receipt of funds from, Loan Parties.  In order to minimize the frequency of transfers of funds between Agent and each Lender notwithstanding terms to the contrary set forth in Section 2 and subsection 9.7, Revolving Advances and repayments, except as set forth in subsection 2.1(A), will be settled according to the procedures described in this subsection 9.8. Notwithstanding these procedures, each Lender’s obligation to fund its portion of any advances made by Agent to Borrowers will commence on the date such advances are made by Agent.  Such payments will be made by such Lender without set-off, counterclaim or reduction of any kind.

  (2)         Settlement Dates.  Once each week for the Revolving Loan or more frequently (including daily), if Agent so elects (each such day being a “Settlement Date“), Agent will advise each Lender by telephone, fax or telecopy of the amount of each such Lender’s Pro Rata Share of the Revolving Loan.  In the event payments are necessary to adjust the amount of such Lender’s required Pro Rata Share of the Revolving Loan balance to such Lender’s actual Pro Rata Share of the Revolving Loan balance as of any Settlement Date, the party from which such payment is due will pay the other, in same day funds, by wire transfer to the other’s account not later than 3:00 p.m. New York time on the Business Day following the Settlement Date.

  (3)         Settlement Definitions.  For purposes of this subsection 9.8(A), the following terms and conditions will have the meanings indicated:

  (a)           “Daily Loan Balance“ means an amount calculated as of the end of each calendar day by subtracting (i) the cumulative principal amount paid by Agent to a Lender on a Loan from the Closing Date through and including such calendar day, from (ii) the cumulative principal amount on a Loan advanced by such Lender to Agent on that Loan from the Closing Date through and including such calendar day.

  (b)           “Daily Interest Rate“ means an amount calculated by dividing the interest rate payable to a Lender on a Loan (as set forth in subsection 2.2) as of each calendar day by three hundred sixty (360).

  (c)           “Daily Interest Amount“ means an amount calculated by multiplying the Daily Loan Balance of a Loan by the associated Daily Interest Rate on that Loan.

  (d)           “Interest Ratio“ means a number calculated by dividing the total amount of the interest on a Loan received by Agent with respect to the immediately preceding by the total amount of interest on that Loan due from Borrower during the immediately preceding month.

(4)           Settlement Payments.  On the first Business Day of each month (“Interest Settlement Date“), Agent will advise each Lender by telephone, fax or telecopy of the amount of such Lender’s share of interest and fees on each of the Loans as of the end of the last day of the immediately preceding month.  Provided that such Lender has made all payments required to be made by it under this Agreement, Agent will pay to such Lender, by wire transfer to such Lender’s account (as specified by such Lender on the signature page of this Agreement or the applicable Assignment and Acceptance Agreement, as amended by such Lender from time to time after the date hereof or in the applicable Assignment and Acceptance Agreement) not later than 3:00 p.m. New York time on the next Business Day following the Interest Settlement Date, such Lender’s share of interest and fees on each of the Loans.  Such Lender’s share of interest on each Loan will be calculated for that Loan by adding together the Daily Interest Amounts for each calendar day of the prior month for that Loan and multiplying the total thereof by the Interest Ratio for that Loan.  Such Lender’s share of the unused line fee described in Section 2.3(A) shall be an amount equal to (a)(i) such Lender’s average Revolving Loan Commitment during such month, less (ii) the sum of (x) such Lender’s average Daily Loan Balance of the Revolving Loans, plus (y) such Lender’s Pro Rata Share of the average daily aggregate amount of Letter of Credit Reserve, in each case for the preceding month, multiplied by (b) the percentage required by Section 2.3(A).  Such Lender’s share of all other fees paid to Agent for the benefit of Lenders hereunder shall be paid and calculated based on such Lender’s Commitment with respect to the Loans on which such fees are associated.  To the extent Agent does not receive the total amount of any fee owing by Borrowers under this Agreement, each amount payable by Agent to a Lender under this subsection 9.8(A)(4) with respect to such fee shall be reduced on a pro rata basis.  Any funds disbursed or received by Agent pursuant to this Agreement, including, without limitation, under Sections 9.7, 9.8(A)(1), and 9.9, prior to the Settlement Date for such disbursement or payment shall be deemed advances or remittances by GMAC CF, in its capacity as a Lender, for purposes of calculating interest and fees pursuant to this subsection 9.8(A)(4).

(B)            Return of Payments.

  (1)           Recovery after Non-Receipt of Expected Payment.  If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from any Loan Party and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender without set-off, counterclaim or deduction of any kind together with interest thereon, for each day from and including the date such amount is made available by Agent to such Lender to but excluding the date of repayment to Agent, at the greater of the Federal Funds Effective Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation.

  (2)           Recovery of Returned Payment.  If Agent determines at any time that any amount received by Agent under this Agreement must be returned to any Loan Party or paid to any other Person pursuant to any requirement of law, court order or otherwise, then, notwithstanding any other term or condition of this Agreement, Agent will not be required to distribute any portion thereof to any Lender.  In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to any Loan Party or such other Person, without set-off, counterclaim or deduction of any kind.

9.9.        Discretionary Advances.  Notwithstanding anything contained herein to the contrary, Agent may, in its sole discretion, for a period of not more than thirty (30) consecutive days make Revolving Advances in an aggregate amount of not more than $2,500,000 in excess of the limitations set forth in the Borrowing Base but not in excess of the  Revolving Loan Commitment for the purpose of preserving or protecting the Collateral or for incurring any costs associated with collection or enforcing rights or remedies against the Collateral, or incurred in any action to enforce this Agreement or any other Loan Document.

SECTION 10.  MISCELLANEOUS

10.1.      Expenses and Attorneys’ Fees.  Whether or not any of the Transactions shall be consummated, each Loan Party agrees to promptly pay all reasonable fees, costs and expenses of Agent incurred in connection with any matters contemplated by or arising out of this Agreement or the other Loan Documents including the following, and all such fees, costs and expenses shall be part of the Obligations, payable on demand and secured by the Collateral: (a) reasonable fees, costs and expenses incurred by Agent (including attorneys’ fees and expenses, the allocated costs of Agent’s internal legal staff and fees of environmental consultants, accountants and other professionals retained by Agent) incurred in connection with the examination, review, due diligence investigation, documentation and closing of the financing arrangements evidenced by the Loan Documents; (b) reasonable fees, costs and expenses incurred by Agent (including attorneys’ fees and expenses, the allocated reasonable costs of Agent’s internal legal staff and fees of environmental consultants, accountants and other professionals retained by Agent) incurred in connection with the review, negotiation, preparation, documentation, execution, syndication and administration of the Loan Documents, the Loans, and any amendments, waivers, consents, forbearances and other modifications relating thereto or any subordination or intercreditor agreements, including reasonable documentation charges assessed by Agent for amendments, waivers, consents and any other documentation prepared by Agent’s internal legal staff; (c) reasonable fees, costs and expenses (including attorneys’ fees and allocated costs of internal legal staff) incurred by Agent in creating, perfecting and maintaining perfection of Liens in favor of Agent, on behalf of Agent and Lenders; (d) reasonable fees, costs and expenses incurred by Agent in connection with forwarding to Borrowers the proceeds of Loans including Agent’s or any Lenders’ standard wire transfer fee; (e) reasonable fees, costs, expenses and bank charges, including bank charges for returned checks, incurred by Agent or any Lender in establishing, maintaining and handling lock box accounts, Blocked Accounts or other accounts for collection of the Collateral; (f) reasonable fees, costs, expenses (including attorneys’ fees and allocated costs of internal legal staff) of Agent or any Lender and costs of settlement incurred in collecting upon or enforcing rights against the Collateral or incurred in any action to enforce this Agreement or the other Loan Documents or to collect any payments due from any Loan Party under this Agreement or any other Loan Document or incurred in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement, whether in the nature of a “workout“ or in connection with any insolvency or bankruptcy proceedings or otherwise.

10.2.      Indemnity.  In addition (and without duplication of) to the payment of expenses pursuant to subsection 10.1, whether or not any of the Transactions shall be consummated, each Loan Party agrees to indemnify, pay and hold Agent and each Lender, and the officers, directors, employees, agents, consultants, auditors, persons engaged by Agent or any Lender, to evaluate or monitor the Collateral, affiliates and attorneys of Agent, Lender and such holders (collectively called the “Indemnities“) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for such Indemnities in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnity shall be designated a party thereto) that may be imposed on, incurred by, or asserted against that Indemnity, in any manner relating to or arising out of this Agreement or the other Loan Documents, the consummation of the GMAC Transactions, the statements contained in the commitment letters, if any, delivered by Agent or any Lender, Agent’s and each Lender’s agreement to make the Loans hereunder, the use or intended use of the proceeds of any of the Loans or the exercise of any right or remedy hereunder or under the other Loan Documents (the “Indemnified Liabilities“); provided that no Loan Party shall have any obligation to an Indemnity hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of that Indemnity as determined by a final non-appealable judgment by a court of competent jurisdiction.

10.3.      Notices.  Unless otherwise specifically provided herein, all notices shall be in writing addressed to the respective party as set forth below and may be personally served, faxed, telecopied or sent by overnight courier service or US mail and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by fax or telecopy, on the date of transmission if transmitted on a Business Day before 4:00 p.m. New York time or, if not, on the next succeeding Business Day; (c) if delivered by overnight courier, two (2) days after delivery to such courier properly addressed; or (d) if by U.S. Mail, four (4) Business Days after depositing in the US mail, with postage prepaid and properly addressed.

If to any Loan Party:	Rocky Shoes & Boots, Inc.
39 East Canal Street
Nelsonville, Ohio 45764
Attn: James E. McDonald
Chief Financial Officer
Fax/Telecopy No.: (740) 753-4024

With a copy to:	Porter, Wright, Morris & Arthur LLP
41 South High Street
Columbus, Ohio 43215
Attn: Timothy E. Grady, Esq.
Fax/Telecopy No.: (614) 227-2100

If to Agent or to GMACCF:	GMAC COMMERCIAL FINANCE LLC
1290 Avenue of the Americas, 3rd Floor
New York, New York 10104
Attn: Rocky Portfolio Manager
Fax/Telecopy No.: (212) 884-7692

With copies to:	GMAC COMMERCIAL FINANCE LLC
1290 Avenue of the Americas
New York, New York 10104
Attn: Legal Services/SFD
Fax/Telecopy No.: (212) 884-7693

HAHN & HESSEN LLP
488 Madison Avenue
New York, New York 10022
Attn: Daniel J. Krauss, Esq.
Fax/Telecopy No.: (212) 478-7400

If to any Lender:  Its address indicated on the signature page hereto, in an Assignment and Acceptance Agreement or in a notice to Agent and Borrowing Agent or to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this subsection 10.3.

10.4.      Survival of Representations and Warranties and Certain Agreements.  All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.  Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of each Loan Party, Agent, and Lenders set forth in subsections 9.1(E), 10.1, 10.2, 10.6, 10.11, 10.14, and 10.15 shall survive the payment of the Loans and the termination of this Agreement.

10.5.      Indulgence Not Waiver.  No failure or delay on the part of Agent, any Lender or any holder of any Note in the exercise of any power, right or privilege hereunder or under any Note shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

10.6.      Marshaling; Payments Set Aside.  Neither Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Obligations.  To the extent that any Loan Party makes a payment or payments to Agent and/or any Lender or Agent and/or any Lender enforces its security interests or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

10.7.      Entire Agreement.  This Agreement and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof, and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto.

10.8.      Severability.  The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Agreement or the other Loan Documents shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement, or the other Loan Documents.

10.9.      Lenders’ Obligations Several; Independent Nature of Lenders’ Rights.  The obligation of each Lender hereunder is several and not joint and neither Agent nor any Lender shall be responsible for the obligation or Commitment of any other Lender hereunder.  In the event that any Lender at any time should fail to make a Loan as herein provided, the Lenders, or any of them, at their sole option, may make the Loan that was to have been made by the Lender so failing to make such Loan.  Nothing contained in any Loan Document and no action taken by Agent or any Lender pursuant hereto or thereto shall be deemed to constitute Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt.

10.10.    Headings.  Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

10.11.    APPLICABLE LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

10.12.    Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided, however, no Loan Party may assign its rights or obligations hereunder without the written consent of Lenders.

10.13.    No Fiduciary Relationship; No Duty; Limitation of Liabilities.

(A)          No Fiduciary Relationship.  No provision in this Agreement or in any of the other Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty by Agent or any Lender to any Loan Party.

(B)           No Duty.  All attorneys, accountants, appraisers, and other professional Persons and consultants retained by Agent or any Lender shall have the right to act exclusively in the interest of Agent or such Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to any Loan Party or any of any Loan Party’s shareholders or any other Person.

(C)           Limitation of Liabilities.  Neither Agent nor any Lender, nor any affiliate, officer, director, shareholder, employee, attorney, or agent of Agent or any Lender shall have any liability with respect to, and each Loan Party hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by any Loan Party in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, any of the GMAC Transactions or any of the other Transactions.  Each Loan Party hereby waives, releases, and agrees not to sue Agent or any Lender or any of Agent’s or any Lender’s affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, any of the GMAC Transactions or any of the other Transactions.

10.14.    CONSENT TO JURISDICTION.  EACH LOAN PARTY HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO AGENT’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS.  EACH LOAN PARTY EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS.  EACH LOAN PARTY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON BORROWING AGENT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWING AGENT, AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.  EACH LOAN PARTY IN ANY EVENT WILL USE ALL COMMERCIALLY REASONABLE EFFORTS TO PRODUCE IN ANY SUCH DISPUTE RESOLUTION PROCEEDING, AT THE TIME AND IN THE MANNER REQUESTED BY AGENT OR ANY LENDER, ALL PERSONS, DOCUMENTS (WHETHER IN TANGIBLE, ELECTRONIC OR OTHER FORM) OR OTHER THINGS UNDER ITS CONTROL AND RELATING TO THE DISPUTE.

10.15.    WAIVER OF JURY TRIAL  EACH LOAN PARTY, AGENT AND EACH LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.  EACH LOAN PARTY, AGENT AND EACH LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS.  EACH LOAN PARTY, AGENT AND EACH LENDER WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

10.16.    Construction.  Each Loan Party, Agent and each Lender each acknowledge that it has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel.  This Agreement and the other Loan Documents shall be construed as if jointly drafted by Loan Parties, Agent and each Lender.

10.17.    Counterparts; Effectiveness.  This Agreement and any amendments, waivers, consents, or supplements may be executed via telecopier or facsimile transmission in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

10.18.    Confidentiality.  Agent and each Lender agree to exercise their best efforts to keep confidential any non-public information delivered pursuant to the Loan Documents and identified as such by Borrowing Agent and not to disclose such information to Persons other than to: its respective affiliates, officers, directors and employees; or its potential assignees or participants; or Persons employed by or engaged by Agent, a Lender or a Lender’s assignees or participants including, without limitation, attorneys, auditors, professional consultants, rating agencies and portfolio management services.  The confidentiality provisions contained in this subsection shall not apply to disclosures (a) required to be made by Agent or any Lender to any regulatory or governmental agency or pursuant to legal process or (b) consisting of general portfolio information that does not identify any Loan Party.  The obligations of Agent and Lenders under this subsection 10.18 shall supersede and replace the obligations of Agent and Lenders under any confidentiality agreement in respect of this financing executed and delivered by Agent or any Lender prior to the date hereof.  In no event shall Agent or any Lender be obligated or required to return any materials furnished by Loan Parties ;provided, however, each potential assignee or participant shall be required to agree that if it does not become an assignee (or participant) it shall return all materials furnished to it by Loan Parties in connection herewith.

Notwithstanding the foregoing, and notwithstanding any other express or implied agreement or understanding to the contrary, each of the parties hereto and their respective employees, representatives, and other agents are authorized to disclose the tax treatment and tax structure of the Transactions to any and all persons, without limitation of any kind.  Each of the parties hereto may disclose all materials of any kind (including opinions or other tax analyses) insofar as they relate to the tax treatment and tax structure of the Transactions.  This authorization does not extend to disclosure of any other information including (without limitation) (a) the identities of participants or potential participants in the GMAC Transactions (b) the existence or status of any negotiations, (c) any pricing or other financial information or (d) any other term or detail not related to the tax treatment and tax structure of the GMAC Transactions.

10.19.    Publication.  Each Loan Party consents to the publication by Agent of a tombstone or similar advertising material relating to the GMAC Transactions; provided, however, Agent shall provide a draft of any such tombstone or similar advertising material to Borrowing Agent for review prior to the publication thereof.  Agent and Lenders reserve the right to provide industry trade organizations information necessary and customary for inclusion in league table measurements.

[SIGNATURE PAGES FOLLOWS]

Witness the due execution of this Loan and Security Agreement by the respective duly authorized officers of the undersigned as of the date first written above.

ROCKY SHOES & BOOTS, INC.
[FEIN: 31-1364046]
LIFESTYLE FOOTWEAR, INC.
[FEIN: 66-0448782]
EJ FOOTWEAR LLC
[FEIN: 22-3709785]
HM LEHIGH SAFETY SHOE CO. LLC
[FEIN: 22-3712239]
GEORGIA BOOT LLC
[FEIN: 22-3709787]
GEORGIA BOOT PROPERTIES LLC
[FEIN: 16-1583116]
DURANGO BOOT COMPANY LLC
[FEIN: 22-3714459]
NORTHLAKE BOOT COMPANY LLC
[FEIN: 22-3714464]
LEHIGH SAFETY SHOE CO. LLC
[FEIN: 22-3709780]
LEHIGH SAFETY SHOE PROPERTIES LLC
[FEIN: 16-1583118]

By:	/s/ James E. McDonald
Name: James E. McDonald
Title: Chief Financial Officer of each of the
foregoing Borrowers

GMAC COMMERCIAL FINANCE LLC

By:	/s/ William J. Fitzgerald
Name:	William J. Fitzgerald
Title:	Vice President

Revolving Loan Commitment:
$100,000,000
Term Loan A Commitment:
$18,000,000

EXHIBITS

A.	Assignment and Acceptance Agreement
B.	Borrowing Base Certificate
C.	Compliance and Pricing Certificate
D.	Calculation of initial Advance Rates for Eligible Inventory
E.	Form of Notes
F.	Notice of Borrowing

SCHEDULES

Schedule 1.1	Excluded Property
Schedule 2.7(A)	Commercial Tort Claims
Schedule 3	List of Closing Documents
Schedule 4.1(A)	Organizational Schedule
Schedule 4.1(D)	Capitalization Schedule
Schedule 4.1(F)	Authorization; No Breach
Schedule 4.1(G)	Governmental Approvals
Schedule 4.1(J)	Litigation Schedule
Schedule 4.1(L)	Environmental Schedule
Schedule 4.1(R)	Intellectual Property Schedule
Schedule 4.1(W)	Material Contracts
Schedule 4.1(Q)	Properties Schedule
Schedule 4.1(U)	Side Agreements
Schedule 4.1(Z)	Current Business Practices
Schedule 5.2(A)	Permitted Indebtedness Schedule
Schedule 5.2(B)	Permitted Liens Schedule
Schedule 6.1(K)	Deposit Accounts
Schedule 6.1(L)	Bailees
Schedule 6.1(Q)	Names and Locations

Exhibit A

FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

ASSIGNMENT AND ACCEPTANCE AGREEMENT, dated as of                                             200

among                                                                      (the "Transferor Lender"), each Purchasing Lender executing this Assignment and Acceptance Agreement (each, a "Purchasing Lender"), and GMAC COMMERCIAL FINANCE LLC ("GMAC CF") as agent for the Lenders (as defined below) under the Loan Agreement (as defined below).

WITNESSETH

WHEREAS, this Assignment and Acceptance Agreement is being executed and delivered in accordance with Section 9.5 of the Loan and Security Agreement dated as of January 6, 2005 (as from time to time amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the "Loan Agreement") among ROCKY SHOES & BOOTS; INC., a corporation organized and existing under the laws of the State of Ohio, LIFESTYLE FOOTWEAR, INC., a corporation organized and existing under the laws of the State of Delaware, EJ FOOTWEAR LLC, a limited liability company organized and existing under the laws of the State of Delaware, HM LEHIGH SAFETY SHOE CO. LLC, a limited liability company organized and existing under the laws of the State of Delaware, GEORGIA BOOT LLC, a limited liability company organized and existing under the laws of the State of Delaware, GEORGIA BOOT PROPERTIES LLC, a limited liability company organized and existing under the laws of the State of Delaware, DURANGO BOOT COMPANY LLC, a limited liability company organized and existing under the laws of the State of Delaware, NORTHLAKE BOOT COMPANY LLC, a limited liability company organized and existing under the laws of the State of Delaware, LEHIGH SAFETY SHOE CO. LLC, a limited liability company organized and existing under the laws of the State of Delaware, LEHIGH SAFETY SHOE PROPERTIES LLC, a limited liability company organized and existing under the laws of the State of Delaware (each a "Borrower" and jointly and severally, "Borrowers"), the financial institutions party thereto (each a "Lender" and collectively, the "Lenders") and GMAC COMMERCIAL FINANCE LLC, as agent for the Lenders (in such capacity, the "Agent");

WHEREAS, Purchasing Lender wishes to become a Lender party to the Loan Agreement; and

WHEREAS, the Transferor Lender is selling and assigning to Purchasing Lender, rights, obligations and commitments under the Loan Agreement;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.           All capitalized terms used herein which are not defined shall have the meanings given to them in the Loan Agreement.

1187491 — Rocky Assignment

2.           Upon receipt by the Agent of four counterparts of this Assignment and Acceptance Agreement, to each of which is attached a fully completed Schedule I, and each of which has been executed by the Transferor Lender and Agent, Agent will transmit to Transferor Lender and Purchasing Lender a Transfer Effective Notice, substantially in the form of Schedule II to this Assignment and Acceptance Agreement (a "Transfer Effective Notice"). Such Transfer Effective Notice shall set forth, inter alia, the date on which the transfer effected by this Assignment and Acceptance Agreement shall become effective (the "Transfer Effective Date"), which date shall not be earlier than the first Business Day following the date such Transfer Effective Notice is received. From and after the Transfer Effective Date, each Purchasing Lender shall be a Lender party to the Loan Agreement for all purposes thereof.

3.            At or before 1:00 P.M. (Eastern Standard time) on the Transfer Effective Date each Purchasing Lender shall pay to Transferor Lender, in immediately available funds, an amount equal to the purchase price, as agreed between Transferor Lender and such Purchasing Lender (the "Purchase Price"), of the portion of the Loans being purchased by such Purchasing Lender (such Purchasing Lender's "Purchased Percentage") of the outstanding Loans and other amounts owing to the Transferor Lender under the Loan Agreement and its Revolving Note. Effective upon receipt by Transferor Lender of the Purchase Price from Purchasing Lender, Transferor Lender hereby irrevocably sells assigns and transfers to Purchasing Lender, without recourse, representation or warranty, and Purchasing Lender hereby irrevocably purchases, takes and assumes from Transferor Lender, Purchasing Lender's Purchased Percentage of the Loans and other amounts owing to the Transferor Lender under the Loan Agreement and its Revolving Note together with all instruments, documents and collateral security pertaining thereto.

4.            Transferor Lender has made arrangements with Purchasing Lender with respect to (i) the portion, if any, to be paid, and the date or dates for payment, by Transferor Lender to Purchasing Lender of any fees heretofore received by Transferor Lender pursuant to the Loan Agreement prior to the Transfer Effective Date and (ii) the portion, if any, to be paid, and the date or dates for payment, by Purchasing Lender to Transferor Lender of fees or interest received by such Purchasing Lender pursuant to the Loan Agreement from and after the Transfer Effective Date.

5.            (a)           All principal payments that would otherwise be payable from and after the Transfer Effective Date to or for the account of Transferor Lender pursuant to the Loan Agreement and its Revolving Note and Term Note shall, instead, be payable to or for the account of Transferor Lender and Purchasing Lender, as the case may be, in accordance with their respective interests as reflected in this Assignment and Acceptance Agreement.

(b)          All interest, fees and other amounts that would otherwise accrue for the account of Transferor Lender from and after the Transfer Effective Date pursuant to the Loan Agreement and its Revolving Note and Term Note shall, instead, accrue for the account of, and be payable to, Transferor Lender and Purchasing Lender, as the case may be, in accordance with their respective interests as reflected in this Assignment and Acceptance Agreement. In the event that any amount of interest, fees or other amounts accruing prior to the Transfer Effective Date was included in the Purchase Price paid by Purchasing Lender, Transferor Lender and Purchasing Lender will make appropriate arrangements for payment by Transferor Lender to Purchasing Lender of such amount upon receipt thereof from Borrowers.

2

6.            Concurrently with the execution and delivery hereof, Transferor Lender will provide to Purchasing Lender conformed copies of the Loan Agreement and all related documents delivered to Transferor Lender.

7.            Each of the parties to this Assignment and Acceptance Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment and Acceptance Agreement.

8.            By executing and delivering this Assignment and Acceptance Agreement, Transferor Lender and Purchasing Lender confirm to and agree with each other and Agent and Lenders as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, Transferor Lender makes no representation or warrant and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement, its Revolving Note, Term Note or any other instrument or document furnished pursuant thereto; (ii) Transferor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its Liabilities under the Loan Agreement, its Revolving Note, Term Note or any other instrument or document furnished pursuant hereto; (iii) each Purchasing Lender confirms that it has received a copy of the Loan Agreement, together with copies of such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance Agreement; (iv) Purchasing Lender will, independently and without reliance upon Agent, Transferor Lender or any other Lenders and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; (v) Purchasing Lender appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to the Agent by the terms thereof; (vi) Purchasing Lender agrees that it will perform all of its respective obligations as set forth in the Loan Agreement to be performed by each as a Lender; and (vii) Purchasing Lender represents and warrants to Transferor Lender, Lenders, Agent and each Loan Party that it is either (x) entitled to the benefits of an income tax treaty with the United States of America that provides for an exemption from the United States withholding tax on interest and other payments made by Borrowers under the Loan Agreement and the Other Agreements or (y) is engaged in trade or business within the United States of America.

9.    Schedule I hereto sets forth the revised Total Loan Commitment of Transferor Lender and the Total Loan Commitment of Purchasing Lender as well as administrative information with respect to Purchasing Lender.

10.          This Assignment and Acceptance Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGE FOLLOWS]

3

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance Agreement to be executed by their respective duly authorized officers on the date set forth above.

as Transferor Lender

By:
Name:
Title:

as Purchasing Lender

By:
Name:
Title:

GMAC COMMERCIAL FINANCE LLC as Agent

By:
Name:
Title:

SCHEDULE I TO ASSIGNMENT AND ACCEPTANCE AGREEMENT

LIST OF OFFICERS, ADDRESSES FOR NOTICES AND COMMITMENT AMOUNTS

[Transferor Lender]	Revolving Loan Commitment:	$_____
	Revised Pro Rata Share:	_____%
	Term Loan	$_____
	Revised Pro Rata Share	_____%

[Purchasing Lender]	Revolving Loan Commitment:	$_____
	Revised Pro Rata Share:	_____%
	Term Loan	$_____
	Revised Pro Rata Share	_____%

Address for Notices to Purchasing Lender

Attention:
Telephone:
Telecopier:

SCHEDULE II TO ASSIGNMENT AND ACCEPTANCE AGREEMENT

[Form of Transfer Effective Notice]

To:	__________________________, as Transferor Lender and
__________________________, as Purchasing Lender:

The undersigned, as Agent under the Loan and Security Agreement dated as of January 6, 2005 ("Loan Agreement") among ROCKY SHOES & BOOTS, INC., a corporation organized and existing under the laws of the State of Ohio, LIFESTYLE FOOTWEAR, INC., a corporation organized and existing under the laws of the State of Delaware, ET FOOTWEAR LLC, a limited liability company organized and existing under the laws of the State of Delaware, HM LEHIGH SAFETY SHOE CO. LLC, a limited liability company organized and existing under the laws of the State of Delaware, GEORGIA BOOT LLC, a limited liability company organized and existing under the laws of the State of Delaware, GEORGIA BOOT PROPERTIES LLC, a limited liability company organized and existing under the laws of the State of Delaware, DURANGO BOOT COMPANY LLC, a limited liability company organized and existing under the laws of the State of Delaware, NORTHLAKE BOOT COMPANY LLC, a limited liability company organized and existing under the laws of the State of Delaware, LEHIGH SAFETY SHOE CO. LLC, a limited liability company organized and existing under the laws of the State of Delaware, LEHIGH SAFETY SHOE PROPERTIES LLC, a limited liability company organized and existing under the laws •of the State of Delaware (each a "Borrower" and jointly and severally, "Borrowers"), Loan Parties listed therein, the financial institutions party thereto (each a "Lender" and collectively, the "Lenders") and GMAC COMMERCIAL FINANCE LLC, as agent for the Lenders (in such capacity, the "Agent"), acknowledges receipt of four (4) executed counterparts of a completed Assignment and Acceptance Agreement in the form attached hereto. [Note: Attach copy of Assignment and Acceptance Agreement.] All capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

Pursuant to such Assignment and Acceptance Agreement, you are advised that the Transfer Effective Date will be [Insert date of Transfer Effective Notice.]

GMAC COMMERCIAL FINANCE LLC, as Agent

By:
Name:
Title:

EXHIBIT B

CONSOLIDATED BORROWING BASE CERTIFICATE

ROCKY SHOES & BOOTS, INC.
TO:	GMAC Commercial Finance, LLC ("Agent")	Date:	January 5, 2005
	3000 Town Center	As of:	A/R: 12/25/2004; Inv.: 11/30/04
Suite 280

Southfield, MI  48075Please refer to the Credit Agreement dated as of January 6, 2005(as amended or otherwise modified from time to time, the "Credit Agreement") among Rocky Shoes & Boots, Inc. ("Borrower"), various financial institutions and Agent. This certificate, together with the supporting calculations, is delivered to you pursuant to the terms of the Credit Agreement. Terms used but not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

Borrowing Agent hereby certifies and warrants to the Agent and Lenders that the following is a true and correct computation as of the close of business on the date set forth above (the "Computation Date") of the Borrowing Base, and Inventory, Account, and Supplemental balance changes since the previous Borrowing Base Certificate provided to you (the "Prior Certificate").

		Rocky	Lifestyle	Georgia	Lehigh	Consolidated
Accounts Receivable	Balance Per Aging
Ineligibles
Foreign Receivables
Employee Receivables
Over 60 Days Past Due
Cross Aging (50%)
Credit balances over 60 Days Past
Accrued Freight
Accrued Rebate-Dealer Incentives
Coop Advertising Accrual
Extended Payment Terms
Intercompany Accounts
Unreconciled Difference
Dilution Reserve
Total Ineligibles

Eligible

Advance Rate

Borrowing Base

Finished Goods	Gross Amount

Ineligibles
Slow Moving Inventory
Samples
Coop Point of Purchase
Capitalized Variance
Intercompany Profits
Markdown Accrual
Consignment Inventory
Shrinkage Reserve
Commissary Inv. less than $50,000
Total Ineligibles

Eligible
Advance Rate

Borrowing Base

	Rocky	Lifestyle	Georgia	Lehigh	Consolidated
Retail	Gross Amount

Ineligibles
Closeouts
Total Ineligibles

Eligible

Advance Rate

Borrowing Base

Raw Materials	Gross Amount

Ineligibles
Supplies
Total Ineligibles

Eligible

Advance Rate

Borrowing Base

Intransit	Gross Amount

Ineligibles

Total Ineligibles

Eligible

Advance Rate

Borrowing Base

Borrowing Base availability
less: Outstanding letter of credit
Less: Royalty Reserve
Total available
Revolving loan balance at computation date
Excess availability
Less Minimum availability
Net availability for borrowing

Loan Activity
Revolving loan balance carried forward from prior report
Total advances since previous report
Total payments since previous report
Total adjustments since previous report (including interest and fees)
Revolving loan balance at computation date

Borrowing Agent hereby further certifies and warrants to the Agent and Lenders that no Event of Default or event which with the passage of time would be an Event of Default has occurred. IN WITNESS WHEREOF, the Borrowing Agent has caused this Certificate to be executed and delivered by its officer thereunto duly authorized on January 5, 2005.

ROCKY SHOES & BOOTS, INC

Title:

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

_______20__
GMAC Commercial Finance LLC
1290 Avenue of the Americas
New York, New York 10104
Attention:

Ladies and Gentlemen:

Reference is made to that certain Loan and Security Agreement dated as of January 6, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), by and between ROCKY SHOES & BOOTS, INC., a corporation organized and existing under the laws of the State of Ohio, LIFESTYLE FOOTWEAR, INC., a corporation organized and existing under the laws of the State of Delaware, EJ FOOTWEAR LLC, a limited liability company organized and existing under the laws of the State of Delaware, HM LEHIGH SAFETY SHOE CO. LLC, a limited liability company organized and existing under the laws of the State of Delaware, GEORGIA BOOT LLC, a limited liability company organized and existing under the laws of the State of Delaware, GEORGIA BOOT PROPERTIES LLC, a limited liability company organized and existing under the laws of the State of Delaware, DURANGO BOOT COMPANY LLC, a limited liability company organized and existing under the laws of the State of Delaware, NORTHLAKE BOOT COMPANY LLC, a limited liability company organized and existing under the laws of the State of Delaware, LEHIGH SAFETY SHOE CO. LLC, a limited liability company organized and existing under the laws of the State of Delaware, LEHIGH SAFETY SHOE PROPERTIES LLC, a limited liability company organized and existing under the laws of the State of Delaware (each a "Borrower" and jointly and severally, "Borrowers"), GMAC COMMERCIAL FINANCE LLC ("GMAC CF") and certain other financial institutions (the "Lenders") and GMAC CF as agent for the Lenders (the "Agent"). Capitalized terms used herein, and not otherwise defined herein, have the respective meanings given them in the Loan Agreement.

The undersigned hereby certifies to the Lender as follows:

I.          The undersigned is a duly appointed officer of the Borrowers and is authorized to deliver this Compliance Certificate to the Agent.

2.          The undersigned has examined the books and records of the Loan Parties and has conducted such other examinations and investigations as are reasonably necessary to provide this Compliance Certificate.

1187493 — Rocky Compliance Certificate

3. To the best of the undersigned's knowledge, information and belief, no Default or Event of Default has occurred since the date of the last Compliance Certificate, or, if any such Default or Event of Default has occurred, the Loan Parties' actions taken with respect thereto are set forth on Schedule 2 attached hereto.

4.            Computations demonstrating compliance with the financial covenants for the Loan Parties' fiscal period ended on the date of the financial statements delivered herewith are set forth on Schedule I attached hereto.

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of the date first written above.
By:
Name:
Title:

Schedule 1

CALCULATION OF FINANCIAL COVENANTS

1.	Minimum Fixed Charge Coverage Ratio:

2.           Minimum Debt to EBITDA:

3.           Minimum EBITDA:

4.           Senior Leverage Ratio:

5.           Capital Expenditures:

1187493 — Rocky Compliance Certificate

Schedule 2

DEFAULTS AND/OR EVENTS OF DEFAULT SINCE
DATE OF LAST COMPLIANCE CERTIFICATE

Indicate "None" or list such Defaults and/or Events of Default and actions taken by Borrowers with respect thereto:

EXHIBIT E

TERM NOTE

$18,000,000	New York, New York
January __, 2005

This Term Note (this "Note") is executed and delivered under and pursuant to the terms of that certain Loan and Security Agreement dated as of the date hereof (as amended, modified; supplemented or restated from time to time, the "Loan Agreement") by and among ROCKY SHOES & BOOTS, INC., a corporation organized and existing under the laws of the State of • Ohio, LIFESTYLE FOOTWEAR, INC., a corporation organized and existing under the laws of the State of Delaware, EJ FOOTWEAR LLC, a limited liability company organized and existing under the laws of the State of Delaware, HM LEHIGH SAFETY SHOE CO. LLC, a limited liability company organized and existing under the laws of the State of Delaware, GEORGIA BOOT LLC, a limited liability company organized and existing under the laws of the State of Delaware, GEORGIA BOOT PROPERTIES LLC, a limited liability company organized and existing under the laws of the State of Delaware, DURANGO BOOT COMPANY LLC, a limited liability company organized and existing under the laws of the State of Delaware, NORTHLAKE BOOT COMPANY LLC, a limited liability company organized and existing under the laws of the State of Delaware, LEHIGH SAFETY SHOE CO. LLC, a limited liability company organized and existing under the laws of the State of Delaware, LEHIGH SAFETY SHOE PROPERTIES LLC, a limited liability company organized and existing under the laws of the State of Delaware (each a "Borrower" and jointly and severally, "Borrowers"), the Various other Loan Parties named therein, the various other financial institutions named therein or which hereafter become a party thereto (together with GMAC COMMERCIAL FINANCE LLC, a . Delaware limited liability company ("GMAC CF"), collectively, the "Lenders") and GMAC CF as agent for the Lenders (in such capacity, "Agent"). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement.

FOR VALUE RECEIVED, Borrowers jointly and severally promise to pay to the order of Agent for its benefit and for the ratable benefit of Lenders at Agent's offices located at GMAC Commercial Finance LLC, Structured Finance Division, 1290 Avenue of the Americas, New York, New York 10104, or at such other place as the holder hereof may from time to time designate to Borrowing Agent in writing:

(i)       the principal sum of EIGHTEEN MILLION DOLLARS ($18,000,000), or if different from such amount, the unpaid principal balance of the Term Loan as may be due and owing from time to time under the Loan Agreement, payable in accordance with the provisions of the Loan Agreement, subject to acceleration upon the occurrence of an Event of Default under the Loan Agreement or earlier termination of the Loan Agreement pursuant to the terms thereof; and

(ii)       interest on the principal amount of this Note from time to time outstanding payable at the applicable Interest Rate in accordance with the provisions of the Loan Agreement. Upon and after the occurrence of an Event of Default, and during the continuation thereof, interest shall be payable at the applicable Default Rate. In no event, however, shall interest hereunder exceed the maximum interest rate permitted by law.

1186723 Term Note

This Note is one of the Term Notes referred to in the Loan Agreement and is secured, inter alia, by the liens granted pursuant to the Loan Agreement and the Loan Documents, is entitled to the benefits of the Loan Agreement and the Loan Documents, and is subject to all of the agreements, terms and conditions therein contained.

This Note is subject to mandatory prepayment and may be voluntarily prepaid, in whole or in part, on the terms and conditions set forth in the Loan Agreement.

If an Event of Default under Section 7.1(G) and 7.1(H) of the Loan Agreement shall occur, then this Note shall immediately become due and payable, without notice, together with reasonable attorneys' fees if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof. If any other Event of Default shall occur under the Loan Agreement or any of the Loan Documents which is not cured within any applicable grace 'period, then this Note may, as provided in the Loan Agreement, be declared to be immediately due and 'payable, without notice, together with reasonable attorneys' fees, if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.

This Note shall be governed by and construed in accordance with the laws of the State of New.York.

Each Borrower expressly waives any presentment, demand, protest, notice of protest, or notice of any kind except as expressly provided in the Loan Agreement. •

ROCKY SHOES & BOOTS, INC.
LIFESTYLE FOOTWEAR, INC.
EJ FOOTWEAR LLC
HM LEHIGH SAFETY SHOE CO. LLC GEORGIA BOOT LLC
GEORGIA BOOT PROPERTIES LLC
DURANGO BOOT COMPANY LLC
NORTHLAKE BOOT COMPANY LLC
LEHIGH SAFETY SHOE CO. LLC
LEHIGH SAFETY SHOE PROPERTIES LLC

By:
Name: James E. McDonald
Title: Chief Financial Officer of each of
the foregoing Borrowers

STATE OF OHIO	)
: ss.:
COUNTY OF _____________	)

On the ___ day of January, 2005, before me personally came James E. McDonald, to me known, who being by me duly sworn, did depose and say that he is the Chief Financial Officer of each of the corporations described in and which executed the foregoing instrument; and that he was authorized to sign his name thereto.

Notary Public

1186723 Term Note

EXHIBIT E

REVOLVING NOTE

$100,000,000	New York, New York
January 2005

This Revolving Note (this "Note") is executed and delivered under and pursuant to the terms of that certain Loan and Security Agreement dated as of the date hereof (as amended, modified, supplemented or restated from time to time, the "Loan Agreement") by and among ROCKY SHOES & BOOTS, INC., a corporation organized and existing under the laws of the State of Ohio, LIFESTYLE FOOTWEAR, INC., a corporation organized and existing under the laws of the State of Delaware, EJ FOOTWEAR LLC, a limited liability company organized and existing under the laws of the State of Delaware, HM LEHIGH SAFETY SHOE CO. LLC, a limited liability company organized and existing under the laws of the State of Delaware, GEORGIA BOOT LLC, a limited liability company organized and existing under the laws of the State of Delaware, GEORGIA BOOT PROPERTIES LLC, a limited liability company organized and existing under the laws of the State of Delaware, DURANGO BOOT COMPANY LLC, a limited liability company organized and existing under the laws of the State of Delaware, NORTHLAKE BOOT COMPANY LLC, a limited liability company organized and existing under the laws of the State of Delaware, LEHIGH SAFETY SHOE CO. LLC, a limited liability company organized and existing under the laws of the State of Delaware, LEHIGH SAFETY SHOE PROPERTIES LLC, a limited liability company organized and existing under the laws of the State of Delaware (each a "Borrower" and jointly and severally, "Borrowers"), the various other Loan Parties named therein, the various other financial institutions named therein or which hereafter become a party thereto (together with GMAC COM1VIERCIAL FINANCE LLC, a Delaware limited liability company ("GMAC CF"), collectively, the "Lenders") and GMAC CF as agent for the Lenders (in such capacity, "Agent"). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement.

FOR VALUE RECEIVED, Borrowers jointly and severally promise to pay to the order of Agent, for its benefit and for the ratable benefit of the Lenders, at Agent's offices located at GMAC Commercial Finance LLC, Structured Finance Division, 1290 Avenue of the Americas, New York, New York 10104 or at such other place as the holder hereof may from time to time designate to Borrowing Agent in writing:

(i)           the principal sum of ONE HUNDRED MILLION DOLLARS ($100,000,000), or if different from such amount, the unpaid principal balance of Revolving Loans as may be due and owing from time to time under the Loan Agreement, payable in accordance with the provisions of the Loan Agreement, subject to acceleration upon the occurrence of an Event of Default under the Loan Agreement, or earlier termination of the Loan Agreement pursuant to the terms thereof; and

(ii)           interest on the principal amount of this Note from time to time outstanding, payable at the applicable Interest Rate in accordance with the provisions of the Loan Agreement.

Upon and after the occurrence of an Event of Default, and during the continuation thereof, interest shall be payable at the applicable Default Rate. In no event, however, shall interest hereunder exceed the maximum interest rate permitted by law.

1186725 Revolving Note

2

This Note is the Revolving Note referred to in the Loan Agreement and is secured, inter alia, by the liens granted pursuant to the Loan Agreement and the Loan Documents, is entitled to the benefits of the Loan Agreement and the Loan Documents, and is subject to all of the agreements, terms and conditions therein contained.

This Note may be voluntarily prepaid, in whole or in part, on the terms and conditions set forth in the Loan Agreement.

If an Event of Default under Section 7.1(G) and 7.1(H) of the Loan Agreement shall occur, then this Note shall immediately become due and payable, without notice, together with reasonable attorneys' fees if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof. If any other Event of Default shall occur under the Loan Agreement or any of the Loan Documents which is not cured within any applicable grace period, then this Note may, as provided in the Loan Agreement, be declared to be immediately due and payable, without notice, together with reasonable attorneys' fees, if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.

This Note shall be governed by and construed in accordance with the laws of the State- of New York.
Each Borrower expressly waives any presentment, demand, protest, notice of protest, or notice of any kind except as expressly provided in the Loan Agreement.

ROCKY SHOES & BOOTS, INC.
LIFESTYLE FOOTWEAR, INC.
EJ FOOTWEAR LLC
HM LEHIGH SAFETY SHOE CO. LLC
GEORGIA BOOT LLC
GEORGIA BOOT PROPERTIES LLC
DURANGO BOOT COMPANY LLC
NORTHLAICE BOOT COMPANY LLC
LEHIGH SAFETY SHOE CO. LLC
LEHIGH SAFETY SHOE PROPERTIES LLC

By:
Name: James E. McDonald
Title: Chief Financial Officer of each ' of
the forgoing Borrowers

STATE OF OHIO	)
: ss.:
COUNTY OF________________	)

On the _________day of January, 2005, before me personally came James E. McDonald, to me known, who being by me duly sworn, did depose and say that he is the Chief Financial Officer of each of the corporations described in and which executed the foregoing instrument; and that he • was authorized to sign his name thereto.

Notary Public

1186725 Revolving Note

EXHIBIT F

Notice of Borrowing

____________, 200_
GMAC Commercial Finance LLC, as
Agent for the Lenders party to the
Loan and Security Agreement
referred to below
1290 Avenue of the Americas
New York, New York 10104

Ladies and Gentlemen:

The undersigned, ROCKY SHOES & BOOTS, INC., a corporation organized and existing under the laws of the State of Ohio, LIFESTYLE FOOTWEAR, INC., a corporation organized and existing under the laws of the State of Delaware, El FOOTWEAR LLC, a limited liability company organized and existing under the laws of the State of Delaware, HM LEHIGH SAFETY SHOE CO. LLC, a limited liability company organized and existing under the laws of the State of Delaware, GEORGIA BOOT LLC, a limited liability company organized and existing under the laws of the State of Delaware, GEORGIA BOOT PROPERTIES LLC, a limited liability company organized and existing under the laws of the State of Delaware, DURANGO BOOT COMPANY LLC, a limited liability company organized and existing under the laws of the State of Delaware, NORTHLAKE BOOT COMPANY LLC, a limited liability company organized and existing under the laws of the State of Delaware, LEHIGH SAFETY SHOE CO. LLC, a limited liability company organized and existing under the laws of the State of Delaware, LEHIGH SAFETY SHOE PROPERTIES LLC, a limited liability company organized and existing under the laws of the State of Delaware (each a "Borrower" and jointly and severally, "Borrowers"), refers to the Loan and Security Agreement dated as of January 6, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "L,oan Agreement"; the terms defined therein being used herein as therein defined) by and among Borrowers, the Lenders party thereto and GMAC Commercial Finance LLC, as agent for the Lenders (in such capacity, the "Agent"), and hereby gives you notice, pursuant to Section 2.1 of the Loan Agreement, that the Borrowers hereby request a Revolving Advance under the Loan Agreement, and in that connection sets forth below the information relating to such Revolving Advance (the "Proposed Advance") as required by Section 2.1(C) of the Loan Agreement:

(i)	The Proposed Advance is a Revolving Advance in the aggregate amount of $_________________

(ii)	The Proposed Advance is a [LIBOR Loan] [Base Rate Loan].

1187492 Rocky Notice of Borrowkig

(iii)	If the Proposed Advance is a LIBOR Loan, the requested Interest Period for such Loan is _____ months.

(iv)	The Funding Date of the Proposed Advance is _______________	200__

The Borrower hereby certifies that the representations and warranties contained in Sections 5 and 6 of the Loan Agreement and in each other Loan Document, certificate or other writing delivered to the Agent pursuant thereto are correct on and as of the date first above written (other than those which expressly speak only as of a different date) and no Default or Event of Default has occurred or is continuing as of the date hereof.

The undersigned hereby requests that Agent disburse the proceeds of the Loans as set forth on Schedule A attached hereto.

Very truly yours,

ROCKY SHOES & BOOTS, INC.
LIFESTYLE FOOTWEAR, INC.
EJ FOOTWEAR LLC
HM LEHIGH SAFETY SHOE CO. LLC GEORGIA
BOOT LLC
GEORGIA BOOT PROPERTIES LLC DURANGO BOOT
COMPANY LLC NORTHLAKE BOOT COMPANY LLC
LEHIGH SAFETY SHOE CO. LLC
LEHIGH SAFETY SHOE PROPERTIES LLC

By:
Name:
Title:

1187492 Rocky Notice of Borrowing

Schedule A

1.	For the account of :

Bank:
ABA Routing No.:
Account No.:
Account Name:
Amount:
Reference No.:

EXHIBIT D

Calculation of initial Advance Rates for Eligible Inventory

Summary of Net Orderly Liquidation Percentages

Rocky Shoes & Boots, Inc.
	High Selling	Low Selling
	Period*	Period**
Finished Goods
Raw Materials
Retail
Total

EJ Footwear Group, LLC
	High Selling	Low Selling
	Period	Period
Lehigh
Wholesale
In-Transit
Total

Summary of Advance Rates***

Rocky Shoes & Boots, Inc.
	High Selling	Low Selling
	Period	Period
Finished Goods
Raw Materials
Retail
Total

EJ Footwear Group, LLC
	High Selling	Low Selling
	Period	Period
Lehigh
Wholesale
In-Transit
Total

*The high selling period represents the months of May through October
**The low selling period represents the months of November through April
***Advance rates above are a percentage of cost and are based on the lesser of 85% of Net Orderly Liquidation Percentages or (i) 40% of eligible raw materials cost, (ii) 75% of eligible finished goods inventory cost and (iii) 75% of eligible retail inventory cost.

SCHEDULES TO LOAN AND SECURITY AGREEMENT

Dated as of January 6, 2005

Introduction:

For purposes of this introduction, the term “Schedules” shall include the following:

Schedule 1.1	Excluded Property
Schedule 2.7(A)	Commercial Tort Claims
Schedule 3	Closing Deliveries
Schedule 4.1(A)	Organizational Schedule
Schedule 4.1(D)	Capitalization Schedule
Schedule 4.1(F)	Authorization; No Breach
Schedule 4.1(G)	Governmental Approvals
Schedule 4.1(J)	Litigation Schedule
Schedule 4.1(L)	Environmental Schedule
Schedule 4.1(Q)	Properties Schedule
Schedule 4.1(R)	Intellectual Property Schedule
Schedule 4.1(U)	Side Agreements
Schedule 4.1(W)	Material Contracts
Schedule 4.1(Z)	Current Business Practices
Schedule 5.2(A)	Permitted Indebtedness Schedule
Schedule 5.2(B)	Permitted Liens Schedule
Schedule 6.1(K)	Deposit Accounts
Schedule 6.1(L)	Bailees/Consignees/Warehouse
Schedule 6.1(Q)	Names and Locations

Unless otherwise defined in these Schedules, all capitalized terms used herein shall have the meanings ascribed to them in the Loan and Security Agreement between and among GMAC Commercial Finance LLC, as Agent and Lender, the financial institutions becoming a party thereto from time to time as Lenders, and Rocky Shoes & Boots, Inc., Lifestyle Footwear, Inc., EJ Footwear LLC, HM Lehigh Safety Shoe Co. LLC, Georgia Boot LLC, Georgia Boot Properties LLC, Durango Boot Company LLC, Northlake Boot Company LLC, Lehigh Safety Shoe Co. LLC and Lehigh Safety Shoe Properties LLC, as borrowers, dated January 6, 2005 (the “Agreement”).

Matters reflected in these Schedules are not necessarily limited to matters required by the Agreement to be reflected in the Schedules. Such additional matters are set forth for informational purposes and do not necessarily include other matters of a similar nature. In no event shall the listing of such matters in these Schedules be deemed or interpreted to broaden or otherwise amplify the Company's representations, warranties, covenants or agreements contained in the Agreement.

The headings contained in these Schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of the Agreement or these Schedules. A disclosure with respect to any one matter contained herein shall be deemed a disclosure with respect to all other matters.

SCHEDULE 1.1

Excluded Property

1.	Operating leases for leased personal property consisting of specific equipment as follows:

(a)	Banc One Leasing Corporation – automatic wrapper, warehouse storage units (Rocky)
(b)	Worthen Industries - glue machines ( Rocky)
(c)	Canon Financial Services – imager (Rocky)
(d)American – counter forming machine (Rocky)
(e)	GE Capital – machine adhesives (Rocky)
(f)	W.L. Gore – dryers, sealer & cutter, centrifugal testers (Rocky/Lifestyle)
(g)	USM- stitcher (Lifestyle)
(h)	Manifest Funding (International Absolute) – leased equipment (Lifestyle)
(i)	NMGH Financial Services, Inc. – leased equipment (EJ Footwear)
(j)	BSB Bank & Trust Company – leased equipment (EJ Footwear)
(k)	Pitney Bowes Credit –leased equipment (EJ Footwear)
(l)	Cab East, LLC– motor vehicles (EJ Footwear)
(m)	DeLage Landen Financial Services, Inc. – leased equipment (EJ Footwear)
(n)	BSFS Equipment Leasing –phone system (EJ Footwear/Lehigh)
(o)	IOS Capital LLC – leased equipment (EJ Footwear/Lehigh)
(p)	ComSource – computer equipment (EJ Footwear/Lehigh)
(q)	CitiCapital Fleet – motor vehicles (Lehigh)
(r)	Key Equipment Finance – motor vehicles (Lehigh)
(s)	Lease Plan USA– motor vehicles (Lehigh)
(t)	Navistar Leasing Company/Hardco Leasing Company, Inc. – motor vehicles (Lehigh)
(u)	Dell Financial Services, LP – computer equipment (Lehigh/Georgia Boot)
(v)	GE Capital – inserter (Georgia Boot/Lehigh)
(w)	Bell South – telephone and MIS equipment (Lehigh/Georgia Boot)
(x)	Ascom Lasler Leasing – postage meter & mail scale (Georgia Boot)

2.	License agreements for “off-the-shelf” Microsoft Corporation and other software

3.	The following license agreements (to the extent a licensor consent other than consent to assignment has not been obtained):

(a)	Trademark License Agreement between W. L. Gore & Associates, Inc., W. L. Gore & Associates GmbH, and Rocky Shoes & Boots, Inc. dated July 11, 2001

(b)	Renewal License Agreement between Haas Outdoors, Inc. and Rocky Shoes and Boots dated November 23, 2001

(c)	License Agreement between Jordan Outdoor Enterprises, Ltd. and Rocky Shoes & Boots, Inc. dated February 14, 2002

(d)	License Agreement between Williamson-Dickie Manufacturing Company and Georgia Boot LLC dated January 2004, as amended

(e)
License Agreement between John Deere Shared Services, Inc., a subsidiary of Deere & Company and Georgia Boot LLC dated July 30, 2003 (Agreement terminates if Georgia Boot is sold to one of Deere & Company’s competitors)

(f)	Trademark License Agreement between Chromalloy Men’s Apparel Group, Inc (now known as After Six Inc.) and EJ Footwear Corp. dated October 7, 1997, as amended

(g)	Trademark License between W.L. Gore & Associates, Inc. and Georgia Boot dated May 20, 2002

SCHEDULE 2.7(A)

Commercial Tort Claims

None

SCHEDULE 3

Closing Deliveries

See Exhibit 3 attached.

Exhibit 3 to Schedule 3

GMAC Commercial Finance LLC ("Agent")

with

Rocky Shoes & Boots, Inc. ("Rocky")
Lifestyle Footwear, Inc. ("Lifestyle")
EJ Footwear LLC ("EJ")
Georgia Boot LLC ("Georgia")
HM Lehigh Safety Shoe Co. LLC ("Lehigh" and together with EJ and Georgia "Target")
Georgia Boot Properties LLC ("Georgia Properties")
Durango Boot Company LLC ("Durango")
Northlake Boot Company LLC ("Northlake")
Lehigh Safety Shoe Co. LLC ("Lehigh Safety")
and Lehigh Safety Shoe Properties LLC ("Lehigh Properties")

(collectively, "Borrowers")

$118,000,000 Credit Facility

Financing Transaction Checklist

January 6, 2005

(as amended January 19, 2005

I. Financing Documentation

A.	Loan Documentation

1.	Amendment No. 1 to Loan and Security Agreement and Consent dated as of January 19, 2005 and Loan and Security Agreement dated as of January 6, 2005 together with Exhibits and Schedules

2.	$18,000,000 Original Term Note, which has been replaced by:
a.	Comerica Bank Amended and Restated Term Note - $2,898,306.00

b.	PNC Bank, National Association Amended and Restated Term Note - $3,203,389.80

c.	The Royal Bank of Scotland PLC Amended and Restated Term Note - $3,203,389.80

d.	Bank of America, N.A. Amended and Restated Term Note — $3,813,559.20

e.	GMAC Commercial Finance LLC Amended and Restated Term Note - $4,881,355.20

3.	$100,000,000 Original Revolving Note, which has been replaced by:

a.	Comerica Bank Amended and Restated Revolving Note $16,101,700.00

b.	PNC Bank, National Association Amended and Restated Revolving Note - $17,796,610.00

c.	The Royal Bank of Scotland PLC Amended and Restated Revolving Note - $17,796,610.00

d.	Bank of America, N.A. Amended and Restated Revolving Note — $21,186,440.00

e.	GMAC Commercial Finance LLC Amended and Restated Revolving Note - $27,118,640.00

4.	Officer's Certificate re: Conditions Precedent

5.	Financial Condition Certificate with Pro Forma Balance Sheet and Cash Flow Projections

6.	Accountant's Access Letter

7.	Payment Direction Letter

8.	Borrowing Base Certificate

9.	Payoff Letter with Letters of Credit

a.	GMAC Payoff together with Back-to-Back L/C to Comerica

b.	Bank of America payoff letter together with GMAC replacement L/C's

10.	Post-Closing Letter

B.	Dominion Account Documentation

11.	Blocked Account Agreements with Mellon Bank

12.	Blocked Account/Dominion Account Agreement with Comerica

13.	Blocked Agreement with HSBC

C.	Intellectual Property Documentation

14.	Intellectual Property Searches- On File at H&H

15.	Copyright Security Agreement- Rocky

16.	Trademark Documentation- Rocky
a.	Trademark Collateral Security Agreement
b.	Assignment of Security
c.	Power of Attorney

17.	Trademark Documentation- EJ Footwear
a.	Trademark Collateral Security Agreement
b.	Assignment of Security

2

c.	Power of Attorney

18.	Trademark Documentation-. Georgia Boot
a.	Trademark Collateral Security Agreement
b.	Assignment of Security
c.	Power of Attorney

19.	Trademark Documentation- Lehigh Safety
a.	Trademark Collateral Security Agreement
b.	Assignment of Security
c.	Power of Attorney

20.	Patent Documentation- Rocky
a.	Patent Collateral Security Agreement
b.	Assignment of Security
c.	Power of Attorney

21.	Patent Documentation- EJ Footwear
a.	Patent Collateral Security Agreement
b.	Assignment of Security
c.	Power of Attorney

22.	Patent Documentation- Georgia Boot
a.	Patent Collateral Security Agreement
b.	Assignment of Security
c.	Power of Attorney

23.	Licensor Consent Letters
a.	License Agreement with W. L. Gore & Associates, Inc. (GORE-TEX and CROSSTECH Trademarks)- Rocky
b.	William-Dickie Manufacturing Company — Georgia Boot
c.	W.L Gore & Associates, Inc., W.L. Gore & Associates Gmbh and Japan Gore-Tex — Georgia Boot
d.	Deere & Company— Georgia Boot
e.	After Six— Georgia Boot

D.	Ancillary Collateral Documentation

24.	Pledge Documentation- Rocky
a.	Pledge Agreement (Rocky pledging 100% of Lifestyle, Georgia, EJ and Lehigh and 65% of Five Star and Rocky Canada)
b.	Stock Powers
c.	Stock Certificates

25.	Pledge Documentation- Georgia Boot
a.	Pledge Agreement (Georgia Boot pledging 100% of Georgia Properties, Durango and Northlake)

3

b.	Stock Powers
c.	Stock Certificates

26.	Pledge Documentation- EJ
a.	Pledge Agreement (El pledging 65% EJ Asia)
b.	Stock Powers
c.	Stock Certificates

27.	Pledge Documentation- Lehigh
a.	Pledge Agreement (Lehigh pledging 100% Lehigh Safety)
b.	Stock Powers
c.	Stock Certificates

28.	Pledge Documentation- Lehigh Safety
a.	Pledge Agreement (Lehigh Safety pledging 100% Lehigh Properties)
b.	Stock Powers
c.	Stock Certificates

29.	Collateral Assignment of Rights under Acquisition Agreement in favor of Agent

E.	Insurance Documentation

30.	Certificates of Insurance and Copies of Insurance Policies
a.	Property Insurance
b.	Liability Insurance

31.	Loss Payable Endorsement (together with evidence of insurance agent's authority to execute same)

Opinions of Counsel

32.	Opinion of Porter, Wright, Morris & Arthur LLP

G.	Third Party Documentation

33.	Landlord Waivers- See Schedule A
- Copies of Leases omitted from Binder

34.	Warehouse Waiver- Kane Distribution, Scranton, Pennsylvania

35.	Mortgagee Waivers — GECC

H.	Intercreditor Documentation

36.	Intercreditor Agreement between GMAC and American Capital Strategies, Ltd. ("ACAS")

II. UCC, Tax Lien and Judgments

4

37.	UCC, Tax Lien and Judgment Searches — On File at H&H & Agent (See Schedule B)

38.	UCC-1 Financing Statements together with Authorization to File (See Schedule C)

39.	UCC-3 Termination Statements (See Schedule D)

III.	Term B Documentation

40.	Note Purchase Agreement

41.	Senior Secured Term B Notes- $30,000,000

a.	Senior Secured Tern B Note issued to American Capital Strategies, Ltd. by the Loan in the aggregate amount of $5,000,000 (Certificate No. 1)

b.	Senior Secured Tern B Note issued to American Capital Strategies, Ltd. by the Loan in the aggregate amount of $5,000,000 (Certificate No. 2)

c.	Senior Secured Tern B Note issued to American Capital Strategies, Ltd. by the Loan in the aggregate amount of $5,000,000 (Certificate No. 3)

d.	Senior Secured Tern B Note issued to American Capital Strategies, Ltd. by the Loan in the aggregate amount of $5,000,000 (Certificate No. 4)

e.	Senior Secured Tern B Note issued to American Capital Strategies, Ltd. by the Loan in the aggregate amount of $5,000,000 (Certificate No. 5)

f.	Senior Secured Tern B Note issued to American Capital Strategies, Ltd. by the Loan in the aggregate amount of $5,000,000 (Certificate No. 6)

42.	Collateral Assignment of Contract Rights in favor of ACAS

IV.	Acquisition Documentation

43.	Purchase and Sale of Equity Interests Agreement, dated December 6, 2004

44.	Employrnent Agreements
a.	David P. Mitchell
(i)	Executive Employment Agreement
(ii)	Confidentiality, Assignment and Non-Competition Agreement for Key Personnel
b.	John Grzybowski
(i)	Executive Employment Agreement
(ii)	Confidentiality, Assignment and Non-Competition Agreement for Key Personnel
c.	Thomas R. Morrison
(i)	Executive Employment Agreement

5

(ii)	Confidentiality, Assignment and Non-Competition Agreement for Key Personnel
d.	John M. Hull
(i)	Executive Employment Agreement
(ii)	Confidentiality, Assignment and Non-Competition Agreement for Key Personnel
e.	Karyn Brown
(i)	Executive Employment Agreement
(ii)	Confidentiality, Assignment and Non-Competition Agreement for Key Personnel

V.	Corporation Authorization

45.	Good Standing Certificates and Authorizations to do Business
a.	Rocky (Ohio, South Carolina)
b.	Lifestyle (Delaware, Not in good standing in Puerto Rico)
c.	EJ (Delaware, New York, Tennessee)
d.	Georgia (Delaware, Georgia, Tennessee, New York)
e.	Lehigh (Delaware, Pennsylvania)
f.	Georgia Properties (Delaware)
g.	Durango (Delaware)
h.	Northlake (Delaware)
i.
Lehigh Safety (Delaware, Kentucky, Ohio, New York, California, Missouri, Michigan, New Hampshire, Kansas, South Carolina, Georgia, Pennsylvania, North Carolina, Louisiana, Colorado, Indiana, Texas, Tennessee, Hawaii, Wisconsin, Illinois, Florida, Minnesota, Utah, Virginia)

j.	Lehigh Properties (Delaware)

46.	Secretary's Certificate of Borrowers together with Certified Copy of By-Laws, Certificates of Incorporation and Resolutions
a.	Rocky
b.	Lifestyle
c.	EJ
d.	Georgia
e.	Lehigh
f.	Georgia Properties
g.	Durango
h.	Northlake
i.	Lehigh Safety
j.	Lehigh Properties

47.	GMAC Consent Letter re: Publication-Borrowers

H&H = Hahn & Hessen LLP BC
= Borrower's Counsel

6

SCHEDULE 4.1(A)
Organizational Schedule
Name	Principal Place of Business	Qualified to do Business	Subsidiaries
Rocky Shoes & Boots, Inc., an Ohio corporation	39 East Canal Street Nelsonville, OH 45764	Ohio, South Carolina	Lifestyle Footwear, Inc. Rocky Canada, Inc. Five Star Enterprises Ltd.
Lifestyle Footwear, Inc., a Delaware corporation	Road 125 KM 3.8 BO Pueblo Industrial Park Moca, PR 00676-0728	Delaware Not in good standing in Puerto Rico	None
EJ Footwear LLC, a Delaware Limited Liability Company	381 Riverside Drive Suite 300 Franklin, TN 37064	Delaware, New York, Tennessee	EJ Asia Limited (99.99% ownership)
Georgia Boot LLC, a Delaware Limited Liability Company	235 Noah Drive Franklin, TN 37064	Delaware, Georgia, Tennessee, New York	Georgia Boot Properties LLC Durango Boot Company LLC Northlake Boot Company LLC
HM Lehigh Safety Shoe Co. LLC, a Delaware Limited Liability Company	120 Plaza Dr. Vestal, NY	Delaware, Pennsylvania	Lehigh Safety Shoe Co. LLC
Lehigh Safety Shoe Co. LLC, a Delaware Limited Liability Company	120 Plaza Dr. Vestal, NY	KY, OH, NY, CA, MO, MI, NH, KS, SC, GA, PA, NC, LA, CO, IN, TX, TN, HI, WI, IL, FL, MN, UT, VA	Lehigh Safety Shoe Properties LLC
Lehigh Safety Shoe Properties LLC, a Delaware Limited Liability Company	120 Plaza Dr. Vestal, NY	Delaware	None
Georgia Boot Properties LLC, a Delaware Limited Liability Company	235 Noah Drive Franklin, TN 37064	Delaware	None
Durango Boot Company LLC, a Delaware Limited Liability Company	235 Noah Drive Franklin, TN 37064	Delaware	None
Northlake Boot Company LLC, a Delaware Limited Liability Company	235 Noah Drive Franklin, TN 37064	Delaware	None

7

SCHEDULE 4.1(D)

Capitalization Schedule

ROCKY SHOES & BOOTS, INC.

Authorized:
1.	10,000,000 shares of common stock, without par value
2.	250,000 shares of voting preferred stock, without par value
3.	250,000 shares of non-voting preferred stock, without par value, consisting of:
a.	125,000 shares of Series A Non-Voting Convertible Preferred Stock
b.	125,000 shares of Series B Junior Participating Cumulative Preferred Stock
Issued and Outstanding:  only common

Rocky has stock options issued and outstanding under:
1.	1992 Stock Option Plan
2.	1995 Amended and Restated Stock Option Plan
3.	2004 Stock Incentive Plan
As of December 31, 2003, 851,500 shares are issued and outstanding pursuant to option plans.

LIFESTYLE FOOTWEAR, INC.

Authorized:  3,000 shares of common stock, without par value
Issued and Outstanding:  2,000 shares to Rocky Shoes & Boots, Inc., Replacement Certificate No. 3.

ROCKY CANADA, INC.

Authorized:  an unlimited number of common shares
Issued and Outstanding:  100 shares to Rocky Shoes & Boots, Inc., Certificate No. 2 for 65 shares and Certificate No. 3 for 35 shares

FIVE STAR ENTERPRISES LTD.
Authorized:  900,000 shares of common stock, valued at One United States Dollar each
Issued and Outstanding:  5,000 shares to Rocky Shoes & Boots, Inc., Replacement Certificate No. 6

EJ FOOTWEAR LLC

Authorized:  100 LLC Units
Issued and Outstanding:  100 LLC Units to Rocky Shoes & Boots, Inc., Certificate No. 2

8

EJ ASIA LIMITED
Authorized:  10,000 ordinary shares
Issued and Outstanding:  9,999 shares constituting 99.99% of the equity interests to EJ Footwear LLC, Certificate No. 3 and 1 share constituting .01% of the equity interest to Douglas Bedell Brown, Certificate No. 4

GEORGIA BOOT LLC

Authorized:  100 Class A Common Units
Issued and Outstanding:  100 Class A Common Units to Rocky Shoes & Boots, Inc., Certificate No. 2

HM LEHIGH SAFETY SHOE CO. LLC

Authorized:  100 Class A Common Units
Issued and Outstanding:  100 Class A Common Units to Rocky Shoes & Boots, Inc., Certificate No. 2

GEORGIA BOOT PROPERTIES LLC

Authorized:  100 Class A Common Units
Issued and Outstanding:  100 Class A Common Units to Georgia Boots LLC, Certificate No. 1

DURANGO BOOT COMPANY LLC

Authorized:  100 Class A Common Units
Issued and Outstanding:  100 Class A Common Units to Georgia Boots LLC, Certificate No. 1

NORTHLAKE BOOT COMPANY LLC

Authorized:  100 Class A Common Units
Issued and Outstanding:  100 Class A Common Units to Georgia Boots LLC, Certificate No. 1

LEHIGH SAFETY SHOE CO. LLC

Authorized:  100 Class A Common Units
Issued and Outstanding:  100 Class A Common Units to HM Lehigh Safety Shoe Co. LLC, Certificate No. 1

LEHIGH SAFETY SHOE PROPERTIES LLC

Authorized:  100 Class A Common Units
Issued and Outstanding:  100 Class A Common Units to Lehigh Safety Shoe Co. LLC, Certificate No. 1

9

SCHEDULE 4.1(F)

Authorization; No Breach

None

10

SCHEDULE 4.1(G)

Governmental Approvals

None

11

SCHEDULE 4.1(J)

Litigation Schedule

None

12

SCHEDULE 4.1(L)
Environmental Schedule

None

13

SCHEDULE 4.1(Q)

Properties Schedule

A.	Rocky Shoes & Boots, Inc.

1.	Owned Real Property

39 East Canal Street
Nelsonville, OH  45764
(mortgaged to General Electric Capital Business Asset Funding Corporation)

294 South Harper Street
Nelsonville, OH  45764
(office subleased to third party; to be sold)

296 South Harper Street
Nelsonville, OH  45764
(warehouse subleased to third party; mortgaged to General Electric Capital Business Asset Funding Corporation; to be sold)

37601 Rocky Boots Way
Logan, OH  43138
(mortgaged to General Electric Capital Business Asset Funding Corporation)

2.	Leased Real Property

45 East Canal Street
Nelsonville, OH 45764
(treated as Capital Lease under GAAP)

Denver Merchandise Mart
451 East 58th Street
Showrooms 3529 & 4435
Denver, CO  80216

B.	Lifestyle Footwear, Inc.

1.	Owned Real Property – None

2.	Leased Real Property

Road 125 KM 3.8 BO Pueblo Industrial Park
Moca, PR  00676-0728

C.	EJ Footwear LLC

1.	Owned Real Property:

901 Franklin Street E
Endicott, NY 13761

14

2.	Leased Real Property:

103 Southeast Parkway
Franklin, TN  37064
Warehouse

120 Plaza Dr.
Vestal, NY
Office (Lehigh)

381 Riverside Drive, Suite 300
Franklin, TN 37064
Corporate Office

235 Noah Drive
Franklin, TN 37064
Office (Georgia Boot)

D.	Georgia Boot LLC

1.	Owned Real Property – None

2.	Leased Real Property:

Denver Merchandise Mart
451 East 58th Street
Showroom 3541
Denver, CO 80216

Denver Merchandise Mart
451 East 58th Street
Showroom 3641
Denver, CO 80216

E.	Lehigh Safety Shoe Co. LLC

1.	Owned Real Property – None

2.	Leased Real Property:

12545 Laramie Avenue, Unit 11-B
Alsip, IL  60803

9038 N. IH-35, Suite A
Austin, TX  78753

8100-F Arrowridge Blvd.
Charlotte, NC 28273

5001 West 161st Street
Brook Park, OH  44142

15

Unit E, 400 Northeast Dr.
Columbia, SC  29203

7250 Bandini Blvd., Unit 102
Commerce, CA  90040

5264 N. Dixie Drive
Dixie Square Shopping Plaza
Dayton, OH  45414

4413 Empire Way
Westland Commerce Center II
Lansing, MI  48917

3890 Kipling, Unit K
Wheat Ridge, CO  80033

2945 S. Miami Blvd., Suite 120
Durham, NC  27703

Suite 103
Powerline Business Center
5601 N.W. 9th Avenue
Fort Lauderdale, FL  33309

284 South Colony Rd.
Wallingford, CT  06492

1130 N. Nimitz  Highway, Suite A-122
Honolulu, HI  96817

5545 West Raymond Street, Suite C
Indianapolis, IN  46241

1045 Georgetown Rd.
Lexington, KY  40511

3103 Fern Valley Rd., Suite 103
Louisville, KY 40213

2885 Business Park Drive
Airport Business Park
Building E
Memphis, TN 38118

11000 West National Avenue, Suite B
West Allis, WI  53227

4250 44th Avenue, Suite 2
Moline, IL  61265

16

Three  Progress Avenue
Nashua, NH 03062

1412 Antioch Pike, Suite 101
Nashville, TN  37211

5610 Jefferson Highway, C-1
Elmwood Distribution Center
Elmwood, LA 70123

3230-S Peachtree Corners Circle
Norcross, GA  30092

7685 Currency Drive
Sand Lake Service Center 2
Orlando, FL  32809

4735 Campbell's Run Road, Space A
Pittsburgh, PA  15205

7451 Whitepine Road
Richmond, VA  23237

1333 West 3300 South
West Valley City, UT 84119

1510 Montague Expressway
San Jose, CA  95131

Carr 887 km. 0.6 Victoria Industrial Park
Carolina Commercial Park, Puerto Rico 00987

10 Saratoga Avenue
South Glen Falls, NY  12803

13609 Lakefront Drive
Earth City, MO  63045

445 Etna Street, Suite 57, 56b
St. Paul, MN  55106

6103 E. Malloy Rd.
E. Syracuse, NY  13057

Corporex Plaza
3904 Corporex Park Drive
Suite 101A
Tampa, FL  33619

17

1927 S. West Street, Suite B
Wichita, KS  67213

34-23 38th Street
Long Island City, NY  11101

47 Bridge Street
Corning, NY  14830

Commercial Center
2229 E. Division
Arlington, TX  76011

1707 Center Street
Deer Park, TX  77536

F.	HM Lehigh Safety Shoe Co. LLC - None

G.	Lehigh Safety Shoe Properties LLC – None

H.	Georgia Boot Properties LLC – None

I.	Durango Boot Company LLC – None

J.	Northlake Boot Company LLC – None

18

SCHEDULE 4.1(R)

Intellectual Property Schedule

ROCKY BRANDS, INC.
FEDERAL TRADEMARK APPLICATIONS AND REGISTRATIONS

Mark	Serial. No./Reg. No.	Filing Date/Reg. Date	Comments

ALPHAFORCE	Ser. No. 78/098664	Filed 12/17/01
	Reg. No. 2766744	Reg. 9/23/03

AOG	Serial No. 75/010045 Reg. No. 2166173	Filed 10/24/95 Reg. 6/16/98	Assigned to GMAC Commercial Finance LLC 2/2/05

AQUA GUARD	Ser. No. 75/786424 Reg. No. 2538542	Filed 8/27/99 Reg. 2/12/02	Assigned to GMAC Commercial Finance LLC 2/2/05

BEAR CLAW	Ser. No. 74/662553 Reg. No. 1974865	Filed 4/18/95 Reg. 5/21/96	Assigned to GMAC Commercial Finance LLC 2/2/05

CAMO-TEK	Ser. No. 75/603250 Reg. No. 2534492	Filed 12/10/98 Reg. 1/29/02	Assigned to GMAC Commercial Finance LLC 2/2/05

CORNSTALKERS	Ser. No. 74/541038 Reg. No. 1897612	Filed 6/22/94 Reg. 6/6/95	Assigned to GMAC Commercial Finance LLC 2/2/05

DESIGN (Boot)	Ser. No. 78/520734 Reg. No. 3057432	Filed 11/22/04 Reg. 2/7/06

DURANGO MUSTANG	Ser. No. 77/054878	Filed 12/1/06

FIRSTMED	Ser. No. 76/109464 Reg. No. 2595571	Filed 8/15/00 Reg. 7/16/02	Assigned to GMAC Commercial Finance LLC 2/2/05

FORMZ	Ser. No. 75/674579 Reg. No. 2466342	Filed 4/5/99 Reg. 7/3/01	Assigned to GMAC Commercial Finance LLC 2/2/05

G (Stylized)	Ser. No. 76/182533 Reg. No. 2967416	Filed 12/18/00 Reg. 7/12/05	Assigned to GMAC Commercial Finance LLC 2/2/05

GATES (Stylized)	Ser. No. 73/464729 Reg. No. 1319524	Filed 2/8/84 Reg. 2/12/85	Assigned to GMAC Commercial Finance LLC 2/2/05

19

Mark	Serial. No./Reg. No.	Filing Date/Reg. Date	Comments

GATES (stylized)	Ser. No. 76/186743 Reg. No. 2743239	Filed 12/27/00 Reg. 7/29/03	Assigned to GMAC Commercial Finance LLC 2/2/05

GATES GLOVES	Ser. No. 73/194276 Reg. No. 1174311	Filed 11/22/78 Reg 10/20/81	Assigned to GMAC Commercial Finance LLC 2/2/05

GATES LITE (stylized)	Ser. No. 73/606294 Reg. No. 1439249	Filed 6/25/86 Reg. 5/12/87	Assigned to GMAC Commercial Finance LLC 2/2/05

GATES ULTRA LITE (stylized)	Ser. No. 73/778191 Reg. No. 1558154	Filed 2/2/89 Reg. 9/26/89	Assigned to GMAC Commercial Finance LLC 2/2/05

INTER-FLEX	Ser. No. 78/655300	Filed 6/21/05

INTER FLX	Ser. No. 78/720437	Filed 9/26/05

LONGBEARD	Ser. No. 75/566549 Reg. No. 2515692	Filed 10/5/98 Reg. 12/4/01	Assigned to GMAC Commercial Finance LLC 2/2/05

PRO-HIKER	Ser. No. 78/471685	Filed 8/23/04	Assigned to GMAC Financial, LLC 2/2/05

PROHUNTER	Ser. No. 75/533954 Reg. No. 2820566	Filed 8/10/98 Reg. 3/9/04	Assigned to GMAC Commercial Finance LLC 2/2/05

PROHUNTER	Ser. No. 77/022459	Filed 10/17/06

ROCKY	Ser. No. 73/797529 Reg. No. 1577871	Filed 5/1/89 Reg. 1/16/90	Assigned to GMAC Commercial Finance LLC 2/2/05

ROCKY and Design	Ser. No. 75/670045 Reg. No. 2538870	Filed 3/29/99 Reg. 2/19/02	Assigned to GMAC Commercial Finance LLC 2/2/05

ROCKY and Design	Ser. No. 75/671246 Reg. No. 2538872	Filed 3/29/99 Reg. 2/19/02	Assigned to GMAC Commercial Finance LLC 2/2/05

ROCKY and Design	Ser. No. 76/519218 Reg. No. 2898894	Filed 5/19/03 Reg. 11/2/04	Assigned to GMAC Commercial Finance LLC 2/2/05

ROCKY 911 SERIES	Ser. No. 74/073129 Reg. No. 3132278	Filed 4/14/05 Reg. 8/22/06

ROCKY BOOTS and Design	Ser. No. 73/313429 Reg. No. 1313519	Filed 6/5/81 Reg. 1/8/85	Assigned to GMAC Commercial Finance LLC 2/2/05

20

Mark	Serial. No./Reg. No.	Filing Date/Reg. Date	Comments

ROCKY and Design	Ser. No. 75/977717 Reg. No. 2200673	Filed 5/15/95 Reg. 10/27/98	Assigned to GMAC Business Credit, LLC 9/26/00

ROCKY ELMINATOR	Ser. No. 76/111663 Reg. No. 2587482	Filed 8/17/00 Reg. 7/2/02	Assigned to GMAC Commercial Finance LLC 2/2/05

SAWBLADE	Ser. No. 78/086747 Reg. No. 2730726	Filed 10/3/01 Reg. 6/24/03	Assigned to GMAC Commercial Finance LLC 2/2/05

SILENTHUNTER	Ser. No. 78/135127 Reg. No. 2982826	Filed 6/12/02 Reg. 8/9/05	Assigned to GMAC Commercial Finance LLC 2/2/05

SILENTHUNTER	Ser. No. 75/566533 Reg. No. 2553070	Filed 10/5/98 Reg. 3/26/02	Assigned to GMAC Commercial Finance LLC 2/2/05

SMART GLOVE BY GATES	Ser. No. 76/345733	Filed 12/4/01	Assigned to GMAC Commercial Finance LLC 2/2/05

SNOW STALKER	Ser. No. 74/663746 Reg. No. 1955171	Filed 4/20/95 Reg. 2/6/96	Assigned to GMAC Commercial Finance LLC 2/2/05

STALKERS	Ser. No. 74/541039 Reg. No. 1975747	Filed 6/22/94 Reg. 5/28/96	Assigned to GMAC Commercial Finance LLC 2/2/05

TAC•TEAM	Ser. No. 75/565836 Reg. No. 2307328	Filed 10/6/98 Reg. 1/11/00	Assigned to GMAC Commercial Finance LLC 2/2/05

TECHNO-RIDE	Ser. No. 77/002482	Filed 9/19/06

TRAILBLADE	Ser. No. 78/720442	Filed 9/26/05

TRIAD (stylized)	Ser. No. 73/720906 Reg. No. 1537440	Filed 4/7/88 Reg. 5/2/89	Assigned to GMAC Commercial Finance LLC 2/2/05

WILD WOLF	Ser. No. 78/079724 Reg. No. 2642990	Filed 8/17/01 Reg. 10/29/02	Assigned to GMAC Commercial Finance LLC 2/2/05

WILD WOLF	Ser. No. 78/079843 Reg. No. 2760278	Filed 8/17/01 Reg. 9/2/03	Assigned to GMAC Commercial Finance LLC 2/2/05

WOODS N'WORK	Ser. No. 77/048951	Filed 11/21/06

WORKSMART	Ser. No. 77/030309	Filed 10/26/06

21

Mark	Serial. No./Reg. No.	Filing Date/Reg. Date	Comments

XSP	Ser. No. 78/647155	Filed 6/9/05

ROCKY BRANDS, INC.
FEDERAL PATENTS AND PATENT APPLICATIONS

Title	Patent No.	Issue Date	Exp Date	App. No.	Filing Date

WATERPROOF FOOTWEAR LINER AND METHOD OF MAKING THE SAME Inventors: Allen G. Sheets, Richard Finney				10/237001	9/6/02

FOOTWEAR SOLE WITH INTEGRAL DISPLAY ELEMENT Inventors: Mike Brooks, Allen G. Sheets	6539646	4/1/03	1/11/21	09/758583	1/11/01

WATERPROOF FOOTWEAR LINER AND METHOD OF MAKING SAME Inventors: Allen G. Sheets, Richard Finney	6446360	9/10/02	4/9/21	09/829422	4/9/01

PACK BOOT WITH RETRACTABLE CRAMPONS Inventor: Sang Rok Seo	6360455	3/26/02	5/12/20	09/569643	5/12/00

WATERPROOF BREATHABLE GLOVES Inventors: Chuck Dinatale	5682613	11/4/97	7/25/17	08/279958	7/25/94

SHOE SOLE (impact pod) Inventor: Mark Recchi	D507398S	7/19/05	7/19/19	29/205245	5/11/04

SHOE SOLE (retr) Inventor: Mark Recchi	D509346S	9/13/05	9/13/19	29/185759	7/1/03

SHOE SOLE (rk-v) Inventor: Mark Recchi	D507694S	7/26/05	7/26/19	29/185757	7/1/03

SHOE SOLE (ventor) Inventor: Mark Recchi	D498350	11/16/04	11/16/18	29/185801	7/1/03

22

Title	Patent No.	Issue Date	Exp Date	App. No.	Filing Date

SHOE SOLE (rkt) Inventor: Mark Recchi	D498042	11/9/04	11/9/18	29/185758	7/1/03

SHOE SOLE (rk-z) Inventor: Mark Recchi	D495476	9/7/04	9/7/18	29/193649	11/12/03

SHOE SOLE (rk/ac) Inventor: Mark Recchi	D489884	5/18/04	5/18/18	29/181678	5/14/03

SHOE SOLE (polar trac) Inventor: Mark Recchi	D489881	5/18/04	5/18/18	29/185794	7/1/03

SOLE SOLE (sawblade) Inventor: Mark Recchi	D478714	8/26/03	8/26/17	29/157533	3/21/02

SHOE SOLE Inventor: Mark Recchi	D474586	5/20/03	5/20/17	29/163315	7/2/02

SHOE SOLE (rkl outsole) Inventor: Mark Recchi	D471696	3/18/03	3/18/17	29/156225	2/26/02

SHOE SOLE (bobcat outsole) Inventors: Mark Recchi, Allen Sheets	D468517	1/14/03	1/14/17	29/156224	2/26/02

SHOE SOLE (knobby outsole) Inventors: Mark Recchi, Allen Sheets	D468081	1/7/03	1/7/17	29/156254	2/26/02

SHOE UPPER (7590) Inventors: Richard Finney	D467715	12/31/02	12/31/16	29/149427	10/10/01

SHOE SOLE Inventors: Jamie Zimmer, Allen Sheets	D448147	9/25/01	9/25/15	29/136811	2/7/01

BOOT UPPER WITH DETACHABLE HOLSTER Inventors: James R. Carey, Charles S. Brooks	D447619	9/11/01	9/11/15	29/130656	10/4/00

SHOE UPPER Inventors: Denis Norton, Diana A. Wurfbain	D424797	5/16/00	5/16/14	29/092425	8/19/98

23

Title	Patent No.	Issue Date	Exp Date	App. No.	Filing Date

SHOE UPPER Inventors: Mike Brooks, Edgar H. Simpson, Theodore A. Kastner, Diana A. Wurfbain	D422783	4/18/00	4/18/14	29/098204	12/23/98

SHOE SOLE Inventors: Denis Norton, Diana A. Wurfbain	D412777	8/17/99	8/17/13	29/092423	8/19/98

SHOE UPPER Inventors: Mike Brooks, Edgar H. Simpson, Theodore A. Kastner, Diana A. Wurfbain	D410141	5/25/99	5/25/13	29/080764	12/15/97

SHOE UPPER (7258) Inventors: Mike Brooks, Edgar H. Simpson, Theodore A. Kastner, Diana A. Wurfbain	D407198	3/30/99	3/30/13	29/080749	12/15/97

SHOE UPPER (7562) Inventors: Mike Brooks, Edgar H. Simpson, Theodore A. Kastner, Diana A. Wurfbain	D407197	3/30/99	3/30/13	29/077174	9/29/97

SHOE UPPER (911-139) Inventors: Mike Brooks, Edgar H. Simpson, Theodore A. Kastner, Diana A. Wurfbain	D407196	3/30/99	3/30/13	29/077173	9/29/97

SHOE SOLE (prohunter) Inventors: Denis Norton, Diana A. Wurfbain	D402798	12/22/98	12/22/12	29/084098	2/24/98

SHOE UPPER (844) Inventors: Mike Brooks, Edgar H. Simpson, Theodore A. Kastner, Diana A. Wurfbain	D402099	12/8/98	12/8/12	29/077188	9/29/97

SHOE SOLE (bear claw) Inventors: Mike Brooks, Edgar H. Simpson, Theodore A. Kastner, Diana A. Wurfbain	D401746	12/1/98	12/1/12	29/058393	8/14/96

SHOE UPPER (8444) Inventors: Mike Brooks, Edgar H. Simpson, Theodore A. Kastner, Diana A. Wurfbain	D401401	11/24/98	11/24/12	29/077641	9/29/97

24

Title	Patent No.	Issue Date	Exp Date	App. No.	Filing Date

SHOE UPPER (9163) Inventors: Mike Brooks, Edgar H. Simpson, Theodore A. Kastner, Diana A. Wurfbain	D401400	11/24/98	11/24/12	29/077187	9/29/97

SHOE UPPER (1761) Inventors: Mike Brooks, Edgar H. Simpson, Theodore A. Kastner, Diana A. Wurfbain	D400699	11/10/98	11/10/12	29/073407	7/8/97

SHOE SOLE (alpha) Inventors: Mike Brooks, Edgar H. Simpson, Theodore A. Kastner, Diana A. Wurfbain	D395742	7/7/98	7/7/12	29/054776	5/21/96

SHOE SOLE (tuff terrainer) Inventors: Diana A. Wurfbain, Theodore A. Kastner	D394542	5/26/98	5/26/12	29/054777	5/21/96

SHOE UPPER (winter trails nylon) Inventors: Mike Brooks, Edgar H. Simpson, Theodore A. Kastner, Diana A. Wurfbain	D386294	11/18/97	11/18/11	29/055442	6/4/96

SHOE UPPER (winter trails propex) Inventors: Mike Brooks, Edgar H. Simpson, Theodore A. Kastner, Diana A. Wurfbain	D386293	11/18/97	11/18/11	29/055441	6/4/96

SHOE UPPER (winter trails leather) Inventors: Mike Brooks, Edgar H. Simpson, Theodore A. Kastner, Diana A. Wurfbain	D386292	11/18/97	11/18/11	29/055440	6/4/96

SHOE UPPER (winter trails eco pile) Inventors: Mike Brooks, Edgar H. Simpson, Theodore A. Kastner, Diana A. Wurfbain	D385992	11/11/97	11/11/11	29/055444	6/4/96

SHOE UPPER (outback sizzler) Inventors: Mike Brooks, Edgar H. Simpson, Theodore A. Kastner, Diana A. Wurfbain	D385991	11/11/97	11/11/11	29/055443	6/4/96

25

Title	Patent No.	Issue Date	Exp Date	App. No.	Filing Date

SHOE UPPER (tuff terrainer) Inventors: Mike Brooks, Edgar H. Simpson, Theodore A. Kastner, Diana A. Wurfbain	D384195	9/30/97	9/30/11	29/054747	5/21/96

SHOE UPPER (tuff terrainer oxford) Inventors: Mike Brooks, Edgar H. Simpson, Theodore A. Kastner, Diana A. Wurfbain	D380891	7/15/97	7/15/11	29/054739	5/21/96

SHOE UPPER (alpha boot) Inventors: Mike Brooks, Edgar H. Simpson, Theodore A. Kastner, Diana A. Wurfbain	D380599	7/8/97	7/8/11	29/054748	5/21/96

SHOE UPPER (stalker expedition) Inventors: Mike Brooks, Edgar H. Simpson, Theodore A. Kastner, Diana A. Wurfbain	D380598	7/8/97	7/8/11	29/054742	5/21/96

SHOE UPPER (prof demi boot) Inventors: Mike Brooks, Edgar H. Simpson, Theodore A. Kastner, Diana A. Wurfbain	D380597	7/8/97	7/8/11	29/054740	5/21/96

SHOE UPPER (outback oxford) Inventors: Mike Brooks, Edgar H. Simpson, Theodore A. Kastner, Diana A. Wurfbain	D380596	7/8/97	7/8/11	29/054741	5/21/96

SHOE UPPER (snow stalker extreme) Inventors: Mike Brooks, Edgar H. Simpson, Theodore A. Kastner, Diana A. Wurfbain	D376684	12/24/96	12/24/10	29/035556	3/2/95

SHOE UPPER (snow stalker hunter) Inventors: Mike Brooks, Edgar H. Simpson, Theodore A. Kastner, Diana A. Wurfbain	D369019	4/23/96	4/23/10	29/035560	3/2/95

26

Title	Patent No.	Issue Date	Exp Date	App. No.	Filing Date

SHOE UPPER (winter trails) Inventors: Mike Brooks, Edgar H. Simpson, Theodore A. Kastner, Diana A. Wurfbain	D369018	4/23/96	4/23/10	29/035559	3/2/95

SHOE UPPER (snow stalker) Inventors: Mike Brooks, Edgar H. Simpson, Theodore A. Kastner, Diana A. Wurfbain	D368797	4/16/96	4/16/10	29/035563	3/2/95

SHOE UPPER (super stalker) Inventors: Mike Brooks, Edgar H. Simpson, Theodore A. Kastner, Diana A. Wurfbain	D368361	4/2/96	4/2/10	29/029890	10/18/94

SHOE UPPER (the brute) Inventors: Mike Brooks, Edgar H. Simpson, Theodore A. Kastner, Diana A. Wurfbain	D367354	2/27/96	2/27/10	29/031067	11/16/94

SHOE UPPER (outback khaki) Inventors: Mike Brooks, Edgar H. Simpson, Theodore A. Kastner, Diana A. Wurfbain	D367165	2/20/96	2/20/10	29/031068	11/16/94

ROCKY BRANDS, INC.
FEDERAL COPYRIGHT APPLICATIONS AND REGISTRATIONS

Title of Work	Reg. No.	Reg. Date	Comments

Rocky Ram	VA-810-954	8/26/96	Assigned to GMAC Commercial Finance LLC 2/2/05

Rocky Shoes & Boots Partnering for Wildlife Conservation	VA 1-239-611	7/28/03	Assigned to GMAC Commercial Finance LLC 2/2/05

27

E J FOOTWEAR LLC
FEDERAL TRADEMARK APPLICATIONS AND REGISTRATIONS

Mark	Serial. No./Reg. No.	Filing Date/Reg. Date	Comments

ADVANTA-FLEX	Ser. No. 76/435112 Reg. No. 2783005	Filed 7/29/02 Reg 11/11/03	Assigned to GMAC Commercial Finance LLC 2/2/05

ASTRO and Design	Ser. No. 72/301213 Reg. No. 862801	Filed 6/24/68 Reg 12/31/68	Assigned to GMAC Commercial Finance LLC 2/2/05

BARCLAY (stylized)	Ser. No. 71/550334 Reg. No. 516495	Filed 2/21/48 Reg 10/18/49	Assigned to GMAC Commercial Finance LLC 2/2/05

BEACON STRATEGIC RESOURCING	Ser. No. 76/362852 Reg. No. 2759986	Filed 1/24/02 Reg 9/2/03	Assigned to GMAC Commercial Finance LLC 2/2/05

BOOTS UNLIMITED	Ser. No. 76/203030 Reg. No. 2515098	Filed 1/31/01 Reg 12/4/01	Assigned to GMAC Commercial Finance LLC 2/2/05

CHIEFTAN	Ser. No. 72/248946 Reg. No. 831865	Filed 6/27/66 Reg 7/11/67	Assigned to GMAC Commercial Finance LLC 2/2/05

COOL NOTES (stylized)	Ser. No. 72/245916 Reg. No. 826943	Filed 5/18/66 Reg 4/4/67	Assigned to GMAC Commercial Finance LLC 2/2/05

EJ and Design	Ser. No. 73/742972 Reg. No. 1530972	Filed 7/29/88 Reg 3/21/89	Assigned from Endicott Johnson Corporation 7/11/00

FARM MASTERS	Ser. No. 73/365988 Reg. No. 1250453	Filed 5/24/82 Reg 9/6/83	Assigned to GMAC Commercial Finance LLC 2/2/05

FLX-POINT	Ser. No. 76/470052 Reg. No. 2789949	Filed 11/25/02 Reg 12/2/03	Assigned to GMAC Commercial Finance LLC 2/2/05

PARACORD (stylized)	Ser. No. 71/277699 Reg. No. 256338	Filed 1/8/29 Reg 5/14/29	Assigned to GMAC Commercial Finance LLC 2/2/05

PARACREPE (stylized)	Ser. No. 71/225084 Reg. No. 212124	Filed 12/23/25 Reg 4/27/26	Assigned to GMAC Commercial Finance LLC 2/2/05

PONDEROSA	Ser. No. 72/189568 Reg. No. 781810	Filed 3/25/64 Reg 12/15/64	Assigned to GMAC Commercial Finance LLC 2/2/05

28

Mark	Serial. No./Reg. No.	Filing Date/Reg. Date	Comments

SIGNATURE TOUR QUALITY FOOTWEAR and Design	Ser. No. 73/678670 Reg. No. 1504024	Filed 8/17/87 Reg 9/13/88	Assigned to GMAC Commercial Finance LLC 2/2/05

SPORTSET	Ser. No. 72/289087 Reg. No. 871822	Filed 1/18/68 Reg 6/24/69	Assigned to GMAC Commercial Finance LLC 2/2/05

TORQUE SUSPENSION SYSTEM	Ser. No. 76/478609 Reg. No. 2801594	Filed 12/27/02 Reg 12/30/03	Assigned to GMAC Commercial Finance LLC 2/2/05

TRAIL KING	Ser. No. 72/306050 Reg. No. 873081	Filed 8/27/68 Reg 7/15/69	Assigned to GMAC Commercial Finance LLC 2/2/05

EJ FOOTWEAR LLC
FEDERAL PATENTS AND PATENT APPLICATIONS

Title	Patent No.	Issue Date	Exp Date	App. No.	Filing Date

OUTSOLE Inventor: Jeffrey Raymond Rake	D447856	9/18/01	9/18/15	29/982	1/22/01

GEORGIA BOOT LLC
FEDERAL TRADEMARK APPLICATIONS AND REGISTRATIONS

Mark	Serial. No./Reg. No.	Filing Date/Reg. Date	Comments

ARCTIC TOE	Ser. No. 76/212102 Reg. No. 2664307	Filed 2/20/01 Reg 12/17/02	Assigned to GMAC Commercial Finance LLC 2/2/05

BARNSTORMERS and Design	Ser. No. 75/605525 Reg. No. 2421991	Filed 12/7/98 Reg 1/16/01	Assigned to GMAC Commercial Finance LLC 2/2/05

CLIMATRAC	Ser. No. 76/579105 Reg. No. 2978004	Filed 3/4/04 Reg. 7/26/05	Assigned to GMAC Commercial Finance LLC 2/2/05

COMFORT CORE	Ser. No. 74/175689 Reg. No. 1689129	Filed 6/13/91 Reg 5/26/92	Assigned to GMAC Commercial Finance LLC 2/2/05

29

Mark	Serial. No./Reg. No.	Filing Date/Reg. Date	Comments

CONSTRUX	Ser. No. 76/606797	Filed 8/10/04	Assigned to GMAC Commercial Finance LLC 2/2/05

D.TECH (stylized)	Ser. No. 75/544917 Reg. No. 2288942	Filed 8/31/98 Reg 10/26/99	Assigned to GMAC Commercial Finance LLC 2/2/05

DURANGO	Ser. No. 72/198549 Reg. No. 790751	Filed 7/27/64 Reg 6/8/65	Assigned to GMAC Commercial Finance LLC 2/2/05

DURANGO and Design	Ser. No. 75/084007 Reg. No. 2304436	Filed 4/4/96 Reg 12/28/99	Assigned to GMAC Commercial Finance LLC 2/2/05

DURANGO	Ser. No. 75/712688 Reg. No. 2562205	Filed 5/24/99 Reg 4/16/02	Assigned from Georgia Boot Inc. 8/30/00

DURANGO and Design	Ser. No. 75/912800 Reg. No. 2660084	Filed 2/8/00 Reg 12/10/02	Assigned to GMAC Commercial Finance LLC 2/2/05

FARM & RANCH	Ser. No. 74/294738 Reg. No. 1758465	Filed 7/16/92 Reg 3/16/93	Assigned to GMAC Commercial Finance LLC 2/2/05

FIELD LITE	Ser. No. 76/635028 Reg. No. 3133612	Filed 4/4/05 Reg. 8/22/06

GEORGIA BOOT	Ser. No. 73/420215 Reg. No. 1333323	Filed 4/5/83 Reg 4/30/85	Assigned to GMAC Commercial Finance LLC 2/2/05

GEORGIA GIANT	Ser. No. 76/581605	Filed 3/17/04	Assigned to GMAC Commercial Finance LLC 2/2/05

GEORGIA WORKWEAR	Ser. No. 76/635029	Filed 4/4/05

MUD DOG and Design	Ser. No. 75/605540 Reg. No. 2421992	Filed 12/7/98 Reg 1/16/01	Assigned to GMAC Commercial Finance LLC 2/2/05

NORTHLAKE	Ser. No. 73/215438 Reg. No. 1154957	Filed 5/14/79 Reg 5/19/81	Assigned to GMAC Commercial Finance LLC 2/2/05

PROTECH (stylized)	Ser. No. 76/579106 Reg. No. 3052222	Filed 3/4/04 Reg. 1/31/06	Assigned to GMAC Commercial Finance LLC 2/2/05

30

Mark	Serial. No./Reg. No.	Filing Date/Reg. Date	Comments

SHADES OF THE OLD WEST	Ser. No. 74/294739 Reg. No. 1758466	Filed 7/16/92 Reg 3/16/93	Assigned to GMAC Commercial Finance LLC 2/2/05

SNAKE RIVER	Ser. No. 74/541041 Reg. No. 1919870	Filed 6/22/94 Reg 9/19/95	Assigned to GMAC Commercial Finance LLC 2/2/05

X-10	Ser. No. 73/883183	Filed 5/15/06

GEORGIA BOOT LLC
FOREIGN TRADEMARK REGISTRATIONS

COMFORT CORE - (Canada)

COMFORT CORE - (Taiwan)

DURANGO - (Japan)

DURANGO BOOT (Canada)

DURANGO - (France)

DURANGO - (Switzerland)

DURANGO - (Canada)

DURANGO - (CTM)

FARM & RANCH - (Australia)

GEORGIA BOOT - (Portugal)

GEORGIA BOOT - (Spain)

GEORGIA BOOT - (Canada)

GEORGIA BOOT - (Italy)

GEORGIA BOOT and
Design (Large male character with
GEORGIA BOOT on the body) (Japan)

GEORGIA BOOT - (Norway)

GEORGIA BOOT - (CTM)

31

MUD DOG - (Canada)
(Stylized)

NORTHLAKE - (Canada)

NORTHLAKE - (France)

NORTHLAKE - (Germany)

NORTHLAKE - (Great Britain)

NORTHLAKE - (Italy)

NORTHLAKE - (Japan)

NORTHLAKE - (Norway)

NORTHLAKE - (Spain)

NORTHLAKE - (Switzerland)

NORTHLAKE - (Taiwan)

32

GEORGIA BOOT LLC
FEDERAL PATENTS AND PATENT APPLICATIONS

Title	Patent No.	Issue Date	Exp Date	App. No.	Filing Date

SAFETY SHOE Inventor: David Mitchell	6581304	6/24/03	12/29/19	09/474179	12/29/99

SHOE WITH INSOLE AS PART SOLE FILLER AND METHOD OF MAKING SAME Inventors: Sven E. Oberg, David P. Mitchell	6560901	5/13/03	5/13/20	08/332275	10/31/94

FOOTWEAR WITH MOLDED WEB PLATFORM FOR ATTACHING OUTSOLE Inventor: David Mitchell	6338205	1/15/02	12/29/19	09/474224	12/29/99

SHOE WITH INSOLE AS PART SOLE FILLER AND METHOD OF MAKING SAME Inventors: Sven E. Oberg, David P. Mitchell	6321464	11/27/01	11/27/18	08/463843	6/5/95

CUSHIONED FOOTWEAR AND APPARATUS FOR MAKING THE SAME Inventors: William C. Johnson, Jr., William G. Thomas	6145220	11/14/00	11/22/15	08/562009	11/22/95

METHOD FOR PRECISELY PERFORATING AN OPENING IN FOOTWEAR Inventors: Howard A. Hoffman; Ronald E. Pottorff; Lavert F. Sneed; William G. Thomas	5924345	7/20/99	8/14/16	08/696618	8/14/96

OUTSOLE Inventor: David Mitchell	D493952	8/10/04	8/10/18	29/164377	7/22/02

33

U.S. Patent Application No. 09/977463 (Boot with oversized toe box for thermal insulation)

U.S. Patent Application No. 11/009421 (Shoe with insole as part sole filler and method for making the same)**

U.S. Patent Application No. 10/799395 (Footwear with improved insole)

U.S. Design Patent Application No. 29/194,981 (Outsole)

GEORGIA BOOT LLC
FOREIGN PATENTS

Canada Patent No. 2,188,847 (Cushioned footwear and apparatus for making the same )

Mexico Patent No. 204081 (Cushioned footwear and apparatus for making the same )

People’s Republic of China Patent No. ZL 96123386.9 (Cushioned footwear and apparatus for making the same )

Canada Patent No. 2,059,761 (Shoe with insole as part sole filler and method for making same)**

Mexico Patent No. 186564 (Shoe with insole as part sole filler and method for making same)**

People’s Republic of China Patent No.92100616 (Shoe with insole as part sole filler and method for making same)**

Taiwan Patent No. No. 056563 (Shoe with insole as part sole filler and method for making same)**

________________________________
**owned jointly with RoSearch, Inc.

34

LEHIGH SAFETY SHOE CO. LLC
FEDERAL TRADEMARK APPLICATIONS AND REGISTRATIONS

Mark	Serial. No./Reg. No.	Filing Date/Reg. Date	Comments

FIT FOR SAFETY	Ser. No. 75/823689 Reg. No. 2628723	Filed 10/15/99 Reg 10/1/02	Assigned to GMAC Commercial Finance LLC 2/2/05

FIT FOR WORK	Ser. No. 75/823688 Reg. No. 2565788	Filed 10/15/99 Reg 4/30/02	Assigned to GMAC Commercial Finance LLC 2/2/05

INDUSTRY WORKS IN LEHIGH SAFETY SHOES	Ser. No. 75/026492 Reg. No. 2011997	Filed 11/20/95 Reg 10/29/96	Assigned to GMAC Commercial Finance LLC 2/2/05

L and Design	Ser. No. 76/610147 Reg. No. 3039424	Filed 9/1/04 Reg. 1/10/06	Assigned to GMAC Commercial Finance LLC 2/2/05

LEHIGH	Ser. No. 73/153033 Reg. No. 1103936	Filed 12/22/77 Reg 10/10/78	Assigned to GMAC Commercial Finance LLC 2/2/05

LEHIGH “FOOTSHIELDS” (stylized)	Ser. No. 72/023484 Reg. No. 658172	Filed 1/30/57 Reg 2/4/58	Assigned to GMAC Commercial Finance LLC 2/2/05

LOCKRIM	Ser. No. 72/178690 Reg. No. 783691	Filed 10/10/63 Reg 1/19/65	Assigned to GMAC Commercial Finance LLC 2/2/05

L.S.R. (stylized)	Ser. No. 75/339713 Reg. No. 2201252	Filed 7/24/97 Reg 11/3/98	Assigned to GMAC Commercial Finance LLC 2/2/05

MIRA-LUG	Ser. No. 73/220929 Reg. No. 1159250	Filed 6/25/79 Reg 6/30/81	Assigned to GMAC Commercial Finance LLC 2/2/05

NUGUARD75 (stylized)	Ser. No. 73/741631 Reg. No. 1530662	Filed 7/22/88 Reg 3/21/89	Assigned to GMAC Commercial Finance LLC 2/2/05

PROMISE PLUS	Ser. No. 75/668090 Reg. No. 2395071	Filed 3/25/99 Reg 10/17/00	Assigned from Lehigh Safety Shoe Co. 6/17/02

SHIELD TOE	Ser. No. 75/273195 Reg. No. 2153691	Filed 3/24/97 Reg 4/28/98	Assigned to GMAC Commercial Finance LLC 2/2/05

35

Mark	Serial. No./Reg. No.	Filing Date/Reg. Date	Comments

SLIP GRIPS	Ser. No. 76/489562 Reg. No. 2891737	Filed 2/14/03 Reg 10/5/04	Assigned to GMAC Commercial Finance LLC 2/2/05

SWAMPERS	Ser. No. 76/063389 Reg. No. 2579908	Filed 6/1/00 Reg 6/11/02	Assigned to GMAC Commercial Finance LLC 2/2/05

US 1 and Design	Ser. No. 76/259815 Reg. No. 2565267	Filed 5/18/01 Reg 4/30/02	Assigned to GMAC Commercial Finance LLC 2/2/05

LEHIGH SAFETY SHOE CO.  LLC
FEDERAL PATENTS AND PATENT APPLICATIONS

U.S. Patent Application No. 09/875, 542 (Metatarsal Guard)

36

LEHIGH SAFETY SHOE CO. LLC
FOREIGN TRADEMARK REGISTRATIONS

FIT FOR WORK - (Canada)

FIT FOR SAFETY - (Canada)

LEHIGH - (Japan)

LEHIGH - (Mexico)

LEHIGH - (Taiwan)

LEHIGH - (China)

PROMISE PLUS - (Canada)

37

SCHEDULE 4.1(U)

Side Agreements

None

38

SCHEDULE 4.1(W)

Material Contracts

1.	Trademark License between W.L. Gore & Associates, Inc., W.L. Gore & Associates GmbH, Japan Gore-Tex, Inc. and Georgia Boot LLC dated May 20, 2002

2.	Trademark License Agreement between W. L. Gore & Associates, Inc., W. L. Gore & Associates GmbH, and Rocky Shoes & Boots, Inc. dated July 11, 2001

3.	Warehouse and Fulfillment Services Agreement among Kane Distribution, EJ Footwear, Lehigh Safety Shoe Co. LLC and Georgia Boot dated April 18, 2002, as amended

4.	Distributor Consignment Agreement between Lehigh Safety Supply Co. and Lehigh Safety Shoe Co. LLC dated July 1, 1978

5.	The Agreement and the Note Purchase Agreement

6.	Lease Contract dated December 16, 1999, between Lifestyle Footwear, Inc. and The Puerto Rico Industrial Development Company

7.	Rocky Shoes & Boots, Inc. Retirement Plan for Non-Union Employees

8.
Employment Agreement, dated July 1, 1995, between Parent and Mike Brooks for executive officers (incorporated by reference to Exhibit 10.1 to the Parent’s Annual Report on Form 10-K for the fiscal year ended June 30, 1995 (the “1995 Form 10-K”))

9.
Promissory Note, dated December 30, 1999, in favor of General Electric Capital Business Asset Funding Corporation in the amount of $1,050,000 (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 (the “June 30, 2000 Form 10-Q”))

10.
Promissory Note, dated December 30, 1999, in favor of General Electric Capital Business Asset Funding Corporation in the amount of $1,500,000 (incorporated by reference to Exhibit 10.2 to the June 30, 2000 Form 10-Q)

11.
Promissory Note, dated December 30, 1999, in favor of General Electric Capital Business Asset Funding Corporation in the amount of $3,750,000 (incorporated by reference to Exhibit 10.3 to the June 30, 2000 Form 10-Q)

12.
Amended and Restated Lease Agreement, dated March 1, 2002, between Rocky Shoes & Boots, Inc. and William Brooks Real Estate Company, as amended by Second Amendment to Lease Agreement, dated July 26, 2004 (45 East Canal Street, Nelsonville, Athens County, Ohio 45764)

13.	Purchase and Sale of Equity Interests Agreement by and among Parent, SILLC Holdings, LLC, a Delaware limited liability company and Strategic Industries, LLC, dated as of December 6, 2004

39

SCHEDULE 4.1(Z)

Current Business Practices

None

40

SCHEDULE 5.2(A)

Permitted Indebtedness Schedule

1.	Rocky Shoes & Boots, Inc. obligations to General Electric Capital Business Asset Funding Corporation:

a.	$1,050,000 promissory note dated December 30, 1999
b.	$1,500,000 promissory note dated December 30, 1999
c.	$3,750,000 promissory note dated January 28, 2000

2.	Letters of Credit

See Exhibit 5.2 (A) attached.

3.	Capital Lease Obligations

Rocky Shoes & Boots, Inc. - Indebtedness pursuant to a certain Amended and Restated Lease Agreement, dated March 1, 2002, between Rocky Shoes & Boots, Inc. and William Brooks Real Estate Company, as amended by Second Amendment to Lease Agreement, dated July 26, 2004 (treated as a Capital Lease under GAAP)

41

SCHEDULE 5.2(B)

Permitted Liens Schedule

A.	All Loan Parties

Liens on real estate in which a Loan Party is lessee

B.	Rocky Shoes & Boots, Inc.

Secured Party	Collateral
GE Capital Business Asset Funding Corporation
Real Estate, fixtures and other property in connection with real properties in Athens County and Hocking County, Ohio, including without limitation that collateral further described in Financing Statement numbers AP0207801, AP0207802, AP0231440 filed with the Ohio Secretary of State, Financing Statement number 200000000069/200000000508 filed with the Hocking County, Ohio Recorder, Financing Statement numbers 20000000000-1/20000000000-2 and 20000000000-3 /20000000000-8 filed with the Athens County, Recorder, and in certain Open-End Mortgages, Security Agreements, Assignments of Rents and Leases and Fixture Filings in Hocking and Athens Counties.

Banc One Leasing Corporation
Specific leased equipment, including without limitation warehouse storage units and other collateral further described in Financing Statement numbers AP0163529 and AP0196827 filed with the Ohio Secretary of State and Financing Statement number199900000969/199900006769 filed with the Hocking County, Ohio Recorder.

GMAC Business Credit LLC	All business assets
American	Leased counter forming machine
GE Capital	Leased machine adhesives
Worthern Industries	Leased glue machines
Canon Financial Services	Leased 5000 Imager
W.L. Gore	Leased centrifugal testers

C.	Lifestyle Footwear, Inc.

GMAC Business Credit LLC	All business assets
USM	Leased cement & seat side lasting and high speed stitch
Manifest Funding (International Absolute)	Leased ASHL-GPS machine
W.L. Gore	Leased seam sealing w/auto tape cutter machines, bootie testing machines, centrifugal tester machine and boot dryer

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D.	EJ Footwear LLC

Secured Party	Collateral
NMHG Financial Services, Inc.	Leased equipment further described in Financing Statement number 256107 filed with the New York Secretary of State and Financing Statement number U1 1999 002444 filed in Broome County, NY
BSB Bank & Trust Company	Leased equipment further described in Financing Statement number 046298 filed with the New York Secretary of State and Financing Statement number U1 2000 000403 filed in Broome County, NY
Pitney Bowes Credit Corporation	Leased equipment further described in Financing Statement number 1995001177 filed in Broome County, NY
UST Leasing Corp.	Leased equipment further described in Financing Statement numbers U1 1999 001406 and U1 1999 001407 filed in Broome County, NY
Cab East, LLC	Leased Ford Ranger truck, s/n 1FTYR44U74PA08512
ComSource	Leased computer equipment described in Financing Statement number U1 1999 000721 filed in Broome County, NY
IOS Capital	Leased equipment
DeLage Landen Financial Services, Inc.	Leased equipment
Foothill Capital Corporation	Security assignment from Iron Age Corporation to Foothill Capital Corporation dated 10/3/02 on “TRAILBREAKERS” trademark
Bank of America	Cash Collateral to secure Bank of America letter of credit in favor of Blue Cross Blue Shield

E.	Georgia Boot LLC

Secured Party	Collateral
BSFS Equipment Leasing	Leased equipment under Lease #7119124, UCC file number 20888648 filed with the Delaware Secretary of State
Dell Financial Services LP	Leased computer equipment under Lease #002118582-001 and #002118582-002, UCC file numbers 201057880 and 201059151 filed with the Tennessee Secretary of State
Ascom Hasler Leasing	Leased postage meter and mail scale
GE Capital	Leased Smart Start II Inserter
Bell South	Leased telephone/MIS equipment

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F.	Lehigh Safety Shoe Co. LLC
Secured Party	Collateral
IOS Capital, LLC	Leased equipment under Lease #382149-TW0032, UCC file number 32369372 filed with the Delaware Secretary of State
Navistar Leasing Company Hardco Leasing Company, Inc.	Various leased motor vehicles
Key Equipment Finance	Various leased motor vehicles
Lease Plan USA	Various leased motor vehicles
CitiCapital Fleet	Various leased motor vehicles
ComSource	Leased equipment
Dell Financial Services, Inc.	Leased computer equipment
Bell South	Leased telephone/MIS equipment

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SCHEDULE 6.1(K)

Deposit Accounts
Comerica Bank
P.O. Box 75000
Detroit, MI  48275-8149

Name on Account:	Rocky Shoes & Boots Inc.
Type of Account:	Comerica Operation Account
Account Number:

Name on Account:	Rocky Shoes & Boots Inc.
Type of Account:	Comerica Controlled Disbursement Account
Account Number:

Name on Account:	Rocky Shoes & Boots Inc.
Type of Account:	Comerica Cash Collateral Account
Account Number:

Name on Account:	EJ Footwear LLC
Type of Account:	Comerica Controlled Disbursement Account
Account Number:

First National Bank
11 Public Square
Nelsonville, OH  45764

Name on Account:	Rocky Shoe & Boots
Type of Account:	FNB Operating Account
Account Number:

Name on Account:	Rocky Shoes & Boots
Type of Account:	FNB Credit Card Account
Account Number:

Name on Account:	Rocky Shoes & Boots Payroll
Type of Account:	FNB Payroll Account
Account Number:

Carolina First Bank
Edgefield, SC

Name on Account:	Rocky Shoes & Boots Inc.
Type of Account:	Operating Account
Account Number:

Banco Popular
P.O. Box 362708
San Juan, Puerto Rico  00936-2708

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Name on Account:	Lifestyle Footwear Inc.
Type of Account:	General Account
Account Number:

Name on Account:	Lifestyle Footwear Inc.
Type of Account:	Payroll Account
Account Number:

HSBC Bank USA
243 Main Street
Johnson City, NY  13790

Name on Account:	EJ Footwear LLC
Type of Account:	General Account
Account Number:

Name on Account:	EJ Footwear LLC
Type of Account:	Payroll
Account Number:

Name on Account:	Lehigh Safety Shoe Co. LLC
Type of Account:	Payroll
Account Number:

Mellon Bank
Mellon Client Service Center
Room 154-1320
500 Ross Street
Pittsburgh, PA  15262-0001

Name on Account:	Lehigh Safety Shoe Co. LLC
Type of Account:	Lockbox
Account Number:

Name on Account:	Georgia Boot LLC
Type of Account:	Lockbox
Account Number:

Bank of America NA
10 Light Street, 20th floor
Baltimore, MD  21202

Name on Account:	EJ Footwear LLC
Type of Account:	EJ Disbursement & Tradecard
Account Number:

Name on Account:	Georgia Boot LLC
Type of Account:	Disbursement
Account Number:

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Name on Account:	Georgia Boot LLC
Type of Account:	Payroll
Account Number:

Bank of America Disbursement Account - EJ Footwear - Account #       - Authorized drawers: John Grzybowski, John Wilck, Belinda Mason

Lehigh Safety Shoe Co. LLC shoe center bank accounts:

(a)	1st National Bank of Scotia Account #

(b)	Associated Bank Account #

(c)	Banco Popular Bank Account #

(d)	Bank of America Account #s

(e)	Bank of Colorado Account #

(f)	Bank of Hawaii Account #s

(g)	Bank One Account #s

(h)	BB&T-Virginia Account #

(i)	Carolina Bank Account #

(j)	Centura Bank Account #

(k)	Chase Bank of Texas Account #

(l)	Citizens Bank Account #s

(m)	Citywide Bank Account #

(n)	Comerica Bank Account #

(o)	Community Bank Account #

(p)	First Citizens Bank Account #s

(q)	First Midwest Bank Account #

(r)	Fleet Bank Account #s

(s)	Frontenac Bank Account #

(t)	Glen Falls National Bank Account #

(u)	HSBC Account #s

(v)	Key Bank Account #

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(w)	National City Bank Account #s

(x)	PNC Bank Account #

(y)	Southeast National Bank Account #

(z)	Southtrust Bank of GA Account #

(aa)	Sun Trust Bank Account #

(bb)	Union Planters National Account #

(cc)	Wachovia Account #s

(dd)	Wells Fargo Account #s

(ee)	Westsound Bank Account #s

(ff)	Whitney National Bank Account #

(gg)	J.P. Morgan Chase Bank Account #

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SCHEDULE 6.1(L)

Bailees/Consignees/Warehouse

Collateral located at each consignee location set forth in the following distributor/consignment/warehouse agreements and such other distribution/consignment/warehouse agreements entered into from time to time:

1.	Distributor Consignment Agreement between Lehigh Safety Supply Co. and Lehigh Safety Shoe Co. LLC dated July 1, 1978

2.	Distributor Consignment Agreement between Vallen Safety Supply Co. and Lehigh Safety Shoe Co. LLC dated May 11, 1994

3.	Amended and Restated Distributor Agreement between Maryland Industrial, Inc. and Lehigh Safety Shoe Co. LLC dated January 5, 2002, as amended

4.	Distributor Consignment Agreement between Atlas Safety Equipment Company, Inc. and Lehigh Safety Shoe Co. LLC dated May 15, 2001

5.	Industrial Consignment Agreement between Butler Manufacturing Company and Lehigh Safety Shoe Co. LLC dated February 14, 2003

6.	Industrial Consignment Agreement between Fairmont Supply Company, Inc. and Lehigh Safety Shoe Co. LLC dated February 25, 2002

7.	Distributor Consignment Agreement between Fastenal Company and Lehigh Safety Shoe Co. LLC dated October 20, 2003

8.	Distributor Consignment Agreement between Footwear Specialties International, LLC and Lehigh Safety Shoe Co. LLC dated February 24, 2004

9.	Industrial Consignment Agreement between General Dynamic/Electric Boat and Lehigh Safety Shoe Co. LLC dated April 4, 2001

10.	Distributor Consignment Agreement between General Fire and Safety Equipment Company of Omaha, Inc. and Lehigh Safety Shoe Co. LLC dated February 20, 2003

11.	Distributor Consignment Agreement between Global Trading Inc. of Miami and Lehigh Safety Shoe Co. LLC dated March 1, 2004

12.	Distributor Consignment Agreement between Industrial Safety Equipment Company Limited and Lehigh Safety Shoe Co. LLC dated February 2, 2004

13.	Distributor Consignment Agreement between Albert V. Januzzi Footwear, Inc. and Lehigh Safety Shoe Co. LLC dated January 5, 1994

14.	Distributor Consignment Agreement between Magid Glove and Safety Manufacturing Co., LLC. and Lehigh Safety Shoe Co. LLC dated November 1, 1999

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15.	Distributor Consignment Agreement between Mettam Safety Supply, Inc. and Lehigh Safety Shoe Co. LLC dated January 22, 2002

16.	Industrial Consignment Agreement between Milliken & Company and Lehigh Safety Shoe Co. LLC dated March 7, 2002

17.
Industrial Consignment Agreement and Norfolk Naval Shipyard Co-operative Association Portsmouth, Virginia 23709-5000 Safety Shoe Consignment Agreement between Norfolk Navy Shipyard Co-operative Association and Lehigh Safety Shoe Co. LLC dated August 1, 1998

18.	Industrial Consignment Agreement between ORR Safety Corporation and Lehigh Safety Shoe Co. LLC dated April 13, 2004

19.	Industrial Consignment Agreement between J. T. Ryerson & Son Steel and Lehigh Safety Shoe Co. LLC dated May 14, 2001

20.	Industrial Consignment Agreement between Safety Footwear Distributors, LLC and Lehigh Safety Shoe Co. LLC dated December 16, 2002

21.	Distributor Consignment Agreement between Safety Source, Inc. and Lehigh Safety Shoe Co. LLC dated December 1, 1995

22.	Distributor Consignment Agreement between Workshoe Outlet II Inc. (d/b/a Safety Source, Inc.) and Lehigh Safety Shoe Co. LLC dated December 1, 2000

23.	Distributor Consignment Agreement between Workshoe Outlet II Inc. and Lehigh Safety Shoe Co. LLC dated December 1, 2000

24.	Distributor Consignment Agreement between Safety - West, Inc. and Lehigh Safety Shoe Co. LLC dated November 1, 1999

25.	Distributor Consignment Agreement between Safety Zone, Inc. and Lehigh Safety Shoe Co. LLC dated May 14, 2002

26.	Distributor Consignment Agreement between Shoes Ltd. and Lehigh Safety Shoe Co. LLC dated January 15, 1999

27.	Industrial Consignment Agreement between Sullivan-Brough, Inc. d/b/a Safetywear Division and Lehigh Safety Shoe Co. LLC dated August 11, 2004

28.	Industrial Consignment Agreement between Texas Instruments and Lehigh Safety Shoe Co. LLC dated June 1, 2000

29.	Industrial Consignment Agreement between United Defense LP, Steel Products Division and Lehigh Safety Shoe Co. LLC dated April 26, 2001

30.	Distributor Consignment Agreement between Workforce Outfitters, Inc. and Lehigh Safety Shoe Co. LLC dated December 6, 2001

31.	Warehouse and Fulfillment Services Agreement among Kane Distribution, EJ Footwear, Lehigh Safety Shoe Co. LLC and Georgia Boot dated April 18, 2002, as amended

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SCHEDULE 6.1(Q)
Names and Locations

Name(s) / State of Incorporation / Organizational ID Number	Acquisitions	Principal Place of Business and Location of Books and Records	Other Offices And Locations of Collateral
Rocky Shoes & Boots, Inc. Ohio 821674	Purchase of certain assets from Gates-Mills, Inc. on 04/15/03	39 East Canal Street Nelsonville, Ohio 45764 (owned)
564 Weber Street North
Unit 4
Waterloo, Ontario Canada, N2L5C6

Rocky Outdoor Gear
Room 1303
Hua Kai Commercial Bldg.
Sheng He Road, Nancheng
Dongguan City, Guangdong
China  523071

37601 Rocky Boots Way
Logan, Ohio 43138
(owned warehouse)

45 East Canal Street Nelsonville, Ohio 45764
(leased factory outlet store)

203 Main Street
Edgefield, SC  29824 (leased factory outlet store)

Lifestyle Footwear, Inc. Delaware 2109896	None	Road 125 KM 3.8 BO Pueblo Industrial Park, Moca, PR 00676-0728 (leased manufacturing facility and office) Books and Records: 39 East Canal Street Nelsonville, Ohio 45764	None

EJ Footwear LLC Delaware 3182823 Also does business as Empire, Barclay, and Long Haul	None	381 Riverside Drive Suite 300 Franklin, TN 37064 Leased office	235 Noah Drive Franklin, TN 37064 120 Plaza Dr. Vestal, NY 901 Franklin Street E Endicott, NY 13761 103 Southeast Parkway Franklin, TN 37064

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Name(s) / State of Incorporation / Organizational ID Number	Acquisitions	Principal Place of Business and Location of Books and Records	Other Offices And Locations of Collateral
Georgia Boot LLC Delaware 3182983 Also does business as Durango, Georgia Boot, Long Haul, Northlake	None	235 Noah Drive Franklin, TN 37064 Leased office	381 Riverside Drive Suite 300 Franklin, TN 37064

HM Lehigh Safety Shoe Co. LLC Delaware 3182826	None	120 Plaza Dr. Vestal, NY Leased office	381 Riverside Drive Suite 300 Franklin, TN 37064

Lehigh Safety Shoe Co. LLC Delaware 3182836 Also does business as Lehigh Safety Shoe Company	None	120 Plaza Dr. Vestal, NY Leased office	381 Riverside Drive Suite 300 Franklin, TN 37064 See Schedule 4.1(Q) F.2 for leased retail store locations

Lehigh Safety Shoe Properties LLC Delaware 3182837	None	120 Plaza Dr. Vestal, NY Leased office	381 Riverside Drive Suite 300 Franklin, TN 37064

Georgia Boot Properties LLC Delaware 3182831	None	235 Noah Drive Franklin, TN 37064 Leased office	381 Riverside Drive Suite 300 Franklin, TN 37064

Durango Boot Company LLC Delaware 3182977	None	235 Noah Drive Franklin, TN 37064 Leased office	381 Riverside Drive Suite 300 Franklin, TN 37064

Northlake Boot Company LLC Delaware 3182992	None	235 Noah Drive Franklin, TN 37064 Leased office	381 Riverside Drive Suite 300 Franklin, TN 37064

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